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Exhibit 10.1

SEVENTH OMNIBUS AMENDMENT TO
FOURTH AMENDED AND RESTATED RECEIVABLES
FUNDING AND ADMINISTRATION AGREEMENT
AND
THIRD AMENDED AND RESTATED RECEIVABLES
SALE AND SERVICING AGREEMENT

This SEVENTH OMNIBUS AMENDMENT (this “Amendment”), dated as of November 3, 2016, is entered into by and among SIT FUNDING CORPORATION (the “Borrower”), SYNNEX CORPORATION (“Synnex”), individually and in its capacity as Servicer and an Originator, HYVE SOLUTIONS CORPORATION (“Hyve”), in its capacity as an Originator, SYNNEX CANADA LIMITED/SYNNEX CANADA LIMITÉE (“Synnex Canada”), in its capacity as an Originator, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent for the Committed Lenders and Discretionary Lenders (in such capacity, the “Administrative Agent”), and the MANAGING AGENTS, COMMITTED LENDERS and DISCRETIONARY LENDERS listed on the signature pages hereto, and is the (i) FOURTEENTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT (as described below) and (ii) THIRTEENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT (as described below).
RECITALS
A.    WHEREAS, the Borrower, the Administrative Agent and each of the Managing Agents, Committed Lenders and Discretionary Lenders party thereto are parties to that certain Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 12, 2010 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “RFA”);
B.    WHEREAS, each of the persons signatory thereto from time to time as Originators, Synnex, in its capacity as servicer thereunder, and the Borrower, as buyer, are parties to that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “SSA”); and
C.    WHEREAS, the Borrower, the Administrative Agent and the Requisite Lenders desire to amend and modify certain terms of the RFA as hereinafter set forth and the Borrower, Synnex, Hyve, Synnex Canada and the Administrative Agent desire to amend and modify certain terms of the SSA, and to make certain other changes to the RFA, the SSA and the Related Documents, as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Certain Defined Terms. Capitalized terms that are used herein without definition shall have the same meanings herein as in Annex X to SSA and RFA.

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

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2.    Amendments to the RFA. The parties to the RFA hereby agree that the RFA is amended in its entirety in the form attached as Schedule 1 hereto.
3.    Amendments to the SSA. The parties to the SSA hereby agree that the SSA is amended in its entirety in the form attached as Schedule 2 hereto.
4.    Amendments to Annex X to the SSA and the RFA. The parties to the RFA and the SSA hereby agree that Annex X to the SSA and the RFA is amended in its entirety in the form attached as Schedule 3 hereto.
5.    Representations and Warranties. Each of Synnex, Hyve, Synnex Canada and the Borrower represents and warrants for itself as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment that has not already been obtained.
(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to such Person.
(e)    Immediately after giving effect to this Amendment, (i) the representations and warranties of the Borrower set forth in the RFA and the representations and warranties of Synnex, Hyve and Synnex Canada set forth in the SSA shall be true and correct (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case, such representations and warranties shall be true and correct as of such other date), (ii) no Termination Event, Incipient Termination Event, Servicer Termination Event or Incipient Servicer Termination Event shall have occurred and be continuing, (iii) no Funding Excess exists and (iv) the Facility Termination Date has not occurred.
6.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the RFA and the SSA shall remain in full force and effect. After this Amendment becomes effective, all references in the RFA and the SSA to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the RFA or the SSA, as applicable, shall be deemed to be references to the RFA and the SSA as amended by this Amendment. This Amendment shall

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not be deemed to expressly or impliedly waive, amend or supplement any provision of the RFA or the SSA other than as set forth herein.
7.    Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of the following (the “Effective Date”):
(a)    counterparts of this Amendment, executed by each of the parties hereto;
(b)    counterparts of that certain Assignment, Assumption and Resignation Agreement, dated on or about the date hereof, executed by each of the parties thereto;
(c)    counterparts of that certain Second Amended and Restated Fee Letter, dated on or about the date hereof, executed by each of the parties thereto, and receipt from the
(d)    counterparts of that certain acknowledgement letter relating to the Third Amended and Restated Intercreditor Agreement, dated on or about the date hereof, executed by each of the parties thereto;
(e)    counterparts of that certain acknowledgement letter relating to the Fourth Amended and Restated Intercreditor Agreement, dated on or about the date hereof, executed by each of the parties thereto;
(f)    counterparts of (x) that certain Assignment of Rights Letter (Concentration Accounts, Collection Accounts and Lockboxes), (y) that certain Assignment of Rights Letter (Accrual Account), and (z) that certain Assignment of Rights Letter (Borrower Account), each dated on or about the date hereof, executed by each of the parties thereto;
(g)    counterparts of that certain Power of Attorney, dated on or about the date hereof, executed by Synnex in favor of the Administrative Agent;
(h)    counterparts of that certain Power of Attorney, dated on or about the date hereof, executed by the Borrower in favor of the Administrative Agent;
(i)    counterparts of that certain Joinder Agreement, dated on or about the date hereof, executed by the Borrower, Synnex and Synnex Canada;
(j)    counterparts of that certain Originator Support Agreement, dated on or about the date hereof, executed by Synnex in favor of the Borrower;
(k)    counterparts of that certain Receivables Assignment, dated on or about the date hereof, executed by the Borrower and Synnex Canada;
(l)    counterparts of that certain Subordinated Note, dated on or about the date hereof, executed by the Borrower in favor of Synnex Canada;
(m)    such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrower, Hyve, Synnex

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Canada and Synnex and the authorization of this Amendment, all in form and substance satisfactory to the Administrative Agent;
(n)    searches of Uniform Commercial Code filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Administrative Agent’s security interest on behalf of the Secured Parties in the Transferred Receivables, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist (other than for the benefit of the Secured Parties), or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate or assign all security interests and other rights of any Person in any Transferred Assets previously granted;
(o)    duly authorized Uniform Commercial Code financing statements, and any amendments thereto, for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest on behalf of the Secured Parties in the Transferred Assets;
(p)    favorable opinions of Pillsbury Winthrop Shaw Pittman LLP, legal counsel for the Borrower, Hyve, Synnex Canada and Synnex, addressing certain corporate, enforceability and security interest matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent; and
(q)    favorable opinions of Gowling WLG (Canada) LLP, Ontario, legal counsel for the Borrower, Hyve, Synnex Canada and Synnex, addressing certain corporate matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent.
8.    Synnex Canada Effective Date. Notwithstanding anything contained herein to the contrary, the parties hereto agree that, until the occurrence of the Synnex Canada Effective Date (as defined in the RFA, as amended by this Amendment), Synnex Canada shall have no obligations or duties under the SSA, the RFA or the other Related Documents and shall not be deemed a “party” under the SSA or the other Related Documents; provided that upon the Servicer delivering written notice to the Administrative Agent, prior to the occurrence of the Synnex Canada Effective Date, stating that Synnex Canada will be removed as a potential Originator under the Related Documents, Synnex Canada shall (x) have no further obligations or duties under this Agreement or any other Related Document and (y) immediately cease to be a party to this Agreement and each other Related Document in any capacity or respect.
9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
10.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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11.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
12.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the RFA or the SSA or any provision hereof or thereof.
13.    Related Document. This Amendment is a Related Document and all references to a “Related Document” in the RFA, SSA and the other Related Documents (including, without limitation, all such references in the representations and warranties in the RFA, SSA and the other Related Documents) shall be deemed to include this Amendment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
SIT FUNDING CORPORATION, as the Borrower

By:_/s/ Simon Y. Leung_______________
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel & Corporate Secretary

SYNNEX CORPORATION, individually and as Servicer and as an Originator

By:_/s/ Simon Y. Leung_______________
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel & Corporate Secretary

HYVE SOLUTIONS CORPORATION, as an Originator

By:_/s/ Simon Y. Leung_______________
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel & Corporate Secretary

SYNNEX CANADA LIMITED/SYNNEX CANADA LIMITÉE, as an Originator

By:_/s/ Simon Y. Leung_______________
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel & Corporate Secretary

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrator for Gotham Funding Corporation, as Managing Agent for the MUFG Lender Group and as the MUFG Committed Lender

By:_/s/ Richard Gregory Hurst___________
Name:     Richard Gregory Hurst
Title:    Managing Director

GOTHAM FUNDING CORPORATION, as the MUFG Discretionary Lender

By:_/s/ David V. DeAngelis______________
Name:    David V. DeAngelis
Title:    Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent

By:_/s/ Richard Gregory Hurst___________
Name:     Richard Gregory Hurst
Title:    Managing Director

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THE BANK OF NOVA SCOTIA, as Administrator for Liberty Street Funding LLC, as Managing Agent for the BNS Lender Group and as the BNS Committed Lender

By:_/s/ Winston Lua___________________
Name:     Winston Lua
Title:    Director

LIBERTY STREET FUNDING LLC, as the BNS Discretionary Lender

By:__/s/ Jill A. Russo_________________
Name:    Jill A. Russo
Title:    Vice President

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SMBC NIKKO SECURITIES AMERICA, INC., as Administrator for Manhattan Asset Funding Company LLC and as Managing Agent for the SMBC Lender Group

By:_/s/ Yukimi Konno____________________
Name:    Yukimi Konno
Title:    Managing Director

SUMITOMO MITSUI BANKING CORPORATION, as the SMBC Committed Lender

By:__/s/ Yasufumi Morita__________________
Name:    Yasufumi Morita
Title:    Director

MANHATTAN ASSET FUNDING COMPANY LLC, as the SMBC Discretionary Lender

By:    MAF Receivables Corp., its sole member
By:__/s/ Denise Veidt____________________
Name:    Denise Veidt
Title:    Vice President

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BANK OF AMERICA, N.A., as Managing Agent for the BANA Lender Group and as the BANA Committed Lender

By:__/s/ Christopher Haynes______________
Name:     Christopher Haynes
Title:    Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent for the Wells Lender Group and as the Wells Committed Lender

By:_/s/ Michael J. Landry__________________
Name:     Michael J. Landry
Title:    Vice President

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SCHEDULE 1
FOURTH AMENDED AND RESTATED
RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT

Dated as of November 12, 2010

by and among

SIT FUNDING CORPORATION,

as Borrower,

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,

as a Lender and as Administrative Agent

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(continued)

-ii-

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EXHIBITS

Exhibit 2.01(a)(ii)	Form of Revolving Note
Exhibit 2.02(a)	Form of Facility Limit Reduction Notice
Exhibit 2.02(b)	Form of Facility Termination Notice
Exhibit 2.02(c)(i)	Form of Facility Limit Increase Notice
Exhibit 2.02(c)(viii)	Form of Accordion Confirmation
Exhibit 2.03(a)	Form of Borrowing Request
Exhibit 2.03(h)	Form of Repayment Notice
Exhibit 5.02(b)	Form of Borrowing Base Certificate
Exhibit 9.03	Form of Power of Attorney
Exhibit 12.02(b)	Form of Assignment Agreement
Exhibit A	Credit and Collection Policy

Schedule 1.01	Commitments
Schedule 4.01(b)	Jurisdiction of Organization/Organizational Number; Executive Offices; Collateral Locations; Corporate or Other Names

Schedule 4.01(i)	Tax Matters/Borrower
Schedule 4.01(q)	Accounts
Schedule 5.01(b)	Trade Names/Borrower
Schedule 5.03(b)	Existing Liens
Schedule 12.01	Notice Information

Annex 5.02(a)	Reporting Requirements of the Borrower (including Forms of Monthly Report, Weekly Report and Daily Report)

Annex W	Administrative Agent’s Account/Lenders’ Accounts
Annex X	Definitions and Interpretations
Annex Y	[Reserved]
Annex Z	Special Obligor Approval Notice

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THIS FOURTH AMENDED AND RESTATED RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) (a) is entered into as of November 12, 2010 by and among SIT FUNDING CORPORATION, a Delaware corporation (the “Borrower”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (in its individual capacity, “MUFG”), as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), the Committed Lenders and Discretionary Lenders from time to time party hereto (collectively, the “Lenders”), the Administrators from time to time party hereto (the “Administrators”) and the Managing Agents from time to time party hereto (the “Managing Agents”), and (b) amends and restates that certain Third Amended and Restated Receivables Funding and Administration Agreement, dated January 23, 2009, among the Borrower, as borrower, the financial institutions signatory thereto as lenders, and Bank of America, N.A. (“BofA”), as a lender, and as administrative agent (as heretofore amended, restated, supplemented and modified, the “Existing Receivables Purchase Agreement”).
RECITALS
A.    The Borrower is a special purpose corporation, the sole shareholder of which is Parent.
B.    The Borrower has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Originators party to the Sale Agreement.
C.    The Borrower intends to fund its purchases of the Receivables, in part, by borrowing Advances and pledging all of its right, title and interest in and to the Receivables as security therefor, and, subject to the terms and conditions hereof, the Lenders intend to make such Advances from time to time, as described herein.
D.    BofA, YC SUSI Trust, BNS and Liberty Street have entered into that certain Assignment and Acceptance Agreement (the “BofA/BNS Assignment and Acceptance Agreement”), dated as of the date hereof, pursuant to which (i) BofA has assigned to BNS certain of its rights as Committed Lender and all of its rights as Administrative Agent and (ii) YC SUSI Trust has assigned to Liberty Street certain of its rights as Discretionary Lender, in each case under the Existing Receivables Purchase Agreement and other Related Documents (as defined in the Existing Receivables Purchase Agreement).

E.     BofA, YC SUSI Trust, PNC Capital Markets LLC (“PNC”) and Market Street Funding LLC have entered into that certain Assignment and Acceptance Agreement (the “BofA/PNC Assignment and Acceptance Agreement”), dated as of the date hereof, pursuant to which (i) BofA has assigned to PNC certain of its rights as Committed Lender and (ii) YC SUSI has assigned certain of its rights as Discretionary Lender, in each case, under the Existing Receivables Purchase Agreement and other Related Documents (as defined in the Existing Receivables Purchase Agreement).

F.    Sumitomo Mitsui Banking Corporation (“SMBC”), Manhattan Asset Funding Corporation (“MAFC”), BNS and Liberty Street have entered into that certain Assignment

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and Acceptance Agreement (the “SMBC/BNS Assignment and Acceptance Agreement”), dated as of the date hereof, pursuant to which (i) SMBC has assigned to BNS all of its rights as Committed Lender and (ii) MAFC has assigned all of its rights as Discretionary Lender, in each case, under the Existing Receivables Purchase Agreement and other Related Documents (as defined in the Existing Receivables Purchase Agreement).

G.    BNS, Liberty Street, PNC, SMBC, MAFC, SMBC Nikko Securities America, Inc. (“SMBC Nikko”), MUFG, Gotham Funding Corporation (“Gotham”), Wells Fargo Bank, National Association (“Wells Fargo”), Bank of America, N.A. (“BANA”) and the Borrower have entered into that certain Assignment, Assumption and Resignation Agreement, dated as of the 2016 Effective Date, pursuant to which (i) BNS has assigned to MUFG all of its rights as Administrative Agent, (ii) MUFG, Wells Fargo and BANA have joined the Funding Agreement as Committed Lenders, (iii) Gotham has joined the Funding Agreement as a Discretionary Lender and (iv) PNC has assigned all of its rights as Committed Lender to the other Committed Lenders party thereto.

H.    The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Lenders in connection with the making and financing of such Advances.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01.    Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.
Section 1.02.    Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.
Section 1.03.    Amendment and Restatement. Upon the satisfaction or waiver of the conditions precedent set forth herein, (a) the terms and provisions of the Existing Receivables Purchase Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the Existing Receivables Purchase Agreement in any of the Related Documents or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Existing Receivables Purchase Agreement or the obligations and liabilities existing thereunder, (c) the commitment of each “Committed Purchaser” (as defined in the Existing Receivables Purchase

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Agreement) that is a party to the Existing Receivables Purchase Agreement shall, on the Effective Date, automatically be deemed restated or terminated and the only Commitments shall be those hereunder, (d) with respect to any date or time period occurring and ending prior to the Effective Date, the rights and obligations of the parties to the Existing Receivables Purchase Agreement shall be governed by the Existing Receivables Purchase Agreement and the other Related Documents (as defined therein), and (e) with respect to any date or time period occurring and ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Related Documents (as defined herein).
ARTICLE II
AMOUNTS AND TERMS OF ADVANCES
Section 2.01.    Advances.
(a)    Advances. (i) From and after the Effective Date and until the Facility Termination Date and subject to the terms and conditions hereof, each Lender (other than the Discretionary Lenders) severally agrees to make its Pro Rata Share of advances (each such advance hereunder, an “Advance”) to the Borrower from time to time, subject to Section 2.01(c). The Outstanding Principal Amount of all Advances shall not at any time exceed the Facility Limit and the Outstanding Principal Amount of Advances made by each Lender shall not exceed such Lender’s Pro Rata Share of the Facility Limit. The Outstanding Principal Amount of Advances made by each Lender Group shall not exceed the aggregate Pro Rata Share (of the Committed Lenders in such Lender Group) of the Facility Limit. Except to the extent provided in Section 2.06(c), no Lender shall make any Advances if, after giving effect thereto, a Funding Excess would exist. The Borrower may from time to time borrow, repay and reborrow Advances hereunder on the terms and conditions set forth herein.
(ii)    The Borrower shall execute and deliver to each Lender that makes a request therefor, a note to evidence the Advances which may be made hereunder from time to time by such Lender. Each such note shall be (x) in the principal amount of the Pro Rata Share of the Facility Limit of the applicable Lender (or, in the case of a Discretionary Lender, in the principal amount of the aggregate Pro Rata Share (of the Committed Lenders in such Discretionary Lender’s Lender Group) of the Facility Limit), (y) dated as of the date of issuance thereof, and (z) substantially in the form of Exhibit 2.01(a)(ii) (each, a “Revolving Note”). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of the applicable Lender’s portion of the aggregate Outstanding Principal Amount made to the Borrower, together with interest thereon as prescribed in Section 2.06. The Outstanding Principal Amount of Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Facility Termination Date.
(b)    Reserved.
(c)    Discretionary Lenders. Notwithstanding anything in this Agreement or any Related Document to the contrary, no Discretionary Lender shall have any commitment hereunder

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and may fund Advances hereunder solely in its own discretion. If a Discretionary Lender does not elect to fund an Advance, the related Committed Lenders in such Discretionary Lender’s Lender Group shall fund in its stead subject to the conditions set forth herein. While it is the intent of each Discretionary Lender to fund each requested Advance through the issuance of Commercial Paper, the parties acknowledge that if any such Discretionary Lender is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of the Advances, or is unable to repay such Commercial Paper upon the maturity thereof, such Discretionary Lender may put all or any portion of its Advances to its Program Support Providers at any time pursuant to the Program Support Agreement or to its Committed Lenders pursuant to Article XIII.
Section 2.02.    Optional Changes in Facility Limit.
(a)    Partial Reduction of Facility Limit. So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, not more than twice during each calendar year, permanently reduce in part the Facility Limit; provided that (i) the Borrower shall give ten Business Days’ prior written notice of any such reduction to the Administrative Agent and each Managing Agent substantially in the form of Exhibit 2.02(a) (each such notice, a “Facility Limit Reduction Notice”), (ii) any such partial reduction of the Facility Limit shall be in a minimum amount of $5,000,000 or an integral multiple thereof, and (iii) no such partial reduction shall reduce the Facility Limit below the greater of (x) the Outstanding Principal Amount at such time and (y) $200,000,000. Any such partial reduction in the Facility Limit shall result in a reduction in each Committed Lender’s Commitment in an amount equal to such Committed Lender’s Pro Rata Share of the amount by which the Aggregate Commitment is being reduced. Notwithstanding the foregoing, any such reduction at any time that an Accordion Commitment is in effect shall be deemed to first, temporarily reduce the Accordion Facility Limit then in effect by reducing the Accordion Commitment of each Lender Group with an Accordion Commitment in an amount equal to such Lender Group’s Accordion Pro Rata Share of the amount by which the Accordion Facility Limit is being reduced until such Accordion Facility Limit equals $0 and second, permanently reduce the Non-Accordion Facility Limit then in effect by reducing each Committed Lender’s Commitment in accordance with this clause (a)
(b)    Facility Termination. The Borrower may, at any time, on at least 30 days’ prior written notice by the Borrower to the Administrative Agent and each Managing Agent, terminate the facility provided in this Article II by irrevocably reducing the Facility Limit to zero; provided that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the “Facility Termination Notice”), (ii) the Borrower shall reduce the aggregate outstanding amount of Advances to zero, and make all payments required by Section 2.03(h) at the time and in the manner specified therein and (iii) the Borrower shall pay any amounts owed under Section 2.02(d) in connection therewith. Upon such termination, the Borrower’s right to request that any Lender make Advances hereunder shall in each case simultaneously terminate and the Facility Termination Date shall automatically occur.
(c)    Increases to Facility Limit. (i) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, once per quarter, during any calendar quarter of each year request that one or more Lender Groups increase their respective Commitments then in effect; provided that (A) the Borrower shall submit such request

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to the Administrative Agent and each Managing Agent of the Lender Group being requested to increase its Commitment substantially in the form of Exhibit 2.02(c)(i) (each such request, a “Facility Limit Increase Request”), (B) each Facility Limit Increase Request shall specify (1) the date on which the Borrower requests an increase to the Facility Limit of each applicable Lender Group, which date may not be earlier than ten Business Days from the date each Facility Limit Increase Request is delivered to the Administrative Agent and applicable Managing Agent (each such date, a “Facility Limit Increase Date”), (2) the amount of any such increase of the Facility Limit, which shall be in a minimum amount of $25,000,000 or an integral multiple thereof, and (3) the name of each Lender Group to which such request is being made, provided that if the requested increase is greater than $25,000,000, the request shall be deemed to have been made to each Lender Group ratably according to each Lender's Pro Rata Share of the Non-Accordion Facility Limit; provided further that no Lender Group shall be offered a $25,000,000 increase more than once in any three consecutive quarters during which such an increase is requested unless each other Managing Agent (on behalf of each other related Lender Group) has refused to consent to such Facility Limit Increase Request and (C) after giving effect to any such increase, the Facility Limit shall not exceed the sum of (1) the Non-Accordion Facility Limit then in effect and (2) $120,000,000, without the prior written consent of all Managing Agents.
(ii)    Each Managing Agent (on behalf of its related Lender Group) shall, in its sole discretion, make a determination whether or not to grant any request to increase its Lender Group’s Commitment under this clause (c) and shall notify the Borrower and the Administrative Agent in writing of such determination on or before the requested Facility Limit Increase Date; provided that if any Managing Agent fails to so notify the Administrative Agent, the Lenders in its Lender Group shall be deemed to have refused to consent to such Facility Limit Increase Request.
(iii)    The Borrower’s request for the increases in the respective Commitments of the Lender Groups shall be ratable with respect to each such Lender Group (according to the then existing Commitments of all such Lender Groups) in respect of any Facility Limit Increase Request greater than $25,000,000, and if Lender Groups holding less than 100% of the aggregate Commitments of all Lender Groups consent to such increase in their respective Commitment, the Borrower may request further increases in the Commitments of the Lender Groups who have consented (any such Lender Group, an “Increasing Lender Group”) (by written notice to the Managing Agents for the Increasing Lender Groups), on a ratable basis (based on the then existing Commitments of all such Increasing Lender Groups), unless otherwise consented to in writing by all of the Managing Agents for such Increasing Lender Groups and at the sole discretion of the Managing Agents for each such Increasing Lender Group.
(iv)    Notwithstanding anything herein to the contrary, (A) to the extent that the Outstanding Principal Amount of all Advances is at any time equal to or less than the Non-Accordion Facility Limit, all Advances shall be made during such time ratably according to each Lender’s Pro Rata Share of the Non-Accordion Facility Limit prior to giving effect to any increases under this clause (c) and (B) so long as the Outstanding Principal Amount of all Advances is greater than the Non-Accordion Facility Limit, all

Confidential Treatment Requested

Advances with respect to the Accordion Facility Limit shall be made ratably according to each Lender’s Accordion Pro Rata Share of the Accordion Facility Limit.
(v)    On any date of determination, if the aggregate Accordion Advanced Amount is greater than zero after giving effect to any reduction pursuant to clause (a), the Borrower shall immediately pay to each Managing Agent of an Increasing Lender Group, for the benefit of the related Lenders, an amount to be applied to reduce such Lender’s Accordion Advanced Amount (ratably, according to each such Lender’s Accordion Advanced Amount), such that after giving effect to such payment, the aggregate Accordion Advanced Amount does not exceed the Accordion Facility Limit then in effect.
(vi)    The Borrower’s request for the increases with respect to Commitments of any single Lender Group in respect of any Facility Limit Increase Request for $25,000,000 shall be a non-pro rata increase to the Commitment of such Lender Group if such Lender Group consents to such request.
(vii)    The Accordion Facility Limit may be increased in accordance with this clause (c) and subsequently reduced in accordance with clause (a) above, in each case, subject to the minimum and maximum amounts, timeframes and limits set forth herein and therein.
(viii)    The Borrower shall (and shall cause the Servicer to) deliver all documents, instruments, reports, opinions and agreements as the Administrative Agent and any Managing Agent may reasonably request in connection with making a determination as to whether or not to grant any request under this clause (c), including, on or prior to the effectiveness of any increase pursuant to this clause (c), a confirmation regarding such increase for each Increasing Lender Group, substantially in the form of Exhibit 2.02(c)(viii) (each, an “Accordion Confirmation”) and executed by the Borrower, the Servicer, the Administrative Agent and the Managing Agent for each such Increasing Lender Group, an executed copy of which shall be circulated to each Managing Agent by the Administrative Agent.
(d)    Notices. Each Facility Termination Notice and Facility Limit Reduction Notice shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Managing Agents not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Managing Agents after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each Facility Termination Notice or Facility Limit Reduction Notice shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Facility Limit.
(e)    Increase in Non-Accordion Facility Limit.
(i)    So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, at any time after the Synnex Canada Effective Date, request that one or more Lender Groups increase their respective

Confidential Treatment Requested

Commitments then in effect; provided that (A) the Borrower shall submit such request to the Administrative Agent and each Managing Agent of the Lender Group being requested to increase its Commitment and such request shall specify (1) the date on which the Borrower requests an increase to the Non-Accordion Facility Limit of each applicable Lender Group, which date may not be earlier than ten Business Days from the date such request is delivered to the applicable Managing Agent, (2) the amount of any such increase of the Non-Accordion Facility Limit and (3) the name of each Lender Group to which such request is being made, and (B) after giving effect to any such increase, the Non-Accordion Facility Limit shall not exceed $650,000,000.
(ii)    Each Managing Agent (on behalf of its related Lender Group) shall, in its sole discretion, make a determination whether or not to grant any request to increase its Lender Group’s Commitment under this clause (e) and shall notify the Borrower and the Administrative Agent in writing of such determination on or before the requested date of such increase; provided that if any Managing Agent fails to so notify the Administrative Agent, the Lenders in its Lender Group shall be deemed to have refused to consent to such increase request.
(iii)    The Borrower shall pay all fees payable to each Lender that is increasing its Commitment pursuant to clauses (i) and (ii) above in accordance with the Fee Letter.
Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may in its sole and absolute discretion, unconditionally and without cause, decline to increase its Commitment.
Upon the effectiveness of any increase pursuant to this clause (e), the Administrative Agent will reallocate the outstanding Advances hereunder such that, after giving effect thereto, the ratio of each Lender’s share of outstanding Advances to its share of Commitments will be such Lender’s Pro Rata Share (after giving effect to the increase in the Aggregate Commitment pursuant to this clause (e)).  In connection with any such reallocation of the outstanding Advances, (x) the Administrative Agent will give advance notice to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (y) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Advances being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Advances.  In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower shall pay all interest due on the amount repaid to the date of repayment on the immediately following Settlement Date.

Confidential Treatment Requested

Section 2.03.    Procedures for Making Advances.
(a)    Borrowing Requests. Except as provided in Section 2.06(c), each Borrowing shall be made upon notice by the Borrower to the Administrative Agent (with a copy to each Managing Agent) in the manner provided herein. Any such notice must be in writing and received no later than 3:00 p.m. (New York time) on the Business Day preceding the Business Day of the proposed Advance Date set forth therein. Each such notice (a “Borrowing Request”) shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested Borrowing (which shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess of $1,000,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be required by the Lenders and the Administrative Agent. Each Borrowing Request shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify each Lender against any loss or expense incurred by such Lender, either directly or indirectly (including, in the case of any Conduit Lender, through a Program Support Agreement) as a result of any failure by the Borrower to complete such borrowing, including any loss (including loss of profit) or expense incurred by the Administrative Agent, any Managing Agent or any Lender, either directly or indirectly (including, in the case of any Conduit Lender, pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Lender (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such borrowing.
(b)    Advances; Payments. The Administrative Agent shall, promptly after receipt of a Borrowing Request and in any event prior to 4:00 p.m. (New York time) on the date such Borrowing Request is deemed received, by telecopy, telephone or other similar form of communication notify each Managing Agent of its receipt of such Borrowing Request, and the applicable Lenders shall make the amount of such applicable Advance available to the Administrative Agent in same day funds by wire transfer to the Agent Account not later than 3:00 p.m. (New York time) on the requested Advance Date. After receipt of such wire transfers (or, in the Administrative Agent’s sole discretion in accordance with Section 2.03(c), before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make available to the Borrower by deposit into the Borrower Account on the Advance Date therefor, the amount of the requested Borrowing.
(c)    Availability of Lenders’ Advances. The Administrative Agent may assume that each Lender will make its Pro Rata Share of each Borrowing of Advances available to the Administrative Agent on each Advance Date. If the Administrative Agent has made available to the Borrower such Lender’s Pro Rata Share of any such Borrowing but such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent. Nothing in this Section 2.03(c) or elsewhere in this Agreement or the other Related Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to take any action that would

Confidential Treatment Requested

prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance from the date of such Advance to the date such Advance is reimbursed by the applicable Lender.
(d)    Return of Payments. (i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.
(ii)    If at any time any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Related Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.
(e)    Non-Funding Lenders. The failure of any Lender (each such Lender, a “Non-Funding Lender”) to make any Advance required to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Advance required to be made by it, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Related Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Related Document unless and until such Non-Funding Lender shall have cured in full its failures to make Advances hereunder.
(f)    [Reserved].
(g)    [Reserved].
(h)    Principal Repayments. The Borrower may repay outstanding Advances hereunder in part on any Settlement Date or in full at any time; provided that (i) the Borrower shall give not less than one Business Day’s prior written notice (provided that two Business Days’ prior written notice shall be required if the aggregate outstanding Advances being repaid equals or exceeds $100,000,000) of any such repayment to the Administrative Agent (with a copy to each Managing Agent) substantially in the form of Exhibit 2.03(h) (each such notice, a “Repayment Notice”), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested repayment and the proposed date of such repayment (which shall be a Business

Confidential Treatment Requested

Day), (iv) any such repayment shall be applied to the outstanding Advances, (v) each such repayment shall be deposited in the Agent Account and (vi) any such repayment must be accompanied by payment of (A) all interest accrued and unpaid on the portion of the outstanding principal balance of the Advances to be repaid through but excluding the date of such repayment and (B) the amounts required to be paid in accordance with Section 2.10, if any. Any such notice of repayment must be received by the Administrative Agent no later than 3:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed repayment; provided further that the foregoing requirements shall not apply to repayment of the outstanding principal amount of Advances as a result of the application of Collections pursuant to Section 2.08.
Section 2.04.    Pledge and Release of Transferred Receivables.
(a)    Pledge. The Borrower shall indicate in its Records that the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables for the benefit of the Secured Parties. The Borrower shall, and shall cause the Servicer to, hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Secured Parties in accordance with their interests hereunder. The Borrower hereby acknowledges that its retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Administrative Agent and in a custodial capacity for the Administrative Agent’s (on behalf of the Secured Parties) benefit only.
(b)    Repurchases of Transferred Receivables. If an Originator is required (or permitted) to repurchase Transferred Receivables from the Borrower pursuant to Section 4.04 of the Sale Agreement, upon payment by such Originator to the applicable Concentration Account of the applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Dollar Equivalent of the Outstanding Balance of such Transferred Receivable), the Administrative Agent on behalf of the Secured Parties shall release their liens on and security interests in the Transferred Receivables being so repurchased.
Section 2.05.    Facility Termination Date. Notwithstanding anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Facility Termination Date.
Section 2.06.    Interest, Charges.
(a)    From time to time, for purposes of determining the Interest Periods applicable to the different portions of the Outstanding Principal Amount funded by its Lender Group and of calculating Yield with respect thereto, each Managing Agent shall allocate the Outstanding Principal Amount allocable to its Lender Group to one or more tranches (each a “Portion of Advances”). At any time, each Portion of Advances shall have only one Interest Period and one Rate Type.
(b)    All outstanding Borrower Obligations shall bear interest at the Default Rate from the date of any Termination Event until such Termination Event is waived.

Confidential Treatment Requested

(c)    The Administrative Agent (acting at the direction of the Requisite Lenders) is authorized to charge to the Borrower as Advances and cause to be paid all Fees, Rating Agency fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Related Documents if and to the extent the Borrower fails to pay any such amounts as and when due, and any charges so made shall constitute part of the Outstanding Principal Amount hereunder even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base.
Section 2.07.    Fees.
(a)    On the 2016 Effective Date, the Borrower shall pay to the Agent Account, for the account of the Administrative Agent and the Lenders, as applicable, the fees set forth in the Fee Letter that are payable on the 2016 Effective Date.
(b)    From and after the Closing Date, as additional compensation for the Lenders, the Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, monthly in arrears, on each Settlement Date, the Facility Fee and the Program Fee by depositing such Facility Fee and Program Fee in the Agent Account. All computations of per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
(c)    On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor pursuant to Section 2.08.
Section 2.08.    Application of Collections; Time and Method of Payments.
(a)    Each Advance shall mature, and be payable, on the earlier of (i) the date funds are allocated to such Advance pursuant to clause (iv)(A) or (v) of subsection (c) below (and in such case only to the extent of the funds so allocated), and (ii) the Facility Termination Date (in which case such Advance shall be payable in full).
(b)    On each Business Day, the Borrower (or the Servicer on its behalf) shall allocate amounts on deposit in the Accrual Account on such day and not previously allocated under this subsection (b) as follows, in the following order of priority:
(i)    first, to be retained in the Accrual Account and paid in accordance with clause (i) of the following subsection (c), an amount equal to the aggregate Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;
(ii)    second, to be retained in the Accrual Account and paid in accordance with clause (ii) of the following subsection (c), an amount equal to the aggregate Yield (which, in the case of Yield computed by reference to the CP Rate, shall be determined for such purpose using the CP Rate most recently determined by the applicable Administrator) with respect to all outstanding Advances then accrued and unpaid; provided that, at its option, the Borrower (or the Servicer on its behalf) may elect to retain the aggregate

Confidential Treatment Requested

Yield anticipated to accrue through the following Settlement Date (and not previously set aside) and, once so set aside, no additional funds need be set aside pursuant to this clause (ii) unless in the interim any applicable Administrator provides an updated higher CP Rate;
(iii)    third, if the Servicer has been replaced as a result of the occurrence of an Event of Servicer Termination and such Servicer is not an Affiliate of the Parent, to be deposited into the Accrual Account and paid in accordance with clause (iii) of the following subsection (c), an amount equal to the aggregate accrued and unpaid Servicing Fees through such date payable to such replacement Servicer;
(iv)    fourth, to be retained in the Accrual Account and paid, pro rata, to the Persons entitled thereto, an amount equal to all outstanding Advances which are then due and payable;
(v)    fifth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, all such remaining amounts not to exceed the Outstanding Principal Amount to be retained in the Accrual Account until paid in accordance with the following subsection (c) or all such conditions are satisfied;
(vi)    sixth, to be retained in the Accrual Account and paid in accordance with the applicable provisions of the following subsection (c), an amount equal to the aggregate amount of all other accrued and unpaid Borrower Obligations which are then required to be paid according to such subsection, including the expenses of the Lenders reimbursable under Section 12.04; and
(vii)    seventh, unless a Termination Event or Incipient Termination Event has occurred and is continuing or would result therefrom, any remaining amounts to be paid to the Borrower; provided that if a Termination Event or Incipient Termination Event has occurred and is continuing, such amounts shall remain in the Accrual Account.
(c)    On each Settlement Date the Borrower (or the Servicer on its behalf) shall withdraw amounts on deposit in the Accrual Account and pay such amounts as follows in the following order of priority:
(i)    first, to the Agent Account, to the extent then due and payable, pro rata, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;
(ii)    second, to the Agent Account, to the payment of accrued and unpaid Yield which is then due and payable in respect of the applicable Advances, pro rata based upon amounts due;
(iii)    third, if the Servicer has been replaced as a result of the occurrence of an Event of Servicer Termination and such Servicer is not an Affiliate of the Parent, to the payment of the aggregate accrued and unpaid Servicing Fees through such date payable to such replacement Servicer;

Confidential Treatment Requested

(iv)    fourth, to be retained in the Accrual Account and paid (A) first, if required pursuant to Section 2.02(c)(v), in an amount sufficient to reduce the aggregate Accordion Advanced Amount (ratably according to each Lender’s Accordion Advanced Amount, if any) until such amount is reduced to zero and (B) second, in an amount equal to all outstanding Advances (ratably according to each Lender’s outstanding Advances, if any) which are then due and payable;
(v)    fifth, if any of the conditions precedent set forth in Section 3.02 shall not be satisfied, to the Agent Account, to the payment of the Outstanding Principal Amount of all other Advances, together with amounts payable with respect thereto under Section 2.10, if any, pro rata;
(vi)    sixth, to the extent then due and payable, pro rata, to the payment of all other obligations of the Borrower accrued and unpaid hereunder, including the expenses of the Lenders reimbursable under Section 12.04; and
(vii)    seventh, to be paid to the Borrower.
(d)    If and to the extent a Funding Excess exists on any Business Day, the Borrower shall retain an amount equal to the amount of such Funding Excess in the Accrual Account by no later than 11:00 a.m. (New York time) on the immediately succeeding Business Day, which amount shall be applied by the Administrative Agent, in immediate repayment of the outstanding amount of Advances (together with amounts payable with respect thereto under Section 2.10).
(e)    The Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Administrative Agent in accordance with this Section 2.08.
(f)    All payments of principal of the Advances and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds. Any such payment becoming due on a day other than a Business Day shall be payable on the next succeeding Business Day. Payments received at or prior to 1:00 p.m. (New York time) on any Business Day shall be deemed to have been received on such Business Day. Payments received after 1:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.
(g)    Any and all payments by the Borrower hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings, excluding taxes imposed on or measured by the net income, gross receipts or franchise taxes of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof (such non-excluded taxes, levies, imposts, deductions, Charges and withholdings being “Indemnified Taxes”). If the Borrower shall be required by law to deduct or withhold any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making

Confidential Treatment Requested

all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.
(h)    Upon receipt of a notice in accordance with Section 7.03 of the Sale Agreement, the Administrative Agent shall, if such amounts have not been applied to the Borrower Obligations, segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables.
Section 2.09.    Capital Requirements; Additional Costs.
(a)    Capital Requirements. If any Affected Party shall have determined that, after the date hereof, the adoption or implementation of or any change in any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order or in the administration, interpretation, implementation or application thereof by any Governmental Authority regarding capital adequacy, reserve or liquidity requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve or liquidity requirements or similar requirements (whether or not having the force of law) from any central bank or other Official Body increases or would have the effect of increasing the amount of capital, liquidity, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Related Document or Program Support Agreement and thereby reducing the rate of return on such Affected Party’s capital as a consequence of its commitments hereunder or thereunder (each, an “Increased Capital Rate of Return Reduction Event”), then the Borrower shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Base Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Affected Party to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes. For the avoidance of doubt, (i) all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, in each case, shall constitute an adoption, change, request or directive, and any implementation thereof that results in an Increased Capital Rate of Return Reduction Event shall be subject to this Section 2.09(a). For all purposes

Confidential Treatment Requested

of this Agreement (including, without limitation, Section 2.09), the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted thirty (30) days after the Closing Date.
(b)    Additional Costs. If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document or Program Support Agreement, including with respect to any Advances, or other Outstanding Principal Amount, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances, or other Outstanding Principal Amount (any such increase in cost or reduction in amounts receivable are hereinafter referred to as “Additional Costs”), then the Borrower shall, from time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Base Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b).
(c)    Determination Binding. Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Related Documents or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.
(d)    LIBOR Rate Protection; Illegality. (i) If any Managing Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate or the LMIR Rate for any proposed Interest Period (or portion thereof), then:
(A)    such Managing Agent shall forthwith notify the Lenders in its Lender Group and the Borrower that the LIBOR Rate or the LMIR Rate, as applicable, cannot be determined for such Interest Period (or portion thereof), and
(B)    while such circumstances exist, none of such Lenders or such Managing Agent shall allocate any Portion of Advances with respect to Advances made during such period or reallocate any Portion of Advances allocated to any then existing Interest Period ending during such period, to an Interest Period with respect to which Yield is calculated by reference to the LIBOR Rate or the LMIR Rate.
(ii)    If, with respect to any outstanding Interest Period (or, solely with respect to the LMIR Rate, with respect to any day), any Lender on behalf of which a Managing Agent holds any Portion of Advances notifies such Managing Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of

Confidential Treatment Requested

such Portion of Advances or that the LIBOR Rate or the LMIR Rate applicable to such Portion of Advances will not adequately reflect the cost to such Person of funding or maintaining such Portion of Advances for such Interest Period or day, then (A) such Managing Agent shall forthwith so notify the Borrower and (B) upon such notice and thereafter while such circumstances exist none of such Managing Agent or such Lender shall allocate any other Portion of Advances with respect to Advances made during such period or reallocate any Portion of Advances allocated to any Interest Period ending during such period, to an Interest Period with respect to which Yield is calculated by reference to the LIBOR Rate or the LMIR Rate.
(iii)    Notwithstanding any other provision of this Agreement, if any Lender shall notify its Managing Agent that it has determined (or it has been notified by any Program Support Provider) that the introduction after the Closing Date of or any change in or in the interpretation of any law makes it unlawful (either for such Lender or such Program Support Provider, as applicable), or any central bank or other Official Body asserts that it is unlawful for such Lender or such Program Support Provider, as applicable, to fund the purchases or maintenance of any Portion of Advances accruing Yield calculated by reference to the LIBOR Rate or the LMIR Rate, then (A) as of the effective date of such notice from such Person to its Managing Agent, the obligation or ability of such Lender to fund the making or maintenance of any Portion of Advances accruing Yield calculated by reference to the LIBOR Rate or the LMIR Rate, as applicable, shall be suspended until such Person notifies its Managing Agent that the circumstances causing such suspension no longer exist and (B) each Portion of Advances made or maintained by such Person shall either (1) if such Person may lawfully continue to maintain such Portion of Advances accruing Yield calculated by reference to the LIBOR Rate or the LMIR Rate until the last day of the applicable Interest Period, be reallocated on the last day of such Interest Period (or, solely with respect to the LMIR Rate, immediately) to another Interest Period and shall accrue Yield calculated by reference to the Base Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Portion of Advances accruing Yield calculated by reference to the LIBOR Rate or the LMIR Rate until the end of the applicable Interest Period, such Person’s share of such Portion of Advances allocated to such Interest Period shall be deemed to accrue Yield at the Base Rate from the effective date of such notice until the end of such Interest Period.
(e)    Replacement of the Lenders. Upon any Lender’s making a claim for compensation under Section 2.09, the Borrowers may replace such Lender in accordance with Section 13.02.
Section 2.10.    Breakage Costs. (a) If (i) any LIBOR Rate Advances are, except by reason of the requirements in Section 2.03(c), repaid in whole or in part on any date other than a Settlement Date (whether that repayment is made pursuant to any other provision of this Agreement or any other Related Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Rate Advance; (iii) the Borrower shall default in making any borrowing of LIBOR Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of any LIBOR Rate Advances); or (iv) the

Confidential Treatment Requested

Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith, then, in any such case, the Borrower shall indemnify and hold harmless each applicable Lender or Program Support Provider from and against all losses, costs and expenses resulting from or arising from any of the foregoing (any such loss, cost or expense, “Breakage Costs”). Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained (if any). For the purpose of calculating amounts payable under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Rate Advance through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Advance; provided that each such Lender may fund each of its LIBOR Rate Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder. The determination by any Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.
(b)    In addition, the Borrower shall pay the Managing Agents for the account of the Conduit Lenders, as applicable, on demand, such amount or amounts as shall compensate the Conduit Lenders for any loss, cost or expense incurred by the Conduit Lenders (as reasonably determined by its Managing Agent) as a result of any reduction of any Advance other than on the maturity date of the Commercial Paper (or other financing source) funding such Advance, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Conduit Lenders (other than any loss of margin above the applicable cost of funds) during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Advance. The determination by any Managing Agent of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.
Section 2.11.    Ratings Confirmation. Upon the written request of any Managing Agent, the Borrower shall (at such requesting Managing Agent’s expense) obtain a rating, from a nationally-recognized rating agency reasonably acceptable to such Managing Agent and the Administrative Agent (an “Approved Rating Agency”), of the facility contemplated by this Agreement (each, an “External Rating”) within sixty (60) days from the date of such written request; provided that if such Approved Rating Agency issues an External Rating less than the equivalent of the Explicit Rating, then the Borrower shall effect a Ratings Cure within sixty (60) days of receiving such External Rating; provided, further that the Borrower may effect one such Ratings Cure for each Managing Agent request prior to obtaining a subsequent External Rating that is equal to or better than the Explicit Rating. For purposes of the foregoing, “Ratings Cure” means the Borrower has: (i) promptly following receipt of the External Rating, notified the Administrative Agent and the applicable Managing Agent of its intention to effect a Ratings Cure, (ii) taken, or caused the Originators to take, such actions permitted under this Agreement and the Sale Agreement that the Borrower reasonably believes would improve (or indicated as required, by the Approved Rating Agency, in order to improve) the rating of the facility contemplated by this Agreement and

Confidential Treatment Requested

(iii) within sixty (60) days of receiving such External Rating obtained a new rating of the facility contemplated by this Agreement from the Approved Rating Agency that provided the initial External Rating (or, with the Administrative Agent's consent (and the consent of any Managing Agent which may have requested a rating), from another Approved Rating Agency) and such new rating is at least equal to the Explicit Rating.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01.    Conditions to Effectiveness of Agreement. This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Managing Agents and the Administrative Agent (such date, the “Effective Date”):
(a)    Funding Agreement; Other Related Documents. This Agreement, the Assignment and Acceptance Agreements, the Fee Letter and the other Related Documents shall have been duly executed by, and delivered to, the parties thereto and the Managing Agents and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Managing Agent and the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to each Managing Agent and the Administrative Agent.
(b)    Governmental Approvals. The Managing Agents and the Administrative Agent shall have received (i) satisfactory evidence that the Borrower, the Servicer and the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Managing Agents and the Administrative Agent affirming that no such consents or approvals are required.
(c)    Compliance with Laws. The Borrower and the Transaction Parties shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including those specifically referenced in Section 5.01(a), except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.
(d)    Payment of Fees. The Borrower shall have paid all fees required to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed the Administrative Agent and each Lender Group for (i) all Rating Agency fees and (ii) all other reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including the Administrative Agent’s and such Lender Group’s legal and audit expenses, and other document preparation costs.
(e)    Representations and Warranties. Each representation and warranty by the Borrower and each Transaction Party contained herein and in each other Related Document shall

Confidential Treatment Requested

be true and correct as of the Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.
(f)    No Termination Event. No Incipient Termination Event or Termination Event hereunder or any “Event of Default” or “Default” (each as defined in the Credit Agreement) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.
(g)    Audit. The Administrative Agent shall have completed a prefunding audit of the Receivables as of the Closing Date, the scope and results of which are satisfactory to the Administrative Agent and each Managing Agent in its sole discretion.
(h)    Material Adverse Change. There will have been (i) no material adverse change individually or in the aggregate, (x) in the business, the industry in which the Parent or any Originator operates, the financial or other condition of the Parent, the Servicer, or any Originator, or (y) in the Transferred Receivables or Related Property, taken as a whole, (ii) no litigation commenced which is reasonably likely to be adversely determined, and if so determined, would have a Material Adverse Effect on the Parent, the Borrower, the Servicer, the Originators, their business, or which would challenge the transactions contemplated under this Agreement, the Sale Agreement and the other Related Documents, and (iii) since the Parent’s last audited financial statements and except as otherwise disclosed in the financial projections provided to the Administrative Agent on or prior to the Effective Date, no material increase in the liabilities, liquidated or contingent, of the Parent, the Servicer or the Originators, or material decrease in the assets of the Parent, the Servicer or the Originators.
(i)    Rating Agency Confirmations. The Administrative Agent shall have received such confirmations or assurances from the Rating Agencies deemed necessary or desirable by the Administrative Agent and each Lender Group.
(j)    Due Diligence. Representatives of the Managing Agents shall have successfully completed an on-site due diligence visit of the Parent as set forth in Section 5.01(h).
(k)    Agreed Upon Procedures. A third-party, agreed upon procedures audit conducted in accordance with the Agreed-Upon Procedures has been successfully completed.
(l)    Borrowing Base Certificate and Pro Forma Reports. The Administrative Agent and each Managing Agent shall have received a Borrowing Base Certificate and any pro forma report the Administrative Agent and each Managing Agent shall request, each of which shall be current as of the Closing Date.
Section 3.02.    Conditions Precedent to All Advances. No Lender shall be obligated to make any Advances hereunder (including the initial Advances but excluding Advances made pursuant to Section 2.06(c)) on any date if, as of the date thereof:
(a)    any representation or warranty of the Borrower, the Servicer or any Originator contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Advances to be

Confidential Treatment Requested

made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;
(b)    any event shall have occurred, or would result from the making of such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;
(c)    the Facility Termination Date shall have occurred;
(d)    either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist;
(e)    any Originator, the Borrower or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Managing Agents and the Administrative Agent, as any Managing Agent or the Administrative Agent and, if applicable, either Rating Agency, may reasonably request;
(f)    on or prior to such date, the Borrower or the Servicer shall have failed to deliver any Monthly Report, Weekly Report, Daily Report or Borrowing Base Certificate required to be delivered in accordance with Section 5.02 or the Sale Agreement and such failure shall be continuing; or
(g)    the Administrative Agent (acting at the direction of the Requisite Lenders) shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.
The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from the related Borrowing on any Advance Date shall be deemed to constitute, as of any such Advance Date, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01.    Representations and Warranties of the Borrower. To induce each Lender to make Advances from time to time and the Administrative Agent and each Managing Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender, each Managing Agent and the Administrative Agent on the Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement.
(a)    Existence; Compliance with Law. The Borrower (i) is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, is a “registered organization” as defined in the UCC of such jurisdiction and is not organized under

Confidential Treatment Requested

the laws of any other jurisdiction; (ii) is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect); (iii) has the requisite power and authority and the legal right to own, pledge, mortgage, operate and convey all of its properties, to lease the property it operates under lease, and to conduct its business as now or proposed to be conducted, and to execute and deliver this Agreement and the Related Documents to which it is a party and to perform the transactions contemplated hereby and thereby; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except where the failure to have such licenses, permits, consents or approvals or make such filings or give such notices would not have a Material Adverse Effect); (v) is in compliance with its certificate of incorporation and bylaws and other organizational documents; and (vi) is in compliance with all applicable provisions of law (except where the failure to be in compliance would not have a Material Adverse Effect).
(b)    Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. The state of organization and the organization identification number of the Borrower and current location of the Borrower’s executive office, principal place of business, other offices, the premises within which any Borrower Collateral is stored or located are set forth in Schedule 4.01(b) and except as set forth in Schedule 4.01(b), such locations have not changed during the preceding twelve months. In addition, Schedule 4.01(b) lists the federal employer identification number of the Borrower.
(c)    Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Borrower’s corporate power; (ii) have been duly authorized by all necessary corporate or other actions; (iii) do not contravene any provision of the Borrower’s certificate of incorporation or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not contravene, or cause Borrower or any Originator to be in default under, any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting Borrower or such Originator or its property; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower or any Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date as provided in Section 3.01(b). The exercise by each of the Borrower, the Lenders, the Managing Agents or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). Each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect

Confidential Treatment Requested

relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity.
(d)    No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower before any Governmental Authority which (i) challenges the Borrower’s right, power or competence to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) is reasonably likely to be adversely determined and, if adversely determined, would result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Borrower is not a party to any consent decree.
(e)    Solvency. After giving effect to the sale or contribution of Receivables and the Advances on such date and to the application of the proceeds therefrom, the Borrower is and will be Solvent.
(f)    Material Adverse Effect. Since the date of the Borrower’s organization, no event has occurred with respect to the Borrower that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
(g)    Ownership of Property; Liens. None of the properties and assets (including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted Encumbrances not attaching to Transferred Receivables, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under environmental laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under environmental laws) other than Permitted Encumbrances. The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s right, title and interest in and to the Transferred Receivables and its other properties and assets. No effective financing statement or other similar instrument are of record in any filing office listing the Borrower or any Originator as debtor and covering any of the Transferred Receivables or the other Borrower Collateral, and the Liens granted to the Administrative Agent pursuant to Section 7.01 are and will be at all times fully perfected first priority Liens in and to the Borrower Collateral.
(h)    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. The Borrower has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person or has any equity interest in any other Person. The Borrower has no Investments in any Person other than Permitted Investments. The Parent is the only shareholder of the Borrower. There are no outstanding rights to purchase stock, options, warrants or similar rights, agreements or plans pursuant to which the Borrower may be required to issue, sell, or purchase any Stock or other equity security. Other than the Subordinated Loans, the Borrower has no outstanding Debt.

Confidential Treatment Requested

(i)    Taxes. All tax returns, reports and statements, including information returns (Form 1120-S), required by any Governmental Authority to be filed by the Borrower and all material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Affiliate of the Borrower, have in each case been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable (other than Charges or other impositions which Borrower is diligently contesting in good faith by appropriate proceedings, in respect of which no final unappealable order has been made against Borrower, and with respect to which Borrower is maintaining adequate reserves under GAAP) have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Borrower has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by the Borrower or such Affiliate from its employees (as applicable) for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, provincial, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth those taxable years for which the Borrower’s or such Affiliates’ are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described in Schedule 4.01(i), neither the Borrower nor any such Affiliate has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Neither as of nor following the Effective Date have the Borrower or any of its Affiliates included in the Parent Group agreed or been requested to make any adjustment under IRC 481(a) by reason of a change in accounting method or otherwise that could reasonably be expected to have a Material Adverse Effect.
(j)    Full Disclosure. No information contained in this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any other written statement or information furnished by or on behalf of the Borrower to any Lender, any Managing Agent or the Administrative Agent relating to this Agreement, the Transferred Receivables or any of the other Related Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. All business plans and other forecasts and projections (including the Projections) furnished by or on behalf of the Borrower and made available to any Lender, any Managing Agent or the Administrative Agent relating to the financial condition, operations, business, properties or prospects of Borrower were prepared in good faith on the basis of the facts and assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Borrower’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
(k)    ERISA. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken that would reasonably be expected to result in the termination of any Pension Plan of the Borrower or any ERISA Affiliate

Confidential Treatment Requested

of the Borrower, and no contribution failure has occurred with respect to any Pension Plan of the Borrower or any ERISA Affiliate of the Borrower that would reasonably be expected to give rise to a Lien under section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan of the Borrower or any ERISA Affiliate of the Borrower which would reasonably be expected to result in the Borrower incurring any material liability, fine or penalty.
(l)    Brokers. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
(m)    Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.
(n)    Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.
(o)    Government Regulation. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act or any successor statute. In determining that the Borrower is not a covered fund, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act. The making of Advances by the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
(p)    Nonconsolidation. The Borrower is operated in such a manner that the separate corporate existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:
(i)    the Borrower is a limited purpose corporation whose activities are restricted in its certificate of incorporation to those activities expressly permitted hereunder

Confidential Treatment Requested

and under the other Related Documents and the Borrower has not engaged, and does not presently engage, in any business or other activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Administrative Agent and the Requisite Lenders, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;
(ii)    the Borrower has duly appointed a board of directors and its business is managed solely by its own officers and directors, each of whom when acting for the Borrower shall be acting solely in his or her capacity as an officer or director of the Borrower and not as an officer, director, employee or agent of any member of the Parent Group;
(iii)    (A) Borrower shall compensate all consultants and agents directly or indirectly through reimbursement of the Parent, from its own funds, for services provided to the Borrower by such consultants and agents and, to the extent any consultant or agent of the Borrower is also an employee, consultant or agent of such member of the Parent Group on a basis which reflects the respective services rendered to the Borrower and such member of the Parent Group and in accordance with the terms of the Administrative Services Agreement and (B) Borrower shall not have any employees;
(iv)    Borrower shall pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement from its own funds, and shall allocate all other shared overhead expenses (including telephone and other utility charges, the services of shared consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and the Parent, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered; except as otherwise expressly permitted hereunder, under the other Related Documents and under the Borrower’s organizational documents, no member of the Parent Group (A) pays the Borrower’s expenses, (B) guarantees the Borrower’s obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;
(v)    other than the purchase and acceptance through capital contribution of Transferred Receivables pursuant to the Sale Agreement, the acceptance of Subordinated Loans pursuant to the Sale Agreement, the payment of distributions and the return of capital to the Parent, the payment of Servicing Fees to the Servicer under the Sale Agreement and the transactions contemplated under the Administrative Services Agreement, the Borrower engages and has engaged in no intercorporate transactions with any member of the Parent Group;

Confidential Treatment Requested

(vi)    the Borrower maintains records and books of account separate from that of each member of the Parent Group, holds regular meetings of its board of directors and otherwise observes corporate formalities;
(vii)    (A) the financial statements (other than consolidated financial statements) and books and records of the Borrower and each member of the Parent Group reflect the separate existence of the Borrower and (B) the consolidated financial statements of the Parent Group shall contain disclosure to the effect that the Borrower’s assets are not available to the creditors of any member of the Parent Group;
(viii)    (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) except as contemplated by the Administrative Services Agreement, the Borrower’s funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group and (C) the separate creditors of the Borrower will be entitled, on the winding-up of the Borrower, to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Parent;
(ix)    all business correspondence and other communications of the Borrower are conducted in the Borrower’s own name, on its own stationery and through a separately-listed telephone number;
(x)    the Borrower has and shall maintain separate office space from the offices of any member of the Parent Group and identify such office by a sign in its own name;
(xi)    the Borrower shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is the owner of such Transferred Receivable, and that such Transferred Receivable is pledged to the Administrative Agent for the benefit of the Lenders;
(xii)    the Borrower does not act as agent for any member of the Parent Group, but instead presents itself to the public as a legal entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;
(xiii)    the Borrower maintains at least two independent directors (each, an “Independent Director”), each of whom: (i) shall not have been at the time of his or her appointment or at any time during the preceding five years, and shall not be as long as he or she is a director of the Borrower, (A) a director, officer, employee, associate, partner, shareholder, member, manager or affiliate of any of the following entities (collectively, the “Independent Parties”): SYNNEX Corporation, any Originator, or any of their respective subsidiaries or affiliates (other than the Borrower), (B) a supplier to any of the Independent

Confidential Treatment Requested

Parties, (C) an entity controlling or under common control with any partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, associate, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal, state or provincial law relating to bankruptcy and (iii) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. The Borrower shall give the Lenders notice, in writing, not less than ten (10) days prior to the effective date of any decision to appoint a new director of the Borrower as an “Independent Director”, and shall certify to the Lenders that the appointment of such new director satisfies the criteria set forth in the definition herein of “Independent Director”;
(xiv)    the bylaws or certificate of incorporation of the Borrower require the affirmative vote of each independent director before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower;
(xv)    Borrower shall maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its shareholders and board of directors;
(xvi)    Borrower shall not hold out credit as being available to satisfy obligations of others;
(xvii)    Borrower shall not acquire obligations or Stock of any member of the Parent Group;
(xviii)    Borrower shall correct any known misunderstanding regarding its separate identity;
(xix)    Borrower shall maintain adequate capital; and
(xx)    Borrower shall comply with each of the assumptions set forth in that certain legal opinion delivered by Pillsbury Winthrop Shaw Pittman LLP and Gowling WLG (Canada) LLP, Ontario with respect to true sale and non-substantive consolidation matters.
(q)    Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Borrower maintains deposit or other bank accounts, including any Account and each Originator Collection Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Each Account constitutes a

Confidential Treatment Requested

deposit account within the meaning of the applicable UCC. The Borrower (or the Servicer on its behalf) and each Originator, if applicable, has delivered to the Administrative Agent a fully executed agreement with respect to each Account pursuant to which each applicable Bank has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in such Account, without further consent by the Borrower, the Servicer or any Originator. Other than the Originator Collection Accounts, no Account is in the name of any person other than the Borrower or the Administrative Agent, and the Borrower has not consented to any Bank following the instructions of any Person other than the Administrative Agent. No Originator Collection Account is in the name of any person other than the relevant Originator, and no Originator has consented to any Bank following the instructions of any Person other than the Administrative Agent. Accordingly, the Administrative Agent has a first priority perfected security interest in each Account, and all funds on deposit therein. Notwithstanding anything to the contrary contained herein, this clause (q) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(r)    Transferred Receivables.
(i)    Transfers. Each Transferred Receivable was purchased by or contributed to the Borrower on the relevant Transfer Date pursuant to the Sale Agreement.
(ii)    Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable.
(iii)    No Material Adverse Effect. The Borrower has no actual knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on any Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable, will not be paid in full when due or that has caused it to expect any material adverse effect on any such Transferred Receivable.
(iv)    Nonavoidability of Transfers. The Borrower shall (A) have received each Contributed Receivable as a contribution to the capital of the Borrower by the Parent as a stockholder of the Borrower and (B) (1) have purchased each Sold Receivable from the applicable Originator for cash consideration or with the proceeds of a Subordinated Loan and (2) have accepted assignment of any Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. No Sale has been made for or on account of an antecedent debt owed by any Originator to the Borrower and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

Confidential Treatment Requested

(s)    Assignment of Interest in Related Documents. The Borrower’s interests in, to and under the Sale Agreement and each Originator Support Agreement, if any, have been assigned by the Borrower to the Administrative Agent (for the benefit of itself and the Lenders) as security for the Borrower Obligations.
(t)    Notices to Obligors. Each Obligor of Transferred Receivables has been directed to remit all payments with respect to such Receivables for deposit in the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.
(u)    Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders, the Managing Agents and the Administrative Agent as if the same were set forth in full herein.
(v)    Supplementary Representations.
(i)    Receivables; Accounts. (A) Each Transferred Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC or an “account” or a “general intangible” within the meaning of the PPSA, and (B) each Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Creation of Security Interest. Other than the Originator Collection Accounts, the Borrower owns and has good and marketable title to the Transferred Receivables, Accounts and Lockboxes, free and clear of any Adverse Claim. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC or PPSA) in the Transferred Receivables, Accounts and Lockboxes in favor of the Administrative Agent (on behalf of the Secured Parties), which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Borrower.
(iii)    Perfection. (A) The Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Transferred Receivables from the Originators to the Borrower pursuant to the Sale Agreement and the security interest granted by the Borrower to the Administrative Agent (on behalf of the Secured Parties) in the Transferred Receivables hereunder; and (B) with respect to each Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the Lenders), a fully executed Account Agreement with respect to such Account pursuant to which the applicable Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in such Account, without further consent by the Borrower, the Servicer or any Originator.
(iv)    Priority. (A) Other than the transfer of the Transferred Receivables by the Originators to the Borrower pursuant to the Sale Agreement, the grant of security

Confidential Treatment Requested

interest by the relevant Originators to the Borrower in the Originator Collection Accounts and the grant of security interest by the Borrower to the Administrative Agent (on behalf of the Secured Parties) in the Transferred Receivables, the Accounts and the Lockboxes hereunder, none of the Borrower nor any Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Transferred Receivables, the Accounts and the Lockboxes to any other Person. (B) Neither the Borrower nor any Originator has authorized, or is aware of, any filing of any financing statement against the Borrower or any Originator that include a description of collateral covering the Transferred Receivables or all other collateral pledged to the Administrative Agent (on behalf of the Secured Parties) pursuant to the Related Documents, other than any financing statement filed pursuant to the Sale Agreement and this Agreement or financing statements that have been validly terminated prior to the date hereof. (C) The Borrower is not aware of any judgment, ERISA or tax lien filings against either the Borrower or any Originator. (D) Other than the Originator Collection Accounts, none of the Accounts or Lockboxes is in the name of any Person other than the Borrower or the Administrative Agent. None of the Originator Collection Accounts is in the name of any Person other than the relevant Originator. None of the Borrower, the Servicer or any Originator has consented to any Bank complying with instructions of any person other than the Administrative Agent.
(v)    Collections. If made in accordance with the terms of this Agreement, each remittance of Collections by the Borrower hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
(vi)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01(v) and Section 5.01(g) shall be continuing, and remain in full force and effect until the Termination Date.
Notwithstanding anything to the contrary contained herein, clauses (i) through (vi) of this clause (v) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(w)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Borrower that are designed to achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of the Borrower’s business and activities, and the Borrower and, to the knowledge of the Borrower, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case in all material respects. (a) None of the Borrower or, to the knowledge of the Borrower, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (b) the Borrower is not organized or resident in a Sanctioned Country. The Borrower represents and covenants that it will

Confidential Treatment Requested

not, directly or indirectly, use the proceeds of the credit facility established hereby nor use any Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, or in any country or territory that, at the time of such funding, is the subject of Sanctions (and in such case would result in a violation of Sanctions), or in any manner that will result in a violation by any Person (including any Person participating in this credit facility) of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.
(x)    LCR. The Borrower represents, warrants and agrees that it has not, does not and will not during the term of this Agreement (i) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 or that may be offered for sale under Rule 144A of the Securities and Exchange Commission thereunder, or (ii) issue any other debt obligations or equity interests other than (A) debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (x) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (y) subject to transfer restrictions substantially similar to the transfer restrictions set forth in Section 12.02, (B) the Subordinated Notes and (C) equity interests issued to SYNNEX Corporation under the terms of the organizational documents of the Borrower. The Borrower further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of SYNNEX Corporation for purposes of GAAP.
(y)    U.S. Resident. The Borrower is a resident of the United States for purposes of the Canada-US Income Tax Convention (1980), as amended (the “Treaty”) and is entitled to the full benefits of the Treaty.
ARTICLE V
GENERAL COVENANTS OF THE BORROWER
Section 5.01.    Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Effective Date and until the Termination Date:
(a)    Compliance with Agreements and Applicable Laws. The Borrower shall (i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state, provincial and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(b)    Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) Section 4.01(p) and (2) the assumptions set forth in each opinion letter of Pillsbury Winthrop Shaw

Confidential Treatment Requested

Pittman LLP, Gowling WLG (Canada) LLP, Ontario, or other outside counsel to the Borrower from time to time delivered pursuant to Section 3.03(d) of the Sale Agreement with respect to issues of substantive consolidation and true sale and absolute transfer; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in the name of SIT Funding Corporation or such trade names as are set forth in Schedule 5.01(b).
(c)    Deposit of Collections. The Borrower shall deposit or cause to be deposited promptly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable. The Borrower shall ensure that, on a daily basis, Collections required to be allocated and retained in the Accrual Account pursuant to clauses (i) and (ii) of Section 2.08(b) are deposited in the Accrual Account.
(d)    Use of Proceeds. The Borrower shall utilize the proceeds of the Advances made hereunder solely for (i) the repayment of Advances made and the payment of any fees due hereunder, (ii) the purchase of Transferred Receivables from the Originators pursuant to the Sale Agreement, (iii) the payment of distributions to the Parent, (iv) the repayment of Subordinated Loans, and (v) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.
(e)    Payment and Performance of Charges and other Obligations.
(i)    Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.
(ii)    The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has not advised the Borrower in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.
(f)    ERISA. The Borrower shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on

Confidential Treatment Requested

any Borrower Collateral under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).
(g)    Borrower to Maintain Perfection and Priority. In order to evidence the interests of the Administrative Agent and the Lenders under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Transferred Receivables and all other collateral pledged to the Administrative Agent (on behalf of the Secured Parties) pursuant to the Related Documents. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent upon request for the Administrative Agent’s authorization and approval, and file or cause to be filed in the appropriate jurisdictions all financing statements, amendments, continuations or other filings necessary to continue, maintain and perfect the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Transferred Receivables and all other collateral pledged to the Administrative Agent (on behalf of the Secured Parties) pursuant to the Related Documents as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC or PPSA, as applicable, without the signature of the Borrower, any Originator or the Administrative Agent where allowed by applicable law. Notwithstanding anything else in the Related Documents to the contrary, neither the Borrower, the Servicer, nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrative Agent.
(h)    Due Diligence. Representatives of the Managing Agents shall, upon reasonable notice, be permitted at any time and from time to time during regular business hours, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables, including the related Contracts and (ii) to visit the offices and properties of the Borrower, any Originator, the Servicer or the Parent for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Receivables or the Borrower’s, each Originator’s or the Servicer’s performance hereunder, under the Contracts and under the other Related Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Borrower, any Originator or the Parent, as applicable, having knowledge of such matters; provided that unless a Termination Event or Incipient Termination Event shall have occurred and be continuing, the Borrower shall not be required to reimburse the expenses of more than one (1) such visit in the aggregate among the Borrower and the Parent per calendar year.
(i)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower and each of its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of the Borrower’s business and activities.

Confidential Treatment Requested

Section 5.02.    Reporting Requirements of the Borrower. The Borrower hereby agrees that from and after the Effective Date until the Termination Date, it shall furnish or cause to be furnished to the Administrative Agent, the Managing Agents and the Lenders:
(a)    The financial statements, notices, reports and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).
(b)    At the same time each Monthly Report, Weekly Report or Daily Report, as applicable, is required to be delivered pursuant to the terms of clause (a) of Annex 5.02(a), a completed certificate in the form attached hereto as Exhibit 5.02(b) (each, a “Borrowing Base Certificate”), provided that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Lenders’ rights or interests in the Transferred Receivables or the Borrower Collateral insecure, then such Borrowing Base Certificates shall be delivered daily; and each Borrowing Base Certificate shall be prepared by the Borrower or the Servicer as of the last day of the previous month or week, in the event Borrowing Base Certificates are required to be delivered on a monthly or weekly basis, and as of the close of business on the previous Business Day, in the event Borrowing Base Certificates are required to be delivered on each Business Day.
(c)    Such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as any Lender, any Managing Agent or the Administrative Agent shall from time to time request in its reasonable discretion.
Section 5.03.    Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of the Requisite Lenders, from and after the Effective Date until the Termination Date:
(a)    Sale of Stock and Assets. The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or any of its Stock (whether in a public or a private offering or otherwise), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Account except as otherwise expressly permitted by this Agreement or any of the other Related Documents.
(b)    Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 5.03(b) and other Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.
(c)    Modifications of Receivables, Contracts or Credit and Collection Policies. The Borrower shall not, without the prior written consent of the Administrative Agent and the

Confidential Treatment Requested

Requisite Lenders, (i) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided that the Borrower may authorize the Servicer to take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies so long as, after giving effect to any such action, no Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action, or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies.
(d)    Changes in Instructions to Obligors. The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Administrative Agent and the Requisite Lenders direct the Borrower to change such instructions to Obligors or the Administrative Agent and the Requisite Lenders consent in writing to such change.
(e)    Capital Structure and Business. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect, (ii) make any material change in its capital structure (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock), except that changes in Borrower’s capital structure shall be permitted so long as such changes, individually and in the aggregate, do not constitute a Change of Control, (iii) amend its certificate or articles of incorporation, bylaws or other organizational documents in any manner which may adversely affect the Secured Parties, or (iv) engage in any business other than manufacturing, operational, logistics, distribution and related services in the computer and technology industry or other than the businesses engaged in by it on the Effective Date and those incidental thereto.
(f)    Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.
(g)    Sale Characterization; Receivables Sale and Servicing Agreement. The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originators to the Borrower or (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Borrower.
(h)    Restricted Payments. The Borrower shall not enter into any lending transaction with any other Person. The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any Stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower’s Stock or make a repayment with respect to any Subordinated Loans if, after giving effect to any such advance

Confidential Treatment Requested

or distribution, a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.
(i)    Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) Subordinated Loans pursuant to the Subordinated Notes, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, and (v) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.
(j)    Prohibited Transactions. The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document.
(k)    Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the Parent, any director, officer or employee of the Borrower, the Parent or any of the Parent’s other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.
(l)    Commingling. The Borrower shall not deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox, any Collection Account, any Concentration Account or the Accrual Account, except (i) as otherwise contemplated under Section 4.02(1) of the Sale Agreement or (ii) prior to the Canadian Collection Account Deadline, funds representing collections of Excluded Receivables deposited into Originator Collection Accounts.  If funds that are not Collections are deposited impermissibly into any Lockbox, any Collection Account, any Concentration Account or the Accrual Account, the Borrower shall, or shall cause the Servicer to, notify the Administrative Agent in writing promptly upon discovery thereof, and, the Servicer shall promptly remit (or direct the relevant Collection Account Bank, Concentration Account Bank or Accrual Account Bank, as applicable, to remit) any such amounts that are not Collections to the applicable Originator or other Person designated in such notice. Notwithstanding anything to the contrary contained herein, this clause (l) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(m)    ERISA. The Borrower shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any material liabilities under Title IV of ERISA (other than (x) premium payments arising in the ordinary course of business and (y) liabilities arising under Section 4041(b) of ERISA).

Confidential Treatment Requested

(n)    Related Documents. The Borrower shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Administrative Agent and the Requisite Lenders.
(o)    Board Policies. The Borrower shall not modify the terms of any policy or resolutions of its board of directors if such modification could reasonably be expected to have or result in a Material Adverse Effect.
(p)    Additional Stockholders of Borrower. The Borrower shall not issue shares of Stock to any Person other than Parent without the prior written consent of the Administrative Agent and the Requisite Lenders.
(q)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. The Borrower will not request any Advance, and shall procure that its directors, officers, employees and agents shall not use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
Section 5.04.    Supplemental Disclosure. On the request of the Administrative Agent (in the event that such information is not otherwise delivered by the Borrower to the Administrative Agent pursuant to this Agreement), the Borrower will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Related Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided that such supplement to any such Schedule or representation shall not be deemed an amendment thereof except if and to the extent that the information disclosed in such supplement updates (A) Schedule 4.01(b) or (B) Schedule 4.01(q) to include any accounts.
ARTICLE VI
ACCOUNTS
Section 6.01.    Establishment of Accounts.
(a)    Concentration Account and Collection Accounts.
(i)    Other than the Originator Collection Accounts, the Borrower has established with (x) each Concentration Account Bank a Concentration Account subject to a fully executed Concentration Account Agreement and (y) each Collection Account Bank a Borrower Collection Account subject to a fully executed Collection Account Agreement. On and after the Synnex Canada Effective Date, Synnex Canada has established with each

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Collection Account Bank one or more Originator Collection Accounts, each subject to a fully executed Collection Account Agreement. The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of the Concentration Accounts and the Collection Accounts and all monies, instruments and other property from time to time on deposit therein. The Administrative Agent hereby agrees that until such time as it exercises its right to take exclusive dominion and control of any Concentration Account or any Collection Account under Section 7.05(d), the applicable Concentration Account Bank or Collection Account Bank shall be entitled to follow the instructions of the Borrower, or the Administrative Agent on behalf of the Borrower, with respect to the withdrawal, transfer or payment of funds on deposit in such Account.
(ii)    The Borrower (or the Servicer on Borrower’s behalf) has instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only to the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account. Schedule 4.01(q) lists all Lockboxes, Collection Accounts and Concentration Accounts and the applicable Bank at which the Borrower maintains such Lockboxes and Accounts as of the 2016 Effective Date, and such schedule correctly identifies (1) the name, address and telephone number of such Bank, (2) the name in which such Lockboxes and Accounts are held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Borrower (or the Servicer on Borrower’s behalf) shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the relevant Collection Account or the relevant Concentration Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Borrower shall deposit or cause to be deposited into the relevant Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it or any Originator in any Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. The Borrower shall not make and shall not permit the Servicer or any Originator to make any deposits into any Lockbox, any Collection Account or any Concentration Account except in accordance with the terms of this Agreement or any other Related Document. The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of the Collection Accounts and the Concentration Accounts and all instruments and other property from time to time received therein.
(iii)    If, for any reason, any Collection Account Agreement or any Concentration Account Agreement terminates, or any Collection Account Bank or any Concentration Account Bank fails to comply with its obligations under such Account Agreement, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to such Account maintained at such Bank to make all future payments to a new Collection Account or Concentration Account, as applicable, in accordance with this Section 6.01(a)(iii). The Borrower shall not

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close the relevant Account or permit any Originator to close the relevant Account unless it shall have (A) received the prior written consent of the Administrative Agent and the Requisite Lenders, (B) established a new account with the same Bank or with a new depositary institution satisfactory to the Administrative Agent and the Requisite Lenders, (C) entered into an agreement covering such new account with such Bank or with such new depositary institution substantially in the form of the predecessor Account Agreement or that is satisfactory in all respects to the Administrative Agent and the Requisite Lenders (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Borrower Collection Account or a Concentration Account, such new agreement shall become a Collection Account Agreement or a Concentration Account Agreement and such new depositary institution shall become a Collection Account Bank or a Concentration Account Bank, as applicable), and (D) taken all such action as the Administrative Agent and the Requisite Lenders shall reasonably require to grant and perfect a first priority Lien in such new Account to the Administrative Agent under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(a), the Borrower shall not, and shall not permit the Servicer or any Originator to, open any new Lockbox, Collection Account or Concentration Account without the prior written consent of the Administrative Agent and the Requisite Lenders. Notwithstanding anything to the contrary contained herein, this Section 6.01(a) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(b)    [Reserved].
(c)    Agent Account.
(i)    The Administrative Agent has established and shall maintain the Agent Account with the Agent Bank. The Agent Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.
(ii)    All payments of any outstanding Advances, Yield, fees and expenses and any other amounts by the Borrower to the Lenders hereunder shall be paid in Dollars to the Agent Account. The Lenders and the Administrative Agent may deposit into the Agent Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables.
(iii)    If, for any reason, the Agent Bank wishes to resign as depositary of the Agent Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Lenders. Neither the Lenders nor the Administrative Agent shall close the Agent Account unless (A) a new deposit account has been established with a new depositary institution, (B) the Lenders and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Agent Account and such new depositary institution shall become the Agent Bank for all purposes of this Agreement and the other Related Documents), and

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(C) the Lenders and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Agent Account to the Administrative Agent on behalf of the Secured Parties.
(d)    Borrower Account.
(i)    The Borrower has established the Borrower Account subject to a fully executed Borrower Account Agreement and agrees that, subject to this clause (i), the Administrative Agent shall have exclusive dominion and control of such Borrower Account and all monies, instruments and other property from time to time on deposit therein. The Administrative Agent hereby agrees that until such time as it exercises its right to take exclusive dominion and control of the Borrower Account under Section 7.05(d), the Borrower Account Bank shall be entitled to follow the instructions of the Borrower, or the Administrative Agent on behalf of the Borrower, with respect to the withdrawal, transfer or payment of funds on deposit in the Borrower Account.
(ii)    During any time after which the Borrower Account is established pursuant to clause (d)(i) above, if, for any reason, the Borrower Account Agreement relating to the Borrower Account terminates or the Borrower Account Bank fails to comply with its obligations under such Borrower Account Agreement, then the Borrower shall promptly notify the Administrative Agent thereof and the Borrower, the Servicer or the Administrative Agent, as the case may be, shall instruct the Borrower Account Bank to make all future wire payments to a new Borrower Account in accordance with this Section 6.01(d)(ii). The Borrower shall not close the Borrower Account unless it shall have (A) received the prior written consent of the Administrative Agent and the Requisite Lenders, (B) established a new account with the same Borrower Account Bank or with a new depositary institution satisfactory to the Administrative Agent and the Requisite Lenders, (C) entered into an agreement covering such new account with such Borrower Account Bank or with such new depositary institution substantially in the form of the Borrower Account Agreement or that is satisfactory in all respects to the Administrative Agent and the Requisite Lenders (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become the Borrower Account, such new agreement shall become a Borrower Account Agreement and any new depositary institution shall become the Borrower Account Bank), and (D) taken all such action as the Administrative Agent and the Requisite Lenders shall reasonably require to grant and perfect a first priority Lien in such new Borrower Account to the Administrative Agent under Section 7.01. Except as permitted by this Section 6.01(d), the Borrower shall not, and shall not permit the Servicer to open a new Borrower Account without the prior written consent of the Administrative Agent and the Requisite Lenders.
(e)    Accrual Account.
(i)    The Borrower has established the Accrual Account subject to a fully executed Accrual Account Agreement and agrees that, subject to clause (ii) below, the Administrative Agent shall have exclusive dominion and control of such Accrual Account and all monies, instruments and other property from time to time on deposit therein. The

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Borrower shall ensure that on each day prior to the Termination Date, all Collections and other funds on deposit in any other Account are paid into the Accrual Account in accordance with the terms hereof, and any withdrawal, transfer or payment of funds in the Accrual Account may only be made subject to the terms of this Agreement.
(ii)    During any time after which the Accrual Account is established pursuant to clause (e)(i) above, if, for any reason, the Accrual Account Agreement relating to the Accrual Account terminates or the Accrual Account Bank fails to comply with its obligations under such Accrual Account Agreement, then the Borrower shall promptly notify the Administrative Agent thereof and the Borrower, the Servicer or the Administrative Agent, as the case may be, shall instruct the Accrual Account Bank to make all future wire payments to a new Accrual Account in accordance with this Section 6.01(e)(ii). The Borrower shall not close the Accrual Account unless it shall have (A) received the prior written consent of the Administrative Agent and the Requisite Lenders, (B) established a new account with the same Accrual Account Bank or with a new depositary institution satisfactory to the Administrative Agent and the Requisite Lenders, (C) entered into an agreement covering such new account with such Accrual Account Bank or with such new depositary institution substantially in the form of the Accrual Account Agreement or that is satisfactory in all respects to the Administrative Agent and the Requisite Lenders (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become the Accrual Account, such new agreement shall become a Accrual Account Agreement and any new depositary institution shall become the Accrual Account Bank), and (D) taken all such action as the Administrative Agent and the Requisite Lenders shall reasonably require to grant and perfect a first priority Lien in such new Accrual Account to the Administrative Agent under Section 7.01. Except as permitted by this Section 6.01(d), the Borrower shall not, and shall not permit the Servicer to, open a new Accrual Account without the prior written consent of the Administrative Agent and the Requisite Lenders.
ARTICLE VII
GRANT OF SECURITY INTERESTS
Section 7.01.    Borrower’s Grant of Security Interest. Borrower hereby reconfirms its grant of a Lien for the benefit of the Secured Parties in the “Borrower Collateral” under, and as defined in, the Existing Receivables Purchase Agreement, and confirms that such Lien has been granted to secure the Borrower Obligations, which include the “Borrower Obligations” under, and as defined in, the Existing Receivables Purchase Agreement. Furthermore, to secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Administrative Agent and the Lenders to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions hereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of the Secured Parties a Lien upon and security interest in all of the Borrower’s right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower),

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and regardless of where located (all of which being hereinafter collectively referred to as the “Borrower Collateral”):
(a)    all Receivables;
(b)    the Sale Agreement, the Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing, processing or collection of Receivables (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;
(c)    all of the following (collectively, the “Borrower Account Collateral”):
(i)    the Concentration Accounts, the Lockboxes and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Concentration Accounts, the Lockboxes or such funds,
(ii)    the Collection Accounts, the Lockboxes and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts, the Lockboxes or such funds,
(iii)    the Borrower Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Account or such funds,
(iv)    the Accrual Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Account or such funds,
(v)    all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent, any Managing Agent, any Lender or any assignee or agent on behalf of the Administrative Agent, any Managing Agent or any Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and
(vi)    all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral;
(d)    all other property relating to the Receivables that may from time to time hereafter be granted and pledged by the Borrower or by any Person on its behalf whether under this Agreement or otherwise, including any deposit with any Lender, any Managing Agent or the Administrative Agent of additional funds by the Borrower;

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(e)    all other personal property of the Borrower of every kind and nature not described above, including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles);
(f)    to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 7.01(a) through (e)); and
(g)    to the extent not otherwise included, all “Borrower Collateral” under, and as defined in, the Existing Receivables Purchase Agreement.
Section 7.02.    Borrower’s Agreements. The Borrower hereby (a) assigns, transfer and conveys the benefits of the representations, warranties and covenants of each Originator made to the Borrower under the Sale Agreement to the Administrative Agent for the benefit of the Secured Parties hereunder; (b) acknowledges and agrees that the rights of the Borrower to require payment of a Rejected Amount from an Originator under the Sale Agreement may be enforced by the Lenders and the Administrative Agent; and (c) certifies that the Sale Agreement provides that the representations, warranties and covenants described in Sections 4.01, 4.02 and 4.03 thereof, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(j), 6.12, 6.14 and 6.15 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Sale Agreement and this Agreement.
Section 7.03.    Delivery of Collateral. All certificates or instruments representing or evidencing all or any portion of the Borrower Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Borrower Collateral.
Section 7.04.    Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall (a) remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party, and (b) observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders, the Managing Agents and the Administrative Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising

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out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, the Managing Agents or the Lenders of any payment relating thereto pursuant hereto or thereto. The exercise by any Lender, any Managing Agent or the Administrative Agent of any of its respective rights under this Agreement shall not release any Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Lenders, the Managing Agents or the Administrative Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 7.05.    Covenants of the Borrower Regarding the Borrower Collateral.
(a)    Offices and Records. The Borrower shall maintain its organizational form, jurisdiction of organization, organizational identification number, principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 12.13 shall have been taken with respect to the Borrower Collateral. The Borrower shall, and shall cause the Servicer to at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. The Borrower shall, and shall cause the Servicer to, by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VII. Upon the occurrence and during the continuance of a Termination Event, the Borrower shall, and shall cause the Servicer to, deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent or any Managing Agent, the Borrower shall, and shall cause the Servicer to, permit any representative of the Administrative Agent or any Managing Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent or any Managing Agent as more specifically set forth in Section 7.05(b).
(b)    Access. The Borrower shall, and shall cause the Servicer to, at its or the Servicer’s own expense, during normal business hours, from time to time upon two Business Days’ prior notice as frequently as the Administrative Agent determines to be appropriate: (i) provide the Lenders, the Managing Agents, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit the Lenders, the

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Managing Agents, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit each of the Lenders, the Managing Agents and the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and (iv) permit each of the Lenders, the Managing Agents and the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants. If (i) the Administrative Agent in good faith deems any Lender’s rights or interests in the Transferred Receivables, the Borrower Assigned Agreements or any other Borrower Collateral insecure or the Administrative Agent in good faith believes that an Incipient Termination Event or a Termination Event is imminent or (ii) an Incipient Termination Event or a Termination Event shall have occurred and be continuing, then the Borrower shall, and shall cause the Servicer to, at its own expense, provide such access at all times without prior notice from the Administrative Agent or any Managing Agent and provide the Administrative Agent and any Managing Agent with access to the suppliers and customers of the Borrower and the Servicer. The Borrower shall, and shall cause the Servicer to, make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. The Borrower shall, and shall cause the Servicer to, and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.
(c)    Communication with Accountants. The Borrower hereby authorizes (and shall cause the Servicer to authorize) the Lenders, the Managing Agents and the Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders, the Managing Agents and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) and to discuss matters with respect to its business, financial condition and other affairs.
(d)    Collection of Transferred Receivables. In connection with the collection of amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral pursuant to the Sale Agreement, the Borrower shall, or shall cause the Servicer to, take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem reasonably necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for deposit into the Agent Account, an amount equal to the Dollar Equivalent of the Outstanding Balance of any such Transferred Receivable; provided

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further that if (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Administrative Agent, in good faith believes that an Incipient Termination Event or a Termination Event is imminent, then the Administrative Agent may, without prior notice to the Borrower, any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of the Accounts in accordance with the terms applicable Account Agreement and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Secured Parties hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of pledge or direction of payment to the Obligors under any Transferred Receivables.
(e)    Performance of Borrower Assigned Agreements. The Borrower shall, and shall cause the Servicer to, (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be reasonably requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the reasonable request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.
(f)    License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Borrower hereby grants to the Administrative Agent on behalf of the Secured Parties a limited license to use, without charge, the Borrower’s and the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and the Borrower agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent’s benefit (on behalf of the Secured Parties) for purposes of the license granted herein. Except upon the occurrence and during the continuation of a Termination Event, the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower prior written notice.

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ARTICLE VIII
TERMINATION EVENTS
Section 8.01.    Termination Events. If any of the following events (each, a “Termination Event”) shall occur (regardless of the reason therefor):
(a)    the Borrower shall fail to make any payment of any monetary Borrower Obligation when due and payable and the same shall remain unremedied for one (1) Business Day or more; or
(b)    (i) the Borrower shall fail to deliver a Daily Report, Weekly Report, Monthly Report or Borrowing Base Certificate as and when required hereunder and such failure shall remain unremedied for two (2) Business Days or more, (ii) any Originator shall fail or neglect to perform, keep or observe any covenant or provision of Section 4.04 of the Sale Agreement or Article V of the Sale Agreement, (iii) the Borrower, any Originator or the Servicer shall fail or neglect to perform, keep or observe any covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for two (2) Business Days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof; or
(c)    (i) an Originator, the Borrower, the Parent or any of the Parent’s other Subsidiaries shall fail to make any payment with respect to any of its Debts which, except with respect to the Borrower, is in an aggregate principal amount exceeding the Dollar Equivalent of $50,000,000 (other than Borrower Obligations) when due, and the same shall remain unremedied after any applicable grace period with respect thereto; or (ii) a default or breach or other occurrence shall occur and be continuing under any agreement, document or instrument to which an Originator, the Borrower, the Parent or any of the Parent’s other Subsidiaries is a party or by which it or its property is bound (other than a Related Document) which relates to a Debt which, except with respect to the Borrower, is in an aggregate principal amount exceeding the Dollar Equivalent of $50,000,000, which event shall remain unremedied within the applicable grace period with respect thereto, and the effect of such default, breach or occurrence is to cause or to permit the holder or holders then to cause such Debt to become or be declared due prior to their stated maturity; or
(d)    a case or proceeding shall have been commenced against the Borrower, any Originator, the Parent or any of the Parent’s other Subsidiaries seeking a decree or order in respect of any such Person under any Debtor Relief Laws or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person, and, so long as the Borrower is not a debtor in any such case or proceedings, such case or proceeding continues for 60 days unless dismissed or discharged; provided that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (d) or (y) any of the events described in Section 8.01(e) shall have occurred; or

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(e)    the Borrower, any Originator, the Parent or any of the Parent’s other Subsidiaries shall (i) file a petition seeking relief under any Debtor Relief Laws or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under any Debtor Relief Laws or any other applicable federal, state, provincial or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or
(f)    any Originator, the Borrower, Parent, or the Servicer (i) generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) is not Solvent; or
(g)    a final judgment or judgments for the payment of money in excess of the Dollar Equivalent of $10,000,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against any Originator, the Parent or any Subsidiary of the Parent (other than the Borrower) and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or
(h)    a judgment or order for the payment of money in excess of the Dollar Equivalent of $2,500 shall be rendered against the Borrower; or
(i)    (i) any information contained in any Borrowing Base Certificate or any Borrowing Request is untrue or incorrect in any respect, or (ii) any representation or warranty of any Originator or the Borrower herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate or any Borrowing Request) made or delivered by or on behalf of such Originator or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; or
(j)    any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with respect to a Pension Plan of any Originator, the Parent or any of their respective ERISA Affiliates with regard to any assets of any Originator, the Parent or any of their respective ERISA Affiliates (other than a Lien (i) limited by its terms to assets other than Transferred Receivables and (ii) not materially adversely affecting the financial condition of such Originator, the Parent or any such ERISA Affiliate or the ability of the Servicer to perform its duties hereunder or under the Related Documents); or
(k)    any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Borrower, or a contribution failure occurs with respect to any Pension Plan of the Borrower or any ERISA Affiliate of the Borrower sufficient to give rise to a lien under section 303(k) of ERISA; or

Confidential Treatment Requested

(l)    (1) there shall have occurred any event which, in the reasonable judgment of the Administrative Agent (acting at the direction of the Requisite Lenders), materially and adversely impairs (i) the ability of the Originators (taken as a whole) to originate Receivables (other than Excluded Receivables) of a credit quality which are at least of the credit quality of the Receivables (other than Excluded Receivables) as of the 2016 Effective Date, (ii) the financial condition or operations of the Originators (taken as a whole), the Borrower or the Parent, or (iii) the collectability of Receivables (other than Excluded Receivables), or (2) the Administrative Agent shall have determined (and so notified the Borrower) that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred; or
(m)    (i) a default or breach shall occur under any provision of the Sale Agreement and after the passing of any applicable grace period the same shall remain unremedied for two (2) Business Days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof, or (ii) the Sale Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables; or
(n)    except as otherwise expressly provided herein, any Account Agreement shall have been modified, amended or terminated without the prior written consent of the Administrative Agent and the Requisite Lenders; or
(o)    an Event of Servicer Termination shall have occurred; or
(p)    (A) the Borrower shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in the Transferred Receivables and the other Borrower Collateral or (B) the Administrative Agent (on behalf of the Lenders) shall cease to hold a first priority, perfected Lien in the Transferred Receivables or any of the Borrower Collateral; or
(q)    a Change of Control shall have occurred; or
(r)    the Borrower shall amend its certificate of incorporation or bylaws without the express prior written consent of the Requisite Lenders and the Administrative Agent; or
(s)    the Borrower shall have received an Election Notice pursuant to Section 2.01(d) of the Sale Agreement; or
(t)    (i) the Default Trigger Ratio shall exceed 2.00%; (ii) the Delinquency Trigger Ratio shall exceed 2.50%; (iii) the Dilution Trigger Ratio shall exceed 5.75%; or (iv) the Receivables Collection Turnover Trigger shall exceed 47.5 days; or
(u)    the Administrative Agent shall have received a “Receivables Termination Notice” or an “Enforcement Notice” in each case, under (and as defined in) the applicable Intercreditor Agreement;
(v)    any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Originator or the Borrower

Confidential Treatment Requested

shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(w)    institution of any steps by the Borrower or any other Person to terminate a Pension Plan of the Borrower or any ERISA Affiliate of the Borrower if as a result of such termination the Borrower could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of the Dollar Equivalent of $1,500,000; or
(x)    the Borrower shall fail to obtain an Explicit Rating within the applicable time frame specified in Section 2.11 (giving effect to any additional time period applicable under Section 2.11); or
(y)    a Funding Excess exists at any time and the Borrower has not repaid the amount of such Funding Excess within one (1) Business Day in accordance with Section 2.08;
then, and in any such event, the Administrative Agent, may, with the consent of the Requisite Lenders, and shall, at the request of the Requisite Lenders, by notice to the Borrower, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that the Facility Termination Date shall automatically occur upon the occurrence of any of the Termination Events described in Section 8.01(d) or (e), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of the Facility Termination Date, all Borrower Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person. In addition, if any Event of Servicer Termination shall have occurred, then the Administrative Agent may, and shall, at the request of the Requisite Lenders, by delivery of a Servicer Termination Notice to Buyer and the Servicer, terminate the servicing responsibilities of the Servicer under the Sale Agreement in accordance with the terms thereof.
ARTICLE IX
REMEDIES
Section 9.01.    Actions Upon Termination Event. If any Termination Event shall have occurred and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 8.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

Confidential Treatment Requested

(a)    The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, (i) charge, offset or otherwise apply amounts payable to the Borrower from any Account against all or any part of the Borrower Obligations and (ii) without limiting the terms of Section 7.05(d), notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the transfer of the Transferred Receivables to the Borrower and the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent.
(b)    The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of the Lenders’ or Managing Agents’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Borrower’s premises or elsewhere and shall have the right to use any of the Borrower’s premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming any right in the Borrower Collateral sold through any Originator or the Borrower, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Agent Account and such proceeds shall be applied against all or any part of the Borrower Obligations.
(c)    Upon the completion of any sale under Section 9.01(b), the Borrower shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.
(d)    At any sale under Section 9.01(b), any Lender, any Managing Agent or the Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

Confidential Treatment Requested

(e)    The Administrative Agent may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements. Without limiting the foregoing, the Administrative Agent shall, upon the occurrence of any Event of Servicer Termination, have the right to name any Successor Servicer (including itself) pursuant to Article VIII of the Sale Agreement.
Section 9.02.    Exercise of Remedies. No failure or delay on the part of the Administrative Agent, any Managing Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, the Borrower or the Servicer, on the one hand, and the Administrative Agent, any Managing Agent or any Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent, any Managing Agent or any Lender would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.
Section 9.03.    Power of Attorney. On the 2016 Effective Date, the Borrower shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.03 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Liens of the Administrative Agent (on behalf of the Secured Parties) upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent’s officers, directors, employees, agents or representatives shall be responsible to the Borrower, any Originator, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Administrative Agent covenants and agrees not to use the Power of Attorney except following a Termination Event and prior to the occurrence of the Termination Date.

Confidential Treatment Requested

Section 9.04.    Continuing Security Interest. This Agreement shall create a continuing Lien in the Borrower Collateral until the date such security interest is released by the Administrative Agent.
ARTICLE X
INDEMNIFICATION
Section 10.01.    Indemnities by the Borrower.
(a)    Without limiting any other rights that the Affected Parties or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, an “Indemnified Person”) may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all Rating Agency costs and any and all legal costs and expenses; provided that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results from such Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:
(i)    reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Borrower pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;
(ii)    the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;
(iii)    (1) the failure to vest and maintain vested in the Borrower valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof and all other Borrower Collateral, free and clear of any Adverse Claim and (2) the failure to

Confidential Treatment Requested

maintain or transfer to the Administrative Agent, for the benefit of the Secured Parties, a first priority, perfected Lien in any portion of the Borrower Collateral;
(iv)    any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer);
(v)    any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;
(vi)    the commingling of Collections with respect to Transferred Receivables by the Borrower at any time with its other funds or the funds of any other Person;
(vii)    any failure by the Borrower to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable hereunder or any other Borrower Collateral, whether at the time of the Borrower’s acquisition thereof or any Advance made hereunder or at any subsequent time;
(viii)    any investigation, litigation or proceeding related to this Agreement or the ownership of Transferred Receivables or Collections with respect thereto;
(ix)    any failure of (w) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement, (x) the Accrual Account Bank to comply with the terms of the Accrual Account Agreement, (y) a Concentration Account Bank to comply with the terms of the applicable Concentration Account Agreement, or (z) the Borrower Account Bank to comply with the terms of the Borrower Account Agreement;
(x)    any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral;
(xi)    any failure to convert Collections denominated in Canadian Dollars to Dollars in accordance with this Agreement and the other Related Documents; or
(xii)    any tax imposed under the Income Tax Act (Canada) arising with respect to the acquisition, holding and disposition by the Borrower of the Receivables from Synnex Canada, including for greater certainty, any tax arising as a result of any actions taken by the Borrower (through an agent or otherwise) to collect or enforce payment of the Receivables originated by Synnex Canada.

Confidential Treatment Requested

(b)    Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 not paid in accordance with Section 2.08 shall be paid by the Borrower to the Indemnified Person entitled thereto within five Business Days following demand therefor.
ARTICLE XI
ADMINISTRATIVE AGENT
Section 11.01.    Appointment and Authorization. Each Secured Party hereby irrevocably appoints, designates and authorizes the Administrative Agent and its applicable Managing Agent to take such action on its behalf under the provisions of this Agreement and each other Related Document and to exercise such powers and perform such duties as are expressly delegated to such Administrative Agent or Managing Agent, as applicable, by the terms of this Agreement and any other Related Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Related Document, no Administrative Agent or Managing Agent shall have any duties or responsibilities except those expressly set forth in this Agreement, nor shall the Administrative Agent or any Managing Agent have or be deemed to have any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Related Document or otherwise exist against any Administrative Agent or Managing Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to any Administrative Agent or Managing Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 11.02.    Delegation of Duties. The Administrative Agent and each Managing Agent may execute any of its duties under this Agreement or any other Related Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
Section 11.03.    Liability of Administrative Agent and Managing Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Related Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the Borrower, any Originator, the Parent or the Servicer, or any officer thereof, contained in this Agreement or in any other Related Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or such Managing Agent under or in connection with, this Agreement or any other Related Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Related Document, or for any failure of the Borrower, any Originator, the Parent, the Servicer or any other party to any Related Document to perform its obligations hereunder or thereunder. No Agent-

Confidential Treatment Requested

Related Person shall be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Related Document, or to inspect the properties, books or records of the Borrower, any Originator, the Parent, the Servicer or any of their respective Affiliates.
Section 11.04.    Reliance by the Administrative Agent and the Managing Agents. (a) The Agent and each Managing Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower, any Originator, the Parent and the Servicer), independent accountants and other experts selected by the Administrative Agent or such Managing Agent. The Administrative Agent and each Managing Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Related Document unless it shall first receive such advice or concurrence of the Managing Agents or the Lenders in its Lender Group, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Related Document in accordance with a request or consent of the Managing Agents or the Lenders in its Lender Group, as applicable, or, if required hereunder, all Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Article III on the Closing Date, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or any Managing Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.
Section 11.05.    Notice of Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event. Neither the Administrative Agent nor any Managing Agent shall be deemed to have knowledge or notice of the occurrence of an Incipient Termination Event, Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event, unless it has received written notice from a Lender or the Borrower referring to this Agreement, describing such Incipient Termination Event, Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event and stating that such notice is a “Notice of Termination Event or Incipient Termination Event” or “Notice of Incipient Servicer Termination Event or Event of Servicer Termination,” as applicable. Each Managing Agent will notify the Lenders in its Lender Group of its receipt of any such notice. The Administrative Agent and each Managing Agent shall (subject to Section 11.04) take such action with respect to such event as may be requested by the Managing Agents (or its Lenders in its Lender Group); provided that, unless and until the Administrative Agent shall have received any such request, the Administrative Agent (or Managing Agent) may (but shall not be obligated to) take such action, or refrain from taking

Confidential Treatment Requested

such action, with respect to such event as it shall deem advisable or in the best interest of the Secured Parties or Lenders, as applicable.
Section 11.06.    Credit Decision; Disclosure of Information. Each Secured Party acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent or any Managing Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Parent, the Servicer, the Originators or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Secured Party as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. Each Secured Party, including any Lender by assignment, represents to the Administrative Agent and its Managing Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Parent, the Servicer, each Originator or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Secured Party also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Related Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Parent, the Servicer or the Originators. Except for notices, reports and other documents expressly herein required to be furnished to the Security Parties by the Administrative Agent or any Managing Agent herein, neither the Administrative Agent nor any Managing Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Parent, the Servicer, any Originator or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.
Section 11.07.    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Committed Lenders (or the Committed Lenders in the applicable Lender Group) shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided that no Committed Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction; provided that no action taken by Administrative Agent (or any Managing Agent) in accordance with the directions of the Managing Agents (or the Lenders in its Lender Group) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.07. Without limitation of the foregoing, each Lender shall reimburse its Managing Agent, the Administrative Agent and each Letter of Credit Issuer upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred in connection with the preparation,

Confidential Treatment Requested

execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Related Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or such Managing Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 11.07 shall survive payment on the Termination Date and the resignation or replacement of the Administrative Agent or such Managing Agent.
Section 11.08.    Individual Capacity. The Administrative Agent and each Managing Agent (and any successor thereto in such capacity) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Borrower, the Parent, the Originators, the Servicer, or any of their Subsidiaries or Affiliates as though it were not the Administrative Agent, a Managing Agent or a Lender hereunder, as applicable, and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, any such Person or its Affiliates may receive information regarding the Borrower, the Parent, the Originators, the Servicer or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Commitment, the Administrative Agent and each Managing Agent (and any successor thereto in such capacity) in its capacity as a Committed Lender hereunder shall have the same rights and powers under this Agreement as any other Committed Lender and may exercise the same as though it were not the Administrative Agent, a Managing Agent or a Committed Lender, as applicable, and the term “Committed Lender” shall, unless the context otherwise indicates, include the Administrative Agent and each Managing Agent in its individual capacity.
Section 11.09.    Resignation. The Administrative Agent or any Managing Agent may resign upon thirty (30) days’ notice to the applicable Lenders. If the Administrative Agent resigns under this Agreement, the Requisite Lenders shall appoint from among the Committed Lenders a successor agent for the Secured Parties. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, a successor agent from among the Committed Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11.09 and Sections 11.03 and 11.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Committed Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above. If a Managing Agent resigns under this Agreement, the Lenders in such Lender Group shall appoint a successor agent.

Confidential Treatment Requested

Section 11.10.    Payments by the Administrative Agent and the Managing Agents. Unless specifically allocated to a Committed Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent or a Managing Agent on behalf of the Lenders shall be paid to the applicable Managing Agent or Lenders pro rata in accordance with amounts then due on the Business Day received, unless such amounts are received after 12:00 noon on such Business Day, in which case the applicable agent shall use its reasonable efforts to pay such amounts on such Business Day, but, in any event, shall pay such amounts not later than the following Business Day.
Section 11.11.    Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Lender and each holder of any Revolving Note is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived (but subject to Section 2.03(b)(i)), to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the Borrower Obligations which are not paid when due. Any Lender or holder of any Revolving Note exercising a right to set off or otherwise receiving any payment on account of the Borrower Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Borrower Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Borrower Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Borrower Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances, and the other Borrower Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

Confidential Treatment Requested

ARTICLE XII
MISCELLANEOUS
Section 12.01.    Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Lender, any Managing Agent and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.
Section 12.02.    Binding Effect; Assignability.
(a)    This Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender, each Managing Agent, each Administrator and the Administrative Agent and their respective successors and permitted assigns. The Borrower may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of the Requisite Lenders shall be void. The parties hereto acknowledge and agree that, to the extent the terms and provisions of any Intercreditor Agreement are inconsistent with the terms and provisions of this Agreement or the Sale Agreement, the terms and provisions of such Intercreditor Agreement shall control. Each of the Lenders, Managing Agents, Administrators and the Administrative Agent agrees not to transfer any interest it may have in the Related Documents unless the applicable transferee has been notified of the existence of each Intercreditor Agreement and has agreed to be bound thereby.

Confidential Treatment Requested

(b)    The Borrower hereby consents to any Lender’s assignment or pledge of, and/or sale of participations in, at any time or times after the Effective Date of the Related Documents, Advances, and any Commitment or of any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not, made in accordance with this Section 12.02(b). Any assignment by a Lender shall (i) require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 12.02(b) or otherwise in form and substance satisfactory to the Administrative Agent, and acknowledged by the Administrative Agent, and the consent of the Administrative Agent and, so long as no Termination Event has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed and may be withheld if the short-term unsecured debt rating of the proposed Lender is not at least “A-1” or the equivalent by S&P and “P-1” or the equivalent by Moody’s at the time of such assignment); (ii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Committed Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iii) require the delivery to the Administrative Agent by the assignee or participant, as the case may be, of any forms, certificates or other evidence with respect to United States tax withholding matters. In the case of an assignment by a Lender under this Section 12.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any assignment made in accordance with this Section 12.02(b) will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall thereupon be a “Lender” for all purposes. In all instances, each Committed Lender’s obligation to make Advances shall be several and not joint and shall be limited to such Committed Lender’s Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of a Revolving Note, such Lender shall so notify the Borrower and the Borrower shall, upon the request of such Lender, execute new Revolving Notes in exchange for the Revolving Notes being assigned. Notwithstanding the foregoing provisions of this Section 12.02(b), any Lender may, without consent from or notice to the Borrower or any other party hereto, at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Related Documents to any Federal Reserve Bank or to any holder or trustee of such Lender’s securities; provided that no such pledge or assignment to any Federal Reserve Bank, holder or trustee shall release such Lender from such Lender’s obligations hereunder or under any other Related Document and no such holder or trustee shall be entitled to enforce any rights of such Lender hereunder unless such holder or trustee becomes a Lender hereunder through execution of an Assignment Agreement as set forth above.
(c)    In addition to the foregoing right, without notice to or consent from the Administrative Agent or the Borrower, (x) any Lender may assign to any of its Affiliates and any Discretionary Lender may assign to a Committed Lender or to a Program Support Provider all or a portion of its rights (but not its obligations) under the Related Documents, including a sale of any Advances or other Borrower Obligations hereunder and such Lender’s right to receive payment with respect to any such Borrower Obligation and (y) sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Related Documents (including all its rights and obligations with respect to the Advances); provided that (A) no such participant shall

Confidential Treatment Requested

have a commitment, or be deemed to have made an offer to commit, to make Advances hereunder, and none shall be liable to any Person for any obligations of such Lender hereunder (it being understood that nothing in this Section 12.02(c) shall limit any rights the Lender may have as against such participant under the terms of the applicable option, sale or participation agreement between or among such parties); and (B) no holder of any such participation shall be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Related Documents). Solely for purposes of Sections 2.08, 2.09, 2.10, and 9.01, Borrower acknowledges and agrees that each such sale or participation shall give rise to a direct obligation of the Borrower to the participant and each such participant shall be considered to be a “Lender” for purposes of such sections. Except as set forth in the preceding sentence, such Lender’s rights and obligations, and the rights and obligations of the other Lenders, the Managing Agents and the Administrative Agent towards such Lender under any Related Document shall remain unchanged and none of the Borrower, the Administrative Agent, any Managing Agent or any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the assigning or selling Lender as if no such assignment or sale had occurred.
(d)    Without limiting the foregoing, a Conduit Lender may, from time to time, with prior or concurrent notice to the Borrower, in one transaction or a series of transactions, assign all or a portion of its interest in the Advances and its rights and obligations under this Agreement and any other Related Documents to which it is a party to a Conduit Assignee; provided that (i) if the ratings of the Commercial Paper of such Conduit Assignee are not at least equal to the ratings of such Conduit Lender, then Borrower consent shall be required, and (ii) such assignment complies with Section 12.02(b) (other than not requiring the consent of the Borrower). Upon and to the extent of such assignment by a Conduit Lender to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of such interest, (ii) the related Administrator for such Conduit Assignee will act as the Administrator for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Administrator hereunder or under the other Related Documents, (iii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and their respective liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Conduit Lender and its Program Support Provider(s) herein and in the other Related Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Lender’s obligations, if any, hereunder or any other Related Document, and the Conduit Lender shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Lender and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of such interest in the Advances shall be made to the applicable Managing Agent or the related Administrator, as

Confidential Treatment Requested

applicable, on behalf of the Conduit Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the Advances funded with commercial paper issued by the Conduit Lender from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to the Conduit Lender on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (or the related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) rather than the Conduit Lender, (vii) the defined terms and other terms and provisions of this Agreement and the other Related Documents shall be interpreted in accordance with the foregoing, (viii) the Conduit Assignee, if it shall not be a Lender already, shall deliver to the Administrative Agent, the Borrower and the Servicer, all applicable tax documentation reasonably requested by the Administrative Agent, the Borrower or the Servicer and (ix) if requested by the related Managing Agent or the related Administrator with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the related Managing Agent or such Administrator may reasonably request to evidence and give effect to the foregoing. For the avoidance of doubt, no assignment by a Conduit Lender to a Conduit Assignee of all or any portion of its interest in the Advances shall in any way diminish the related Committed Lenders’ obligations under Section 2.03 to fund any Advances not funded by the related Conduit Lender or such Conduit Assignee.
(e)    In the event that a Conduit Lender makes an assignment to a Conduit Assignee in accordance with clause (d) above, the Related Committed Lenders: (i) if requested by the related Administrator, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the related Administrator, shall execute (either directly or through a participation agreement, as determined by such Administrator) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Committed Lender with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to the Administrator and the Related Committed Lenders), (iii) if requested by the related Conduit Lender, shall enter into such agreements as requested by such Conduit Lender pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit Lender (or which agreements shall be otherwise reasonably satisfactory to such Conduit Lender and the Committed Lenders), and (iv) shall take such actions as the Administrative Agent shall reasonably request in connection therewith.
(f)    Except as expressly provided in this Section 12.02, no Lender shall, as between the Borrower and that Lender, or between the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Advances, the Revolving Notes or other Borrower Obligations owed to such Lender.
(g)    The Borrower shall assist any Lender permitted to sell assignments or participations under this Section 12.02 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any

Confidential Treatment Requested

and all agreements, notes and other documents and instruments as shall be reasonably requested and the participation of management in meetings with potential assignees or participants.
(h)    A Lender may furnish any information concerning the Borrower, the Originators, the Servicer and/or the Receivables in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.05.
(i)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain, or cause to be maintained, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Related Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any of the Related Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(j)    Notwithstanding anything to the contrary herein, any Conduit Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement (including rights to payment of principal and interest on such Conduit Lender’s Advances) to any Conduit Trustee without notice to or consent of the Borrower (and without entering into an Assignment Agreement); provided, that no such pledge or assignment to any Conduit Trustee shall release such Conduit Lender from such Conduit Lender’s obligations hereunder or under any other Related Document or substitute any such Conduit Trustee for such Conduit Lender as a party hereto.
Section 12.03.    Termination; Survival of Borrower Obligations Upon Facility Termination Date.
(a)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

Confidential Treatment Requested

(b)    Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower pursuant to Section 4.01(a), (c), (e), (j), (p), (r) and (v), Article IV, the indemnification and payment provisions of Article X and Sections 11.05, 12.05, 12.14 and 12.15 shall be continuing and shall survive the Termination Date.
Section 12.04.    Costs, Expenses and Taxes. (a) The Borrower (failing whom, the Originators) shall reimburse the Administrative Agent, each Managing Agent and each Lender for all reasonable out of pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Borrower shall reimburse each Lender, each Managing Agent and the Administrative Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:
(i)    the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;
(ii)    any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration hereof or thereof or their respective rights hereunder or thereunder;
(iii)    any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, any Managing Agent, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower, the Servicer or any other Person that may be obligated to any Lender, any Managing Agent or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby;

Confidential Treatment Requested

(iv)    any attempt to enforce any remedies of a Lender, a Managing Agent or the Administrative Agent against the Borrower, the Servicer or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby;
(v)    any work-out or restructuring of the transactions contemplated hereby; and
(vi)    efforts to (A) monitor the Advances or any of the Borrower Obligations, (B) evaluate, observe or assess the Originators, the Parent, the Borrower, or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;
including all reasonable attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Borrower (failing whom, the Originators) to the applicable Lender, the applicable Managing Agent or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.
(b)    In addition, the Borrower (failing whom, the Originators) shall pay on demand any and all stamp, sales, excise and other taxes, gross receipts or franchise taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document excluding taxes imposed on or measured by the net income, gross receipts or franchise taxes of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof, and the Borrower (failing whom, each Originator) agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.
Section 12.05.    Confidentiality.
(a)    Except to the extent otherwise required by applicable law or as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, the Borrower agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto), in its communications with third parties other than any Affected Party or any Indemnified Person or any financial institution party to the Credit Agreement and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or

Confidential Treatment Requested

any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person or any financial institution party to the Credit Agreement.
(b)    The Borrower agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Managing Agents and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower shall consult with the Administrative Agent and any Managing Agents specifically referenced therein prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
(c)    The Administrative Agent, each Managing Agent, each Administrator and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) to any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section 12.05, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the Borrower, (8) to any nationally recognized statistical rating organization rating a Conduit Lender’s Commercial Paper, any dealer or placement agent of or depositary for the Conduit Lender’s Commercial Paper, any Administrator, any Program Support Provider, any credit/financing provider to any Conduit Lender or any of such Person’s counsel or accountants in relation to this Agreement or any other Related Document if they agree to hold the Information confidential, (9) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.05 or any other confidentiality agreement to which it is party with the Borrower or the Parent or any subsidiary thereof or (ii) becomes available to the Administrative Agent, any Managing Agent, any Administrator or any Lender on a nonconfidential basis from a source other than the Parent or any subsidiary thereof or (10) to any Conduit Trustee. For the purposes of this Section 12.05, “Information” means all information received from the Borrower and Servicer relating to the Borrower, the Servicer, the Parent or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Administrative Agent, any Managing Agent, any Administrator or any Lender

Confidential Treatment Requested

on a nonconfidential basis prior to disclosure by Borrower or Servicer; provided that in the case of information received from the Borrower or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.05 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(d)    Notwithstanding anything to the contrary contained in this Agreement or in any of the Related Documents, each of the parties hereto acknowledges and agrees that each Managing Agent that has a Conduit Lender in its Lender Group may post to a secured password-protected internet website maintained by or on behalf of such Managing Agent and required by any Rating Agency rating the Commercial Paper of its related Conduit Lender in connection with Rule 17g-5, the following information: (a) a copy of this Agreement and the Related Documents (including any amendments hereto or thereto), (b) its monthly transaction surveillance reports, and (c) such other information as may be requested by such Rating Agency or required for compliance with Rule 17g-5.
Section 12.06.    Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.07.
Section 12.07.    Amendments and Waivers.
(a)    Except for actions expressly permitted to be taken by the Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any Revolving Note, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Requisite Lenders or, to the extent required under clause (b) below, by all affected Lenders, and, to the extent required under clause (b) below, by the Administrative Agent and the applicable Managing Agents. Except as set forth in clause (b) below, all amendments, modifications, terminations or waivers requiring the consent of any Lenders without specifying the required percentage of Lenders shall require the written consent of the Requisite Lenders.
(b)    No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (1) increase the principal amount of any Lender’s Commitment; (2) reduce the principal of, rate of interest on or Fees payable with respect to any Advance made by any affected Lender; (3) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender; (4) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (5) change the percentage of the Aggregate Commitments or of the aggregate Outstanding Principal Amount which shall be required for Lenders or any of them to take any action hereunder; (6) release all or substantially all of the Borrower Collateral; (7) amend or waive this Section 12.07 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance

Confidential Treatment Requested

of this Section 12.07; (8) modify or waive Section 5.03(a), (b), (e) through (l), (o) or (p); (9) modify or waive Section 8.01(v); (10) modify any of the following definitions or component definitions thereof in a manner which would increase availability to the Borrower for Advances hereunder: “Borrowing Base,” “Dynamic Advance Rate,” “FX Reserve,” “Interest Reserve,” “Servicing Fee Reserve,” or “Net Receivables Balance”; or (11) modify clause (b) of the definition of “Change of Control” or component definitions thereof. Furthermore, no amendment, modification, termination or waiver shall be effective to the extent that it affects the rights or duties of the Administrative Agent or any Managing Agent under this Agreement or any other Related Document unless in writing and signed by the Administrative Agent or such Managing Agent, as applicable.
Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Borrower Collateral pursuant to any Related Document. No amendment, modification, termination or waiver of any provision of any Revolving Note shall be effective without the written concurrence of the holder of such Revolving Note. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.07 shall be binding upon each holder of a Revolving Note at the time outstanding and each future holder of a Revolving Note.
Neither the Administrative Agent, any Managing Agent nor any Lender shall waive any of the provisions set forth in Section 4.01(v) or Section 5.01(g) if such waiver would adversely affect the Ratings.
If required by any rating agency then rating the Commercial Paper of a Conduit Lender, the applicable Administrator shall provide to such rating agency copies of each material amendment to this Agreement or the other Related Documents (provided such rating agency agrees to hold such information confidential).
(c)    If, in connection with any proposed amendment, modification, waiver or termination:
(i)    requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) or in clause (ii) below being referred to as a “Non-Consenting Lender”), or
(ii)    requiring the consent of all Lenders, the consent of Requisite Lenders is obtained, but the consent of all Lenders is not obtained, then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request the Administrative Agent, or a Person acceptable to the Administrative Agent, shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the

Confidential Treatment Requested

Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Advances held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.
(d)    Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification obligations under Section 10.01), termination of the aggregate Commitments of all Lenders and a release of all claims against the Secured Parties, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Administrative Agent shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.
Section 12.08.    No Waiver; Remedies. The failure by any Lender, any Managing Agent or the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of any Lender, any Managing Agent or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement, any Receivables Assignment or any other Related Document, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender, any Managing Agent or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of each applicable Managing Agent and the Administrative Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Lenders, the Managing Agents and the Administrative Agent under this Agreement and the other Related Documents shall be cumulative and nonexclusive of any other rights and remedies that the Lenders, the Managing Agents and the Administrative Agent may have hereunder, thereunder, under any other agreement, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.
Section 12.09.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE

Confidential Treatment Requested

PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE BORROWER COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER, ANY MANAGING AGENT OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDERS, THE MANAGING AGENTS OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IN SECTION 12.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.

Confidential Treatment Requested

THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.10.    Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic mail) in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.
Section 12.11.    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 12.12.    Section Titles. The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 12.13.    Further Assurances.
(a)    The Borrower shall, or shall cause the Servicer to, at its sole cost and expense, upon request of any of the Lenders or the Managing Agents, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that any of the Lenders, the Managing Agents or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent for the benefit of the Secured Parties under this Agreement, (ii) enable the Lenders, the Managing Agents or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of any of the Lenders, the Managing Agents or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that any of the Lenders, the Managing Agents or the Administrative Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable with a legend, acceptable to each Lender, the Managing Agents and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of the Secured Parties, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its master data processing

Confidential Treatment Requested

records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.
(b)    Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lenders and the Administrative Agent, and each of the Lenders hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lenders, as applicable, to the extent permitted by applicable law. The Borrower hereby agrees that such financing statements may described “all assets in which the debtor now or hereafter has rights” as the Borrower Collateral in which the Administrative Agent has a grant of security hereunder. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.
Section 12.14.    No Proceedings. Each of Administrative Agent, each Managing Agent, each Administrator and each Lender agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against the Borrower any proceeding of the type referred to in Sections 8.01(d) and 8.01(e). This Section 12.14 shall survive the termination of this Agreement.
Section 12.15.    Limitation on Payments. Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation of the Borrower to pay any amounts payable to Lender or any other Affected Party pursuant to Sections 2.09, 2.10 and 10.01 of this Agreement shall be without recourse to the Borrower except as to any Collections and other amounts and/or proceeds of the Transferred Receivables (collectively, the “Available Amounts”) required to be distributed to the Lenders, to the extent that such amounts are available for distribution. In the event that amounts payable to a Lender or any other Affected Party pursuant to this Agreement exceed the Available Amounts, the excess of the amounts due hereunder over the Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against the Borrower until such time as the Borrower has Available Amounts. The foregoing shall not operate to limit the rights of the Administrative Agent or any other Affected Party to enforce any claims of Borrower or its assigns against the Originators under the Sale Agreement or any other Related Document.
Section 12.16.    Limited Recourse. The obligations of the Secured Parties under this Agreement and all Related Documents are solely the corporate obligations of each such Secured Party. No recourse shall be had for the payment of any amount owing in respect of Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Secured Party. No Conduit Lender shall, nor shall be obligated to, pay any amount pursuant to the Related Documents unless such Conduit Lender has received funds which may be used to make such payment pursuant to such Conduit Lender’s commercial paper program documents. Any amount which such Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of such Conduit Lender for any insufficiency unless and until such

Confidential Treatment Requested

Conduit Lender satisfies the provisions of such preceding sentence. This Section 12.16 shall survive the termination of this Agreement.
Section 12.17.    Agreement Not to Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money for any of the Discretionary Lenders, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Discretionary Lender to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against the such Discretionary Lender under any federal, provincial or state bankruptcy, insolvency or similar law (including any Debtor Relief Laws), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Discretionary Lender, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of such Discretionary Lender. The provisions of this Section 12.17 shall survive the termination of this Agreement.
ARTICLE XIII
Section 13.01.    Extension of Final Advance Date; Non-Renewing Committed Lenders. Not more than ninety (90) days or less than seventy-five (75) days prior to the then current Final Advance Date, the Borrower may request an extension thereof for an additional period not to exceed 364 days. Each Committed Lender will deliver to the Borrower at least sixty (60) days prior to the then current Final Advance Date a non-binding indication of whether it intends to consent to such extension. Any failure of a Committed Lender to respond by the sixtieth day preceding such Final Advance Date shall constitute a refusal to consent to such an extension. If at any time the Borrower requests that the Committed Lenders renew their Commitments hereunder and some but less than all the Committed Lenders consent to such renewal, the Borrower may arrange for an assignment, and such non-consenting Committed Lenders shall agree to assign, to one or more financial institutions acceptable to the related Conduit Lender and the Borrower of all the rights and obligations hereunder of each such non-consenting Committed Lender in accordance with this Agreement. Any such assignment shall become effective on the then-current Final Advance Date. Each Committed Lender which does not so consent to any renewal shall cooperate fully with the Borrower in effectuating any such assignment. If none or less than all the Commitments of the non-renewing Committed Lenders are so assigned as provided above, then the Final Advance Date shall not be extended.
Section 13.02.    Replacement of Lender. Following a demand by the Administrative Agent or a Managing Agent (whether on behalf of a Lender (an “Affected Lender”), its related Program Support Provider or any other Affected Party in such Affected Lender’s Lender Group) for payment of any amounts under Section 2.09, the Borrower may elect to replace such Affected Lender as a Lender party to this Agreement with an assignee Lender procured by the Borrower, provided that no Incipient Termination Event or Termination Event shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, such assignee Lender shall agree to purchase for cash the Advances and all other rights of, and obligations due to, the Affected Lender hereunder pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date. Any such Affected Lender shall assign its rights

Confidential Treatment Requested

and interests hereunder, such assignment to be effected in compliance with the requirements of Section 12.02. In the event that such an assignment occurs, the assignee Lender (i) if requested by the applicable Administrator, shall execute (either directly or through a participation agreement, as determined by the Administrator) a Program Support Agreement related to the applicable Conduit Lender, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement by the assigning Affected Lender with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to the applicable Administrator), it being understood that the assignee Lender shall not be required to execute a Program Support Agreement if its Lender Group does not include a Conduit Lender, and (ii) shall take such actions as the Administrative Agent and the Managing Agents shall reasonably request in connection therewith. For so long as the sum of the Commitments of any Affected Lenders under this Section 13.02 is equal to or less than 50% of the Aggregate Commitments, each such Affected Lender shall use commercially reasonable efforts to assign its rights and interests hereunder to any Person identified by the Borrower as a potential assignee Lender hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Confidential Treatment Requested

IN WITNESS WHEREOF, the parties have caused this Fourth Amended and Restated Receivables Funding and Administration Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
SIT FUNDING CORPORATION,
as the Borrower

By:
    Name:
    Title:

Confidential Treatment Requested

Commitment prior to the MUFG        MUFG LENDER GROUP:
Increase Date: $170,000,000
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,    NEW YORK BRANCH, as Administrator for Gotham    Funding Corporation, as Managing Agent for the
MUFG Lender Group and as the MUFG Committed Lender

By:
    Name:
    Title:

GOTHAM FUNDING CORPORATION, as the MUFG Discretionary Lender

By:
    Name:
    Title:

ADMINISTRATIVE AGENT:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent

By:
    Name:
    Title:

Confidential Treatment Requested

Commitment: $90,000,000            BNS LENDER GROUP:

THE BANK OF NOVA SCOTIA,
as a Lender, as Administrator for Liberty Street Funding LLC, as Managing Agent for the BNS Lender Group and as the BNS Committed Lender

By:
    Name:
    Title:

LIBERTY STREET FUNDING LLC,
as a Lender and the BNS Discretionary Lender

By:
    Name:
    Title:

Confidential Treatment Requested

Commitment: $90,000,000            SMBC LENDER GROUP:

SMBC NIKKO SECURITIES AMERICA, INC., as Administrator for Manhattan Asset Funding Company LLC and as Managing Agent for the SMBC Lender Group

By:
    Name:
    Title:

MANHATTAN ASSET FUNDING COMPANY LLC, as the SMBC Discretionary Lender

By: MAF Receivables Corp., its Sole Member

By:
    Name:
    Title:

SUMITOMO MITSUI BANKING CORPORATION, as the SMBC Committed Lender

By:
    Name:
    Title:

Confidential Treatment Requested

Commitment: $100,000,000            BANA LENDER GROUP:

BANK OF AMERICA, N.A., as Managing Agent for the BANA Lender Group and as the BANA Committed Lender

By:
    Name:
    Title:

Confidential Treatment Requested

Commitment: $150,000,000            WELLS LENDER GROUP:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent for the Wells Lender Group and as the Wells Committed Lender

By:
    Name:
    Title:

Confidential Treatment Requested

Exhibit 2.01(a)(ii) to Funding Agreement
FORM OF REVOLVING NOTE
$_________________                            [___________], 20[  ]
FOR VALUE RECEIVED, the undersigned, SIT FUNDING CORPORATION, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of [___________] (the “Lender”), at the offices of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as agent for the Lenders (the “Administrative Agent”), at its address at [__________________], or at such other place as the Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of [_____________________] DOLLARS AND NO CENTS ($[__________]) or, if less, the aggregate unpaid amount of all Advances made to the undersigned under the “Funding Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Funding Agreement or in Annex X thereto.
This Revolving Note is one of the Revolving Notes issued pursuant to that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 by and among the Borrower, the Lender (and any other “Lender” party thereto), the other parties thereto, and the Administrative Agent (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Funding Agreement”), and is entitled to the benefit and security of the Funding Agreement and all of the other Related Documents referred to therein. Reference is hereby made to the Funding Agreement for a statement of all of the terms and conditions under which the Advances evidenced hereby are made and are to be repaid. The date and amount of each Advance made by the Lender to the Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by the Administrative Agent on its books; provided that the failure of the Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Funding Agreement or this Revolving Note in respect of the Advances actually made by the Lender to the Borrower.
The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Funding Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Funding Agreement.
If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
Upon and after the occurrence of any Termination Event, this Revolving Note may, as provided in the Funding Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Confidential Treatment Requested

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.
Except as provided in the Funding Agreement, this Revolving Note may not be assigned by the Lender to any Person.
THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.
SIT FUNDING CORPORATION

By:
Name:
Title:

Exhibit 2.01(a)(ii)

Confidential Treatment Requested

Exhibit 2.02(a) to Funding Agreement
FORM OF FACILITY LIMIT REDUCTION NOTICE

[Insert Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020

Re:	Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010
Ladies and Gentlemen:
This notice is given pursuant to Section 2.02(a) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
Pursuant to Section 2.02(a) of the Funding Agreement, the Borrower hereby irrevocably notifies the Managing Agents and the Administrative Agent of its election to permanently reduce the Facility Limit to [$___________], effective as of [__________ ___], [____]1. [This reduction is the [first/second] reduction [for the current calendar year] permitted by Section 2.02(a) of the Funding Agreement.] After such reduction, the Facility Limit will not be less than the Outstanding Principal Amount.
Very truly yours,

SIT FUNDING CORPORATION
10
By
Name
Title

_______________________________

1 This day shall be a Business Day at least ten Business Days after the date this notice is given.

Confidential Treatment Requested

Exhibit 2.02(b) to Funding Agreement
FORM OF FACILITY TERMINATION NOTICE

[Insert Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020

Re:	Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010
Ladies and Gentlemen:
This notice is given pursuant to Section 2.02(b) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
Pursuant to Section 2.02(b) of the Funding Agreement, the Borrower hereby irrevocably notifies the Managing Agents and the Administrative Agent of its election to reduce the Facility Limit to zero effective as of [______________ ___], [____]2. In connection therewith, the Borrower shall reduce Outstanding Principal Amount to zero on or prior to such date and make all other payments required by Section 2.03(h) and pay any other fees that are due and payable pursuant to the Fee Letter at the time and in the manner specified therein.
Very truly yours,

SIT FUNDING CORPORATION

By
Name
Title

_______________________________

2 Which day shall be a Business Day at least 30 days after the date this notice is given.

Confidential Treatment Requested

Exhibit 2.02(c)(i) to Funding Agreement
FORM OF FACILITY LIMIT INCREASE NOTICE

[Insert Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020
Re:    Fourth Amended and Restated Receivables Funding
    and Administration Agreement dated as of November 12, 2010

Ladies and Gentlemen:

This notice is given pursuant to Section 2.02(c)(i) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
This letter constitutes a Facility Limit Increase Request pursuant to Section 2.02(c)(i) of the Funding Agreement. The Borrower desires to increase the Facility Limit and respective Commitments of each Lender Group on ________, ____________3 to the following amounts:
(a)    Facility Limit: $__________________

(b)	[Lender Group being requested to increase:] [4] [Pro Rata Share of each Lender Group:][5]

(i)	[MUFG] Lender Group: $_____________

(ii)	[BNS] Lender Group: $_____________

(iii)	[SMBC] Lender Group: $_____________

(iv)	[BANA] Lender Group: $_____________

Confidential Treatment Requested

(v)	[Wells] Lender Group: $_____________
The Borrower hereby represents and warrants as of the date hereof, and as of the date of the increase requested hereby, as follows:
(i)    the representations and warranties contained in Article IV of the Funding Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; and
(ii)    no event has occurred and is continuing, or would result from the increase proposed hereby, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination.
Each Managing Agent shall notify the Borrower and the Administrative Agent in writing whether it consents to this increase request prior to the requested date of effectiveness of the requested increase; provided that if any Managing Agent fails to so notify the Borrower or the Administrative Agent prior to such date, the Lenders in its Lender Group shall be deemed to have refused to consent to this increase request.
IN WITNESS WHEREOF, the undersigned has caused this Facility Limit Increase Request to be executed by its duly authorized officer as of the date first above written.
SIT FUNDING CORPORATION

By:
Name:
Title:

_______________________________

3 Notice must be given at least ten Business Days prior to the requested increase, and must be in a minimum amount of $25,000,000.
4 Include if increase is for $25,000,000.
5 Include if increase is for more than $25,000,000.

Exhibit 2.03(a) - 2

Confidential Treatment Requested

Exhibit 2.02(c)(viii) to Funding Agreement
FORM OF ACCORDION CONFIRMATION

[Insert Date]
[Address of applicable Managing Agent]

Re:	Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010
Ladies and Gentlemen:
This notice is given pursuant to Section 2.02(c)(viii) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
This letter constitutes an Accordion Confirmation pursuant to Section 2.02(c)(viii) of the Funding Agreement. This Accordion Confirmation sets forth the Accordion Commitments as consented to by the Managing Agent for such Lender Group, and the resulting changes in the Facility Limit and Commitments.
(a)    Commitments

Lender Group	Lender Group Commitment (excluding Accordion Commitment)	Accordion Commitment	Aggregate Lender Group Commitment
[MUFG] Lender Group	$	$
[BNS] Lender Group	$	$
[SMBC] Lender Group	$	$
[BANA] Lender Group	$	$
[Wells] Lender Group	$	$

(b)    Pro Rata Share expressed as a percentage after giving effect to the increase in the Accordion Commitment:

Confidential Treatment Requested

Lender Group	Pro Rata Share
[MUFG] Lender Group
[BNS] Lender Group
[SMBC] Lender Group
[BANA] Lender Group
[Wells] Lender Group

(c)    Facility Limit: $__________________
(i)    Non-Accordion Facility Limit: $__________________
(ii)    Accordion Facility Limit: $__________________
The Borrower hereby represents and warrants as of the date hereof, and as of the date of the increase requested hereby, as follows:
(i)    the representations and warranties contained in Article IV of the Funding Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates; and
(ii)    no event has occurred and is continuing, or would result from the increase proposed hereby, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination.
IN WITNESS WHEREOF, the undersigned has caused this Accordion Confirmation to be executed by its duly authorized officer as of the date first above written.

SIT FUNDING CORPORATION

By:
Name:
Title:

Exhibit 2.03(a) - 2

Confidential Treatment Requested

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent

By:
    Name:
    Title:

[THE BANK OF NOVA SCOTIA, as Managing Agent for the BNS Lender Group

By:
    Name:
    Title:]

[THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent for the MUFG Lender Group
By:
    Name:
    Title:]

[SMBC NIKKO SECURITIES AMERICA, INC., as Managing Agent for the SMBC Lender Group

By:
    Name:
    Title:]

Exhibit 2.03(a) - 3

Confidential Treatment Requested

[BANK OF AMERICA, N.A., as Managing Agent for the BANA Lender Group

By:
    Name:
    Title:]

[WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent for the Wells Lender Group

By:
    Name:
    Title:]

Exhibit 2.03(a) - 4

Confidential Treatment Requested

Exhibit 2.03(a) to Funding Agreement
FORM OF BORROWING REQUEST

[Insert Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020

Re:	Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010
Ladies and Gentlemen:
This notice is given pursuant to Section 2.03(a) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
Pursuant to Section 2.01 of the Funding Agreement, the Borrower hereby requests that a Borrowing be made to the Borrower on [__________ ____], [____], in the amount of [$__________] which shall be an Advance, to be disbursed to the Borrower in accordance with Section 2.03(b) of the Funding Agreement. The Borrower hereby represents and warrants that the conditions set forth in Section 3.02 of the Funding Agreement have been satisfied. Attached hereto is a certificate setting forth a pro forma calculation of the Borrowing Base after giving effect to the acquisition by the Borrower of new Transferred Receivables and the receipt of Collections since the date of the most recent Borrowing Base Certificate, and the making of such Borrowing.
Very truly yours,

SIT FUNDING CORPORATION

By
Name
Title

Confidential Treatment Requested

Exhibit to Borrowing Request
Pro Forma Calculation of Borrowing Base

[Attached]

Exhibit 2.03(a) - 2

Confidential Treatment Requested

Exhibit 2.03(h) to Funding Agreement
FORM OF REPAYMENT NOTICE

[Insert Date]
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020

Re:	Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010
Ladies and Gentlemen:
This notice is given pursuant to Section 2.03(h) of that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among SIT FUNDING CORPORATION (the “Borrower”), the financial institutions party thereto as lenders (the “Lenders”), the other parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
Pursuant to Section 2.03(h) of the Funding Agreement, the Borrower hereby notifies the Managing Agents and the Administrative Agent of its request to repay the principal amount of outstanding Advances in an amount equal to [$__________] on [________ ____], [____] (which is a Business Day), from [Collections/other sources]. In connection therewith, the Borrower will pay to the Administrative Agent all interest accrued on the outstanding principal balance of Advances being repaid through but excluding the date of such repayment.
Very truly yours,

SIT FUNDING CORPORATION

By
Name
Title

Confidential Treatment Requested

Exhibit 5.02(b) to Funding Agreement
Form of

BORROWING BASE CERTIFICATE

[On file with Administrative Agent]

Confidential Treatment Requested

Exhibit 9.03 to Funding Agreement
Form of

POWER OF ATTORNEY
This Power of Attorney is executed and delivered by SIT FUNDING CORPORATION, as Borrower, (“Grantor”) under the Funding Agreement (as defined below), to The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrative Agent under the Funding Agreement (hereinafter referred to as “Attorney”), pursuant to that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (the “Funding Agreement”), by and among Grantor, the other parties thereto and Attorney and the other Related Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Funding Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Borrower Obligations under the Related Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.
Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Funding Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for it, and ask, demand, collect, give acquaintances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Borrower Collateral; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action, or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of

Confidential Treatment Requested

competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Borrower Collateral and the Lenders’ Liens thereon, all as fully and effectively as it might do. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this ___ day of [________], 20[__].
Grantor
ATTEST:____________________________

By:                                 (SEAL)
Title: _______________________________
[Notarization in appropriate form for the state of execution is required.]

Exhibit 9.03 - 2

Confidential Treatment Requested

Exhibit 12.02(b) to Funding Agreement
FORM OF ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Agreement”) is made as of ______________ ___, ____ by and between ___________________________ (“Assignor Lender”) and _________________________ (“Assignee Lender”) and acknowledged and consented to by THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as administrative agent (“Administrative Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Funding Agreement as hereinafter defined.
RECITALS:
WHEREAS, SIT Funding Corporation, a Delaware corporation (the “Borrower”), the financial institutions signatory thereto from time to time as lenders (the “Lenders”), the other parties thereto, and the Administrative Agent have entered into that certain Fourth Amended and Restated Receivables Funding and Administration Agreement dated as of November 12, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Funding Agreement”) pursuant to which the Lenders (including the Assignor Lender) have agreed to make certain Advances to Borrower;
WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Advances (as described below) and the Borrower Collateral and to delegate to Assignee Lender [all/a portion] of its Commitment and other duties with respect to such Advances and Borrower Collateral;
WHEREAS, Assignee Lender desires to become a Lender under the Funding Agreement and to accept such assignment and delegation from Assignor Lender; and
WHEREAS, Assignee Lender desires to appoint the Administrative Agent to serve as agent for Assignee Lender under the Funding Agreement;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:
1.    ASSIGNMENT, DELEGATION, AND ACCEPTANCE
1.1    Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2 below), [all/such percentage] of Assignor Lender’s right, title, and interest in the Advances, Related Documents and Borrower Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Advances	Principal Amount	Pro Rata Share
Advances	$	_____%

Confidential Treatment Requested

1.2    Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Related Documents equivalent to [100%/___%] of Assignor Lender’s Commitment (such percentage representing a commitment of $_____________).
1.3    Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Related Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Funding Agreement.
1.4    Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Related Documents as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).
2.    INITIAL PAYMENT AND DELIVERY OF REVOLVING NOTES
2.1    Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Advances as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).
2.2    Payment of Assignment Fee. [Assignor Lender] [Assignee Lender] will pay to the Administrative Agent, for its own account in immediately available funds, not later than 12:00 noon (New York City time) on the Effective Date, an assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 12.02(b) of the Funding Agreement.
2.3    Execution and Delivery of Revolving Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to the Administrative Agent the Revolving Notes previously delivered to Assignor Lender for redelivery to Borrower and, if requested by the Assignee Lender [or the Assignor Lender], the Administrative Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Revolving Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Advances after giving effect to the assignment described in Section 1. Each new Revolving Note will be issued in the aggregate maximum principal amount of the Commitment of [the Assignee Lender] [and the Assignor Lender].
3.    REPRESENTATIONS, WARRANTIES AND COVENANTS
3.1    Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and the Administrative Agent:

Exhibit 12.02(b) - 2

Confidential Treatment Requested

(a)    This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;
(b).    The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Related Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;
(c)    Assignee Lender is familiar with transactions of the kind and scope reflected in the Related Documents and in this Agreement;
(d)    Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of the Borrower and its Affiliates, has conducted its own evaluation of the Advances, the Related Documents and the Borrower’s and its Affiliates’ creditworthiness, has made its decision to become a Lender to Borrower under the Funding Agreement independently and without reliance upon Assignor Lender, any other Lender or the Administrative Agent, and will continue to do so;
(e)    Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Advances for its own account and not with a view to or for sale in connection with any subsequent distribution; provided that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Funding Agreement, be and remain within its control; and
(f)    As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest under the Funding Agreement without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, after giving effect to this assignment Borrower will not have any increased obligations under Sections 2.08(g), 2.09, or 12.04(b) of the Funding Agreement by virtue of such assignment, and Assignee Lender will indemnify the Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that are not paid by the Borrower pursuant to the terms of the Funding Agreement.
3.2    Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:
(a)    Assignor Lender is the legal and beneficial owner of the Assigned Amount;
(b)    This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;
(c)    The execution and performance by Assignor Lender of its duties and obligations under this Agreement will not require any registration with, notice to or consent or approval by any Governmental. Authority;
(d)    Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby; and

Exhibit 12.02(b) - 3

Confidential Treatment Requested

(e)    Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party.
4.    LIMITATIONS OF LIABILITY
Neither Assignor Lender (except as provided in Section 3.2) nor the Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Related Documents or any other document or instrument furnished pursuant thereto or the Advances, or other Borrower Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectability of any of them, (c) the amount, value or existence of the Borrower Collateral, (d) the perfection or priority of any Lien upon the Borrower Collateral, or (e) the financial condition of Borrower or any of its Affiliates or other obligor or the performance or observance by Borrower or any of its Affiliates of its obligations under any of the Related Documents. Neither Assignor Lender nor the Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or the Administrative Agent by Borrower or any of its Affiliates. Nothing in this Agreement or in the Related Documents shall impose upon the Assignor Lender or the Administrative Agent any fiduciary relationship in respect of the Assignee Lender.
5.    FAILURE TO ENFORCE
No failure or delay on the part of the Administrative Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Related Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.
6.    NOTICES
Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.
7.    AMENDMENTS AND WAIVERS
No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, the Administrative Agent and Assignee Lender.
8.    SEVERABILITY

Exhibit 12.02(b) - 4

Confidential Treatment Requested

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.
9.    SECTION TITLES
Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.
10.    SUCCESSORS AND ASSIGNS
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.    APPLICABLE LAW
THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
12.    COUNTERPARTS
This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered (including by facsimile or electronic mail), will be deemed an original and all of which shall together constitute one and the same instrument.
*    *    *

Exhibit 12.02(b) - 5

Confidential Treatment Requested

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
Assignee Lender                     Assignor Lender

By:                            By:

Name:                            Name:

Title:                            Title:
Notice Address                    Notice Address

Account Information                    Account Information

Acknowledged and Consented to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

[Consented to:]6
SIT FUNDING CORPORATION,
as Borrower

By:
Name:
Title:

_____________________
6 If required pursuant to Section 12.02.

Exhibit 12.02(b) - 6

Confidential Treatment Requested

SCHEDULE 2.1

Assignor Lender’s Advances

Principal Amount

Advances            $_____________

Accrued Interest        $_____________

Unused Line Fee        $_____________

Other + or -         $____________

            Total    $

All determined as of the Effective Date

Confidential Treatment Requested

Exhibit A to Funding Agreement
CREDIT AND COLLECTION POLICY

[On file with Administrative Agent]

Confidential Treatment Requested

Schedule 1.01 to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among
SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time
and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Commitments

Lender	Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$170,000,000
Wells Fargo Bank, National Association	$150,000,000
Bank of America, N.A.	$100,000,000
The Bank of Nova Scotia	$90,000,000
Sumitomo Mitsui Banking Corporation	$90,000,000
Total	$600,000,000

Confidential Treatment Requested

Schedule 4.01(b) to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among
SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; FEIN

Confidential Treatment Requested

Schedule 4.01(i) to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among
SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Tax Matters/Borrower

Confidential Treatment Requested

Schedule 4.01(q) to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among
SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Accounts

Confidential Treatment Requested

Schedule 5.01(b) to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among
SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Trade Names/Borrower
.

Confidential Treatment Requested

Schedule 5.03(b) to the Fourth Amended and Restated
Receivables Funding and Administration Agreement
by and among SIT Funding Corporation,
The Financial Institutions Signatory Hereto From Time to Time,
and
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Existing Liens

Confidential Treatment Requested

Schedule 12.01

Notice Information

Confidential Treatment Requested

ANNEX 5.02(a)
to
FUNDING AGREEMENT

REPORTING REQUIREMENTS OF THE BORROWER
The Borrower shall furnish, or cause to be furnished, to each Managing Agent and the Administrative Agent:
(a)    Reporting. (i) Monthly Report. As soon as available, and in any event no later than 5:00 p.m. (New York time) on the twelfth day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day), a monthly report (a “Monthly Report”) in the form attached hereto prepared as of the last day of the previous calendar month, certified by an officer of the Servicer. It is hereby understood and agreed that the Borrower shall be required to deliver a Monthly Report pursuant to the terms of this subsection (a)(i) notwithstanding that the Borrower may also be required to deliver Weekly Reports or Daily Reports as hereinafter described.
(ii)    Weekly Report. If requested in writing to the Borrower by any Agent, no later than 5:00 p.m. (New York time) on each Tuesday, a report (a “Weekly Report”) in the form attached hereto, prepared as of the last day of the immediately preceding week; provided that upon receipt of such request from such Agent, the Borrower shall continue to deliver Weekly Reports until notified in writing by such Agent that Weekly Reports are no longer required to be delivered pursuant to the terms hereof.
(iii)    Daily Report. If a Termination Event has occurred or as otherwise determined necessary by the Administrative Agent, no later than 5:00 p.m. (New York time) on the Business Day immediately following the date on which the daily reporting obligation arose, a daily report (a “Daily Report”) in the form attached hereto, prepared as of the close of business on the immediately preceding Business Day. The Borrower shall be required to deliver a Daily Report by no later than 5:00 p.m. (New York time) on each Business Day thereafter (each Daily Report relating to the immediately preceding Business Day) unless and until such Termination Event is no longer outstanding, in which case the Borrower shall be required to deliver the Weekly Reports and/or the Monthly Reports, as applicable, during the following calendar month.
(b)    Annual Audited Financials. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, a copy of (1) the audited consolidated financial statements for such year for each of the Borrower and the Parent and its Subsidiaries, certified, as to the audited financial statements, without qualification in a manner satisfactory to the Administrative Agent by any of (i) Deloitte & Touche USA LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP, or (iv) PricewaterhouseCoopers LLP (or any of their respective successors) or other

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nationally recognized independent public accountants acceptable to the Administrative Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein) and (2) the unaudited consolidating financial statements for the Parent and its Subsidiaries.
(c)    Quarterly Financials. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of such fiscal year), financial information regarding the Parent and its Subsidiaries, certified by the Chief Financial Officer of the Parent, consisting of consolidated unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Parent that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Parent and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such quarter and for the period then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event. In addition, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and the Managing Agents, within forty-five (45) days after the end of each fiscal quarter, (1) a statement in reasonable detail showing the calculations used in determining compliance with each financial test described in Annex Z of the Sale Agreement and (2) a management discussion and analysis that includes a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year, as set forth in the quarterly filings made by the Parent with the Securities and Exchange Commission.
(d)    Reports by Independent Accountants. The Borrower shall, within 180 days following the end of each fiscal year, cause the Servicer to initiate with the AUP Provider the application of the Agreed Upon Procedures.  The Borrower shall provide the AUP Provider with any access granted to the Administrative Agent under clauses (i) through (iv) of Section 7.05(b) of the Funding Agreement for the purposes of preparing the AUP Provider’s annual report.
(e)    Operating Plan. As soon as available, but not later than 45 days after the end of each fiscal year, an annual operating plan for such fiscal year for the Parent, which will (i) include a statement of the material assumptions on which such plan is based, (ii) include quarterly balance sheets and quarterly projections for such year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Base projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, capital expenditures and facilities.

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(f)    Management Letters. Within 10 Business Days after receipt thereof by the Borrower, copies of all management letters, exception reports or similar letters or reports received by the Borrower from its independent certified public accountants.
(g)    Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Borrower has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Borrower proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:
(i)    any Incipient Termination Event or Termination Event;
(ii)    any Adverse Claim made or asserted against any of the Borrower Collateral of which it becomes aware;
(iii)    the occurrence of any event that would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and Liens granted by the Borrower pursuant to the Funding Agreement;
(iv)    the occurrence of any event of the type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with the Dollar Equivalent of an aggregate Outstanding Balance at such time of $2,000,000 or more;
(v)    the commencement of a case or proceeding by or against the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor seeking a decree or order in respect of the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor (A) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor or for any substantial part of its respective assets, or (C) ordering the winding up or liquidation of the affairs of the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor;
(vi)    the receipt of notice that (A) the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor is being placed under regulatory supervision, (B) any material license, permit, charter, registration or approval necessary for the conduct of the business of the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor is to be, or may be, suspended or revoked, or (C) the Borrower, the Parent, the Servicer, any Originator, any other Subsidiary of the Parent or any Obligor is to cease and desist any practice, procedure or policy employed by it in the conduct

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of its business if such cessation could reasonably be expected to have a Material Adverse Effect; or
(vii)    any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.
(h)    SEC Filings and Press Releases. Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which the Parent shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and copies of all management letters delivered to the Parent or any of its Subsidiaries by its accountants.
(i)    ERISA Notices. Immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan of the Borrower or an ERISA Affiliate of the Borrower, or the failure to make a required contribution to a Pension Plan of the Borrower or an ERISA Affiliate of the Borrower if such failure is sufficient to give rise to a lien under section 303(k) of ERISA, or the taking of any action with respect to a Pension Plan of the Borrower or an ERISA Affiliate of the Borrower which would be reasonably likely to result in the requirement that the Borrower or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan of the Borrower or an ERISA Affiliate of the Borrower which would be reasonably likely to result in the Borrower or any ERISA Affiliate incurring any material liability, fine or penalty, notice thereof an copies of all documentation relating thereto.
(j)    Litigation. Promptly upon learning thereof, written notice of any Litigation affecting the Borrower, the Transferred Receivables or the Borrower Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan of the Borrower or any ERISA Affiliate of the Borrower, the fiduciaries of such Plan (in their capacity as a fiduciary of any such Plan) or the assets of such Plan or against the Borrower or any ERISA Affiliate of the Borrower in connection with any Plan, (iv) alleges criminal misconduct by the Borrower or (v) would, if determined adversely, have a Material Adverse Effect.
(k)    Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Borrower, any Originator, the Parent or any of its other Subsidiaries as any Lender or Administrative Agent shall, from time to time, reasonably request.
(l)    Miscellaneous Certifications. As soon as available, and in any event within 90 days after the end of each fiscal year, (i) a Bringdown Certificate in the form attached hereto, (ii) a Servicer’s Certificate in the form attached hereto, and (iii) if requested, an opinion or opinions of counsel, in form and substance reasonably satisfactory to the Lenders and the Administrative Agent, reaffirming as of the date of such opinion the opinions of counsel with respect to the Borrower and the Originators delivered to the Lenders and the Administrative Agent on the Closing Date.

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Form of Monthly Report

[Attached]

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Form of Weekly Report

[On file with Administrative Agent]

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Form of Daily Report

[On file with Administrative Agent]

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ANNEX W
ADMINISTRATIVE AGENT’S ACCOUNT/
LENDERS’ ACCOUNTS

ANNEX X

DEFINITIONS

[Attached]

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ANNEX Y

[Reserved]

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Annex Z to Funding Agreement
FORM OF SPECIAL OBLIGOR APPROVAL NOTICE

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch,
as Administrative Agent
1221 Avenue of the Americas
New York, New York 10020

[Insert Date]
[Address]

SIT FUNDING CORPORATION

[Address]

Re:	Approval of Special Obligor
Ladies and Gentlemen:
Reference is made to the Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 12, 2010, as amended (the “Funding Agreement”), by and among SIT Funding Corporation, the financial institutions party thereto as lenders (the “Lenders”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a lender and as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Funding Agreement.
The Administrative Agent on behalf of the Requisite Lenders hereby notifies the Lenders of the approval of [name of party] as a Special Obligor (the “Special Obligor”) with an “Individual Obligor Percentage” equal to ___%. It is understood and agreed that the Administrative Agent may, if requested in writing by any Lender, revoke such approval at any time upon two (2) Business Days’ prior written notice to SIT Funding Corporation.

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Very truly yours,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Administrative Agent and as a Managing Agent

By:
Name:
Title:

Consented to and Acknowledged by:

[___________________________________],
as a Managing Agent

By:
Name:
Title:
[Consented to and Acknowledged by:

[___________________________________],
as a Managing Agent

By:
Name:
Title:]

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SCHEDULE 2

THIRD AMENDED AND RESTATED
RECEIVABLES SALE AND SERVICING AGREEMENT
Dated as of January 23, 2009
by and among
EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
AS ORIGINATORS,
SIT FUNDING CORPORATION,
as Buyer,
and
SYNNEX CORPORATION,
as Servicer

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(continued)

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EXHIBITS, SCHEDULES AND ANNEXES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)(ii)	Form of Subordinated Note
Exhibit 2.03	Form of Originator Support Agreement
Exhibit 9.05	Form of Power of Attorney (Administrative Agent)

Schedule 4.01(b)	Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; Identification Numbers
Schedule 4.01(d)	Litigation
Schedule 4.01(h)	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt
Schedule 4.01(i)	Tax Matters
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(m)	ERISA
Schedule 4.01(t)	Accounts
Schedule 4.02(g)	Corporate, Legal and Trade Names
Schedule 6.01	Notice Information

Annex 7.05	Reporting Requirements of the Servicer
Annex X	Definitions
Annex Y	[Reserved]
Annex Z	Financial Tests

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THIS THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), (a) is entered into as of January 23, 2009, by and among each of the persons signatory hereto from time to time as Originators (each an “Originator” and, collectively, the “Originators”), SYNNEX CORPORATION, a Delaware corporation (“Parent”), in its capacity as servicer hereunder (in such capacity, the “Servicer”) and SIT FUNDING CORPORATION, a Delaware corporation (“Buyer”) and (b) amends and restates that certain Second Amended and Restated Receivables Transfer Agreement, dated as of February 12, 2007, between Parent as “Originator” and “Servicer”, and Buyer (as amended prior to the date hereof, the “Existing Transfer Agreement”).
RECITALS
A.    Buyer is a special purpose corporation, the sole shareholder of which is the Parent.
B.    Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.
C.    Prior to the date hereof, Parent has sold such Receivables or contributed such Receivables to Buyer pursuant to the Existing Transfer Agreement, and from and after the date hereof Parent intends to continue to sell and each other Originator intends to sell, and Buyer intends to continue to purchase, such Receivables, from time to time, as described herein.
D.    In addition, the Parent may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.
E.    In order to effectuate the purposes of this Agreement and the Funding Agreement, Buyer has appointed Parent to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Parent is willing to continue acting in its capacity as Servicer hereunder on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.01.     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.
Section 1.02.     Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to

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this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.
Section 1.03.     Amendment and Restatement. Upon the satisfaction or waiver of the conditions precedent set forth herein, (a) the terms and provisions of the Existing Transfer Agreement shall be amended, superseded and restated in their entirety by the terms and provisions of this Agreement and, unless expressly stated to the contrary, each reference to the document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Agreement, (b) this Agreement is not intended to and shall not constitute a novation of the Existing Transfer Agreement or the obligations and liabilities existing thereunder, (c) with respect to any date or time period occurring and ending prior to the Effective Date, the rights and obligations of the parties to the Existing Transfer Agreement shall be governed by the Existing Transfer Agreement and the other Related Documents (as defined therein), and (d) with respect to any date or time period occurring and ending on or after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Related Documents (as defined herein).
ARTICLE II
TRANSFERS OF RECEIVABLES
Section 2.01.     Agreement to Transfer.
(a)    Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Parent, sell or contribute, to Buyer on (x) with respect to Parent, the Effective Date and on each Business Day thereafter, (y) with respect to Hyve, November 29, 2014 and on each Business Day thereafter and (z) with respect to Synnex Canada, on the Synnex Canada Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date other than the Excluded Receivables, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by an Originator to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and Buyer shall have executed and delivered a Receivables Assignment on or before the initial Transfer Date on which such Originator first transferred Receivables to Buyer hereunder. Notwithstanding anything to the contrary herein, each Originator and the Buyer agree that no Receivables shall be transferred or contributed to the Buyer, and no Transfer Date shall occur, following receipt by the Administrative Agent or the Buyer of a notice of a “Stop Event” under and as defined in the Intercreditor Agreement referred to in clause (i) of the definition thereof.
(b)    Determination of Sold Receivables. On and as of each Transfer Date, (i) all Receivables other than the Excluded Receivables then owned by each Originator (other than the Parent) and not previously acquired by Buyer shall be sold immediately upon its creation, and (ii) to the extent Receivables then owned by the Parent other than the Excluded Receivables have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables shall be sold to

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Buyer (each such Receivable sold immediately upon its creation pursuant to clauses (i) and (ii) above, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).
(c)    Payment of Sale Price. (i) In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price therefor in (x) Dollars, with respect to Sold Receivables denominated in Dollars and (y) Canadian Dollars, with respect to Sold Receivables denominated in Canadian Dollars, in each case, in immediately available funds. All cash payments by Buyer under this Section 2.01(c)(i) shall be effected on the day when due by means of a wire transfer of same day funds to such account or accounts as the Originators may designate from time to time.
(ii)    To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to Buyer in an amount not to exceed the lesser of (A) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) (a “Subordinated Note”) executed by Buyer and payable to such Originator. The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.
(d)    Determination of Contributed Receivables. Prior to the delivery of an Election Notice, on each Transfer Date on which Buyer cannot pay the Sale Price therefor in cash or with Subordinated Loans pursuant to clause (c) above, the Parent shall identify Receivables then owned by it which have not been previously acquired by Buyer other than the Excluded Receivables, and shall, prior to the delivery of an Election Notice, contribute such Receivables as a capital contribution to Buyer (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”). Notwithstanding the foregoing, the Parent shall not be obligated to make additional contributions to Buyer at any time. If on any Transfer Date (i) the Parent elects not to contribute Receivables (other than the Excluded Receivables) to Buyer when Buyer cannot pay the Sale Price therefor in cash or through Subordinated Loans, or (ii) any Originator (other than the Parent) does not sell all of its then owned Receivables to Buyer other than the Excluded Receivables, such Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”).
(e)    Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables. The Excluded Receivables shall not be transferred hereunder or otherwise constitute “Sold Receivables”, “Contributed Receivables” or “Transferred Receivables” hereunder or under the Related Documents.
(f)    Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial

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Balance so that a determination of the Transferred Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer’s request, of copies of all Records.
(g)    Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement. Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of Buyer and its assigns and pledgees.
Section 2.02.     Grant of Security Interest.
(a)    The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Transferred Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect thereto, including interest thereon at the Base Rate). Each Originator hereto reconfirms its grant of a security interest to Buyer of a first priority Lien in and to all of such Originator’s right, title and interest in, to and under the “Transferred Receivables” under, and as defined in, the Existing Transfer Agreement. This Section 2.02(a) shall not be deemed to cause any Originator formed under the provincial or federal laws of Canada to grant a security interest in the Transferred Receivables to the Buyer under Canadian law other than the interest of the Buyer as assignee of the Transferred Receivables.
(b)    Each Originator hereby grants, assigns, conveys, pledges, hypothecates and transfers to Buyer a Lien upon and security interest in all of such Originator’s right, title and interest in, to and under, but none of its obligations arising from, (i) the Originator Collection Accounts, the related Lockboxes and all funds on deposit therein and all certificates and instruments, if any, from time

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to time representing or evidencing such Account, such Lockboxes or such funds, (ii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for such Accounts, such Lockboxes or such funds on deposit therein, and (iii) all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, such Accounts, such Lockboxes and such funds on deposit therein, in each case, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Originator (including under any trade names styles or derivations of such Originator) and regardless of where located. Notwithstanding anything to the contrary contained herein, this Section 2.02(b) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
Section 2.03.     Originator Support Agreement. The Parent hereby agrees that in the event that any of its Affiliates become parties to this Agreement as Originators, the Parent shall undertake and agree, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each such Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an Originator Support Agreement in the form attached hereto as Exhibit 2.03, to more fully evidence such undertaking.
Section 2.04.     Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Transferred Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Transferred Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Transferred Receivables or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Transferred Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Transferred Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time.
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01.     Conditions Precedent to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent:
(a)    Sale Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Originator, the Servicer and Buyer, and Buyer

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shall have received such information, documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to Buyer.
(b)    Governmental Approvals. Buyer shall have received (i) satisfactory evidence that the Originators and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer’s Certificate from each Originator and the Servicer in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.
(c)    Compliance with Laws. Each Originator shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including, without limitation, those specifically referenced in Section 4.02(f).
(d)    Funding Agreement Conditions. Each of the conditions precedent set forth in Section 3.01 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.
Section 3.02.     Conditions Precedent to Transfers by Synnex Canada. Each Transfer by Synnex Canada to Buyer hereunder shall be subject to satisfaction of the following conditions precedent:
(a)    the prior written consent of the Administrative Agent shall have been obtained, such consent not to be unreasonably withheld to the extent the conditions of this Section 3.02 have been satisfied;
(b)    the Buyer and Administrative Agent shall have received:
(i)    copies of any Account Agreements to be executed with the relevant Banks and Buyer or Synnex Canada, as applicable;
(ii)    a pro forma Monthly Report representing the performance of the portfolio of Receivables originated by Synnex Canada for the month prior to the Synnex Canada Effective Date;
(iii)    acknowledgement copies, or time stamped receipt copies of proper PPSA and UCC financing statements, duly filed on or before the Synnex Canada Effective Date under the PPSA or UCC of all jurisdictions that the Buyer may deem necessary or desirable in order to perfect (with a first priority) the interests of the Buyer contemplated by this Agreement and the interests of the Administrative Agent and the Lender Groups under the Funding Agreement;
(iv)    completed UCC and PPSA search reports, dated on or shortly before the Synnex Canada Effective Date, listing all effective UCC and PPSA financing statements filed in the jurisdictions referred to in clause (b) above that name Synnex Canada as debtor, together with copies of such PPSA and UCC financing statements, and similar search reports

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with respect to judgment liens, federal tax liens and liens relating to pension plans in such jurisdictions as Buyer may request, showing no such liens on any of the Receivables;
(v)    a good standing certificate with respect to Synnex Canada issued by the jurisdiction of its organization on or about the Synnex Canada Effective Date;
(vi)    favorable opinions of Pillsbury Winthrop Shaw Pittman LLP, legal counsel for Buyer, Hyve, Synnex and Synnex Canada addressing certain enforceability, security interest and bankruptcy matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent;
(vii)    favorable opinions of Gowling WLG (Canada) LLP, Ontario, legal counsel for Synnex Canada addressing certain corporate, security interest and bankruptcy matters, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent;
(viii)    evidence reasonably satisfactory to the Administrative Agent and each Managing Agent that the Synnex Canada ABL Facility has terminated and the Receivables originated by Synnex Canada and the Originator Collection Accounts are free and clear of any Adverse Claim;
(ix)    an estoppel letter from Computershare Trust Company of Canada to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Managing Agent;
(x)    updated information (to the extent required) with respect to (I) Schedule 4.01(q) to the Funding Agreement, and (II) Schedule 4.01(t) to the Sale Agreement, in each case, with respect to the Accounts of Synnex Canada; and
(xi)    such other approvals, opinions or documents as the Buyer, the Administrative Agent or any Managing Agent may reasonably request from Synnex Canada;
(c)    satisfactory results of a review by Buyer and Administrative Agent of Synnex Canada’s collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory results of a review of its operating locations and satisfactory review of the Eligible Receivables in existence on the Synnex Canada Effective Date; and
(d)    no event shall have occurred and be continuing that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination.
Section 3.03.     Conditions Precedent to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

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(a)    Representations and Warranties. The representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;
(b)    No Facility Termination Date. (i) The Administrative Agent shall not have declared the Facility Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Facility Termination Date shall not have automatically occurred, in either event, in accordance with Section 9.01 of the Funding Agreement;
(c)    Compliance with Covenants. Each Originator shall be in compliance with each of its covenants and other agreements set forth herein or in any other Related Document;
(d)    Funding Agreement Conditions. Each of the conditions precedent set forth in Section 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein; and
(e)    Other Actions. Each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may reasonably request.
The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to Buyer by the Parent of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Article III have been satisfied. Upon any such acceptance or contribution, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.01.     Representations and Warranties of the Transaction Parties. To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Transaction Party, as applicable, makes the following representations and warranties to Buyer as of the Closing Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.
(a)    Existence; Compliance with Law. Each Transaction Party (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified and in good standing would not have a Material Adverse Effect); (ii) has the requisite power and authority and the legal right to own, pledge, mortgage, operate and convey all of its properties, to lease the property it operates under lease, and to conduct its business as now or proposed to be conducted, and to execute and deliver this Agreement and the Related Documents

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to which it is a party and to perform the transactions contemplated hereby and thereby; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (except where the failure to have such licenses, permits, consents or approvals or make such filings or give such notices would not have a Material Adverse Effect); (iv) is in compliance with its articles or certificate of incorporation and bylaws and other organizational documents; and (v) is in compliance with all applicable provisions of law (except where the failure to be in compliance would not have a Material Adverse Effect).
(b)    Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. As of the 2016 Effective Date, each Originator is a registered organization of the type and is organized under the laws of the state or province or federal law set forth in Schedule 4.01(b) (which is its only jurisdiction of organization or formation) and each such Originator’s organizational identification number (if any), the current location of such Originator’s executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located are set forth in Schedule 4.01(b) and, except as set forth in Schedule 4.01(b), such locations have not changed during the preceding twelve months. In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator, if applicable.
(c)    Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein, the exercise by Buyer or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Transaction Party’s corporate power; (ii) have been duly authorized by all necessary corporate or other action; (iii) do not contravene any provision of such Transaction Party’s articles or certificate of incorporation or by-laws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect; (v) do not contravene, or cause such Transaction Party to be in default under, any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting such Transaction Party or its property; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Transaction Party; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Effective Date. Each of the Related Documents shall have been duly executed and delivered by or on behalf of the Transaction Party intended to be party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms, subject, as to enforceability, to (A) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and (B) general equitable principles, whether applied in a proceeding at law or in equity.
(d)    No Litigation. Except as set forth in Schedule 4.01(d), no Litigation is now pending or, to the knowledge of any Transaction Party, threatened against any Transaction Party or any other

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Subsidiary of the Parent before any Governmental Authority which (i) challenges such Transaction Party’s right, power or competence to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer or pledge of any Receivable (other than Excluded Receivables) or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) is reasonably likely to result in a Material Adverse Effect. To the knowledge of such Transaction Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Except as set forth in Schedule 4.01(d), such Transaction Party is not a party to any consent decree.
(e)    Solvency. After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Transaction Party is and will be Solvent. After giving effect to the sale and contribution of Transferred Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent.
(f)    Material Adverse Effect. Since November 30, 2008, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
(g)    Ownership of Receivables; Liens. Each Originator owns and has good and marketable title to each Receivable (other than Excluded Receivables) originated or acquired by it free and clear of any Adverse Claim and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to, and the sole record and beneficial ownership interest in, each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables (other than Excluded Receivables) originated or acquired by it and its other properties and assets. Each Originator has rights in and full power to transfer its Receivables (other than Excluded Receivables) hereunder. No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables.
(h)    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt. On the Effective Date, (i) no Originator has any Subsidiaries other than those Subsidiaries set forth on Schedule 4.01(h) and, (ii) except as set forth on Schedule 4.01(h), no Originator nor any Subsidiary of such Originator is engaged in any joint venture or partnership with any other Person or has any equity interest in any other Person. On the Effective Date, all of the issued and outstanding Stock of each Originator (other than Parent) is directly or indirectly owned by the Parent. Schedule 4.01(h) lists all Debt of each Originator as of the Effective Date, other than any such Debt consisting of any letters of credit issued for the account of such Originator.
(i)    Taxes. Except as disclosed in Schedule 4.01(i), all material tax returns, reports and statements, including information returns (Form 1120-S), required by any Governmental Authority to be filed by any Transaction Party have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable (other than Charges or

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Confidential Treatment Requested

other impositions which such Transaction Party is diligently contesting in good faith by appropriate proceedings, in respect of which no final unappealable order has been made against such Transaction Party, and with respect to which such Transaction Party is maintaining adequate reserves under GAAP) have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each Transaction Party has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by each Transaction Party from its employees (as applicable) for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, provincial, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth those taxable years for which any of the tax returns of each Transaction Party are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 4.01(i), no Transaction Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No Transaction Party has agreed or been requested to make any adjustment under IRC Section 481(a) or any analogous law or regulation of any jurisdiction by reason of a change in accounting method or otherwise that would have a Material Adverse Effect.
(j)    Intellectual Property. Except as otherwise set forth in Schedule 4.01(j), on the Effective Date, each Originator owns all licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office or United States Copyright Office application or registration numbers (or similar information for foreign registration or applications). Each Originator conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement, individually or in the aggregate, could not have or result in a Material Adverse Effect. Except as set forth in Schedule 4.01(j), to each Originator’s knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of such Originator, except where such infringement or claim of infringement, individually or in the aggregate, could not have or result in a Material Adverse Effect.
(k)    Full Disclosure. No information contained in this Agreement, any of the other Related Documents or any written statement furnished by or on behalf of any Transaction Party to Buyer, any Managing Agent or the Administrative Agent relating to this Agreement, the Sold Receivables or any of the other Related Documents, in each case, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. All business plans and other forecasts and projections (including the Projections) furnished by or on behalf of any Transaction Party and made available to Buyer, any Managing Agent or the Administrative Agent relating to the financial condition, operations, business, properties or prospects of such Transaction Party thereof were prepared in good faith on the basis of the facts and assumptions

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stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Transaction Party’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).
(l)    Notices to Obligors. Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.
(m)    ERISA.
(i)    Schedule 4.01(m) lists all Pension Plans and Retiree Welfare Plans of a Transaction Party or any ERISA Affiliate of a Transaction Party, including all such Title IV Plans, Multiemployer Plans, ESOPs and all Retiree Welfare Plans of a Transaction Party. The IRS has issued an opinion letter regarding the prototype plan document that has been adopted by Buyer with respect to its Qualified Plan, and, except as set forth on Schedule 4.01(m), to the knowledge of the Transaction Parties, nothing has occurred that could reasonably be expected to cause the loss of the tax-qualified status of the Qualified Plan. Except as otherwise provided in Schedule 4.01(m), to the knowledge of the Transaction Parties, (x) each Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, (y) no Transaction Party or any of their respective ERISA Affiliates has failed to make any contribution or pay any amount due, in any material respect, as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party, subject to such sections, and (z) no Transaction Party or any of their respective ERISA Affiliates has engaged in a “prohibited transaction,” as defined in Section 4975 of the IRC, in connection with any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party that could reasonably be expected to subject any Transaction Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.
(ii)    Except as set forth in Schedule 4.01(m): (A) as of the most recent valuation date for any Title IV Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party, the funding target attainment percentage (as defined in Section 430(d)(2) of the IRC) is 80% or higher; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party has occurred within the past three years or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Transaction Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan of a Transaction Party or any ERISA Affiliate of a Transaction Party or any Person as fiduciary or sponsor of any such Plan that would reasonably be expected to result in a material liability to the Transaction Parties; (D) no Transaction Party or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (E) within the last five years, no Transaction Party or any ERISA Affiliate of a Transaction Party has

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engaged in a transaction that would reasonably be likely to be subject to Section 4069 or 4212(c) of ERISA.
(n)    Brokers. No broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.
(o)    Margin Regulations. No Transaction Party is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”) (other than stock or other equity interests of the Parent to the extent considered Margin Stock). No Transaction Party owns any Margin Stock, and no portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Transaction Party will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.
(p)    Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.
(q)    Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.
(r)    Government Regulation. No Transaction Party is (i) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act or (ii) subject to regulation under the Federal Power Act, or any other federal, provincial or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or the securities commission of any relevant jurisdiction.
(s)    Books and Records; Minutes. The by-laws or the certificate or articles of incorporation of each Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

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(t)    Accounts. Schedule 4.01(t) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit or other bank accounts established for the receipt of collections on accounts receivable, including the Originator Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Each Account constitutes a deposit account within the meaning of the applicable UCC. Synnex Canada (or the Servicer on its behalf) will deliver to the Administrative Agent, on or prior to the Synnex Canada Effective Date, a fully executed agreement pursuant to which the relevant Collection Account Bank has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Originator Collection Accounts without further consent by Buyer, the Servicer or any Originator. The Originator Collection Accounts are not in the name of any person other than Synnex Canada, and no Originator has consented to any Bank following the instructions of any Person other than the Administrative Agent. Accordingly, the Administrative Agent has a first priority perfected security interest in the Originator Collection Accounts, and all funds on deposit therein. Notwithstanding anything to the contrary contained herein, this clause (t) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(u)    Representations and Warranties in Other Related Documents. Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, Buyer as if the same were set forth in full herein. Each Transaction Party consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Secured Parties (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.
(v)    Receivables. With respect to each Transferred Receivable acquired by Buyer hereunder:
(i)    each such Receivable included in any Borrowing Base Certificate as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;
(ii)    immediately prior to its transfer to Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;
(iii)    the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a

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valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and
(iv)    the Originator of such Receivable has no knowledge of any fact (including Dilution Factors) (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect with respect to such Receivable.
(w)    Fair Value. With respect to each Transferred Receivable acquired by Buyer hereunder, (i) the consideration received from Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and taking into account any increase in the outstanding balance of the Subordinated Note.
(x)    Supplementary Representations.
(i)    Receivables; Accounts.
(A)    Each Receivable (other than Excluded Receivables) constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.
(B)    Each Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Creation of Security Interest. Prior to the Transfer thereof, the Originators own and have good and marketable title to the Receivables (other than Excluded Receivables), free and clear of any Adverse Claim. Synnex Canada owns and has good and marketable title to the Originator Collection Accounts and related Lockboxes, free and clear of any Adverse Claim. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transferred Receivables, the Originator Collection Accounts, the related Lockboxes and the Collections in favor of Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.
(iii)    Perfection. The Originators have caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the Transfer of the Transferred Receivables from the Originators to Buyer pursuant to this Agreement and the security interest granted by the Originators to Buyer in the Originator Collection Accounts hereunder. With respect to the Originator Collection Accounts, Synnex Canada will deliver to the Administrative Agent (on behalf of itself and the Lenders), on or prior to the Synnex Canada Effective Date, a fully executed Account Agreement with respect to the Originator Collection Accounts pursuant to which the applicable Collection Account Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions

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Confidential Treatment Requested

given by the Administrative Agent with respect to all funds on deposit in the Originator Collection Accounts, without further consent by Buyer, the Servicer or any Originator.
(iv)    Priority.
(A)    Other than the Transfer of the Transferred Receivables by the Originators to the Buyer pursuant to this Agreement and, on and after the Synnex Canada Effective Date, the grant of security interest by the Originators to Buyer in the Originator Collection Accounts and related Lockboxes hereunder, no Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Transferred Receivables, the Accounts or the Lockboxes to any other Person.
(B)    No Originator has authorized, or is aware of, any filing of any financing statement against itself or any other Originator that includes a description of collateral covering the Transferred Receivables or any other assets transferred to Buyer hereunder, other than any financing statement filed pursuant to this Agreement and the Funding Agreement or financing statements that have been validly terminated on or prior to the date hereof.
(C)    No Originator is aware of any judgment, ERISA or tax lien filings against itself or any other Originator.
(D)    None of the Accounts or any of the Lockboxes is in the name of any Person other than the Buyer, Synnex Canada or the Administrative Agent. No Originator has consented to any Bank complying with instructions of any person other than the Administrative Agent.
(v)    Collections. Each remittance of Collections by an Originator to the Buyer will have been made (i) in payment of a debt incurred by such Originator from the Buyer in the ordinary course of business or financial affairs of such Originator and (ii) in the ordinary course of business or financial affairs of such Originator.
(vi)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01(x) shall be continuing, and remain in full force and effect until the Termination Date.
Notwithstanding anything to the contrary contained herein, this clause (x) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(y)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of each of the Transaction Parties that are designed to achieve compliance by the Transaction Parties and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and

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Confidential Treatment Requested

each of the Transaction Parties, their respective Subsidiaries and their respective officers and employees and, to the knowledge of each of the Transaction Parties, its respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the purchases contemplated established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case in all material respects. None of (a) the Transaction Parties or any of their respective Subsidiaries or, to the knowledge of the Transaction Parties, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (b) the Transaction Parties nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country. Each Transaction Party represents and covenants that it will not, directly or indirectly, use the proceeds of the Sale Price, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, or in any country or territory that, at the time of such purchase, is the subject of Sanctions (and in such case would result in a violation of Sanctions), or in any manner that will result in a violation by any Person of Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.
The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.
Section 4.02.     Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by Buyer, from and after the Effective Date and until the Termination Date:
(a)    Offices and Records. Each Originator shall maintain its organizational form, jurisdiction of organization or formation, organizational identification number, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Upon the request of Buyer, each Originator shall (i) mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Secured Parties, has a security interest in and lien thereon, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.
(b)    Access. Each Originator shall, at its own expense, during normal business hours, from time to time upon one Business Day’s prior notice and as frequently as Buyer or the Servicer determines to be appropriate: (i) provide Buyer, the Servicer and any of their respective officers, employees, agents and representatives access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred

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Confidential Treatment Requested

Receivables), facilities, advisors and employees (including officers) of each Originator, (ii) permit Buyer and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Originator’s books and records, including all Records maintained by such Originator, (iii) permit Buyer, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables of such Originator, and (iv) permit Buyer, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants; provided that any access described in clauses (i) – (iv) above shall be reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or Buyer, in good faith, notifies any Originator that an Incipient Termination Event or a Termination Event may have occurred, is imminent or deems its rights or interests in the Transferred Receivables insecure, each such Originator shall provide such access at all times and without advance notice and shall provide Buyer and the Servicer with access to its suppliers and customers. Each Originator shall make available to Buyer and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator, as Buyer or the Servicer may request. Each Originator shall deliver any document or instrument necessary for Buyer or the Servicer, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator.
(c)    Communication with Accountants. Each Originator authorizes Buyer, the Servicer and their designated representatives to communicate directly with its independent certified public accountants, and authorizes and, if requested by Buyer or Servicer, shall instruct those accountants to disclose and make available to Buyer, the Servicer and their designated representatives, any and all financial statements and other supporting financial documents, schedules and information relating to such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Originator. Each Originator agrees to render to Buyer and the Servicer at such Originator’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing, it being understood that such Originator shall be required to comply with a request under this Section 4.02(c) only to the extent such request is reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables. If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.
(d)    Compliance With Credit and Collection Policies. Each Originator shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Transferred Receivables and Contracts.

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(e)    Assignment. Each Originator agrees that Buyer may collaterally assign (and has collaterally assigned) all of its right, title and interest in, to and under the Transferred Receivables and this Agreement to the Administrative Agent (for the benefit of the Secured Parties) under the Funding Agreement, including its right to exercise the remedies set forth in Section 4.04. Each Originator agrees that, prior to the Termination Date under the Funding Agreement, the Administrative Agent (for the benefit of the Secured Parties) may enforce directly, without joinder of Buyer, all of Buyer’s rights hereunder and all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 6.14, and that the Administrative Agent and the Secured Parties shall be third party beneficiaries of Buyer’s rights hereunder.
(f)    Compliance with Agreements and Applicable Laws. Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.02(k).
(g)    Maintenance of Existence and Conduct of Business. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, legal and trade names as are set forth in Schedule 4.02(g) or, upon 30 days’ prior written notice to Buyer, in such other corporate, legal or trade names with respect to which all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.
(h)    Notice of Material Event. Each Originator shall promptly inform Buyer and the Administrative Agent in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:
(i)    any Litigation commenced or threatened against the Parent, any Originator or any other Subsidiary of the Parent or with respect to or in connection with all or any portion of the Transferred Receivables that (A) is reasonably likely to involve an amount

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in excess of the Dollar Equivalent of $10,000,000 individually or in the aggregate with any related Litigation, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan of the Parent, any Originator or any other Subsidiary of the Parent or any of their respective ERISA Affiliates, the fiduciaries of such Plan (in their capacity as a fiduciary of any such Plan) or the assets of such Plan or against the Parent, any Originator or any other Subsidiary of the Parent or any of their respective ERISA Affiliates in connection with any such Plan, (D) alleges criminal misconduct by the Parent, any Originator or any other Subsidiary of the Parent, or (E) if determined adversely, could reasonably be expected to have a Material Adverse Effect;
(ii)    the commencement of a case or proceeding by or against the Parent, any Originator or any other Subsidiary of the Parent seeking a decree or order in respect of the Parent, any Originator or such Subsidiary (A) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Parent, any Originator or any other Subsidiary of the Parent or for any substantial part of such Person’s assets, or (C) ordering the winding‑up or liquidation of the affairs of the Parent, any Originator or any other Subsidiary of the Parent;
(iii)    the receipt of notice that (A) the Parent, such Originator, or any other Subsidiary of the Parent is being placed under regulatory supervision, (B) any material license, permit, charter, registration or approval necessary for the conduct of the Parent’s, any Originator’s or any other Subsidiary of the Parent’s business is to be, or may be, suspended or revoked, or (C) the Parent, any Originator or any other Subsidiary of the Parent is to cease and desist any practice, procedure or policy employed by the Parent, any Originator or any other Subsidiary of the Parent in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;
(iv)    (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time of its Transfer to Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;
(v)    the establishment of any Title IV Plan of the Parent, any Originator or any other Subsidiary of the Parent or any ERISA Affiliate thereof or undertaking by any of the foregoing to make contributions to any Multiemployer Plan, ESOP, Retiree Welfare Plan or any other Pension Plan not listed on Schedule 4.01(m); or
(vi)    any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.
(i)    Separate Identity.
(i)    Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of Buyer.

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Confidential Treatment Requested

(ii)    The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) Buyer’s sole business consists of the purchase or acceptance through capital contribution (in the case of the Parent) of the Transferred Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer’s assets prior to any value in Buyer becoming available to Buyer’s Stockholders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.
(iii)    The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.
(iv)    Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.
(v)    Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.
(vi)    Each Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Parent or through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of Buyer.
(vii)    No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.
(viii)    The operating expenses and liabilities of Buyer shall be paid from Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.
(ix)    Each Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.
(x)    Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.
(xi)    Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of (x) Pillsbury Winthrop Shaw Pittman LLP, special U.S. counsel to the

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Parent Group and (y) on and after the Synnex Canada Effective Date, Gowling WLG (Canada) LLP, Ontario, special Canadian counsel to Synnex Canada, each delivered to the Administrative Agent and the Lenders.
(j)    ERISA and Environmental Notices. Each Originator shall give Buyer prompt written notice of (i) any event relating to a Pension Plan of an Originator or an ERISA Affiliate of any Originator that could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by any Originator of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business), and (iii) any environmental claims against the Parent, any Originator or any other Subsidiary of the Parent which, individually or in the aggregate, could reasonably be expected to exceed the Dollar Equivalent of $250,000.
(k)    Payment, Performance and Discharge of Obligations.
(i)    Subject to Section 4.02(k)(ii), each Originator shall (and shall cause each other member of the Parent Group to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.
(ii)    Each Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Transferred Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such Charges or claims other than inchoate tax liens and (E) the Administrative Agent has advised such Originator in writing that it reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.
(l)    Deposit of Collections.
(i)    Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and (ii) deposit or cause to be deposited promptly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Secured Parties)). No Originator shall make or permit to be made deposits into any Lockbox, any Collection Account or any Concentration Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, each Originator shall ensure that no Collections or other proceeds with respect

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to a Receivable reconveyed to it pursuant to Section 4.04 are paid or deposited into any Lockbox, any Collection Account or any Concentration Account. Each Originator shall (and shall cause each of its Affiliates to) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited into the relevant Collection Account or the relevant Concentration Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each Originator shall (and shall cause each of its Affiliates to) deposit or cause to be deposited into the relevant Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it in any Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. Synnex Canada shall direct all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in the relevant Concentration Account prior to the Canadian Originator Account Deadline.
(ii)    If, for any reason, any Collection Account Agreement terminates, or any Collection Account Bank fails to comply with its obligations under the applicable Account Agreement for any Originator Collection Account, then the applicable Originator shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to such Originator Collection Account maintained at such Bank to make all future payments to a new Collection Account or the relevant Concentration Account, as applicable. No Originator shall close any Originator Collection Account unless it shall have received the prior written consent of the Requisite Lenders. No Originator shall, and shall not permit the Servicer to, open any new Originator Collection Account without the prior written consent of the Requisite Lenders. Notwithstanding anything to the contrary contained herein, this clause (l) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(m)    Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.
(n)    Originators to Maintain Perfection and Priority. In order to evidence the interests of Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or

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advisable (including, such actions as are requested by Buyer) to maintain and perfect, as a first-priority interest, Buyer’s ownership and security interest in the Transferred Receivables and all other assets sold to Buyer pursuant hereto. Each Originator shall, from time to time and within the time limits established by law, prepare and present to Buyer for Buyer’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect Buyer’s ownership and security interest in the Transferred Receivables and all other assets sold to Buyer pursuant hereto as a first-priority interest. Buyer’s approval of such filings shall authorize the Originators to file such financing statements under the UCC or PPSA, as applicable, without the signature of Buyer where allowed by applicable law. Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral as specified on any such financing statements, without the prior written consent of Buyer. Each Originator agrees to maintain perfection and priority of the security interest in the Transferred Receivables in accordance with Section 6.13.
(o)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of each Originator that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of such Originator, by such Originator and each of its respective Subsidiaries and its or their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.
Section 4.03.     Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the Termination Date:
(a)    Sale of Receivables and Related Assets. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables (other than Excluded Receivables) or Contracts therefor, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.
(b)    Liens. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (other than Excluded Receivables) (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables. Neither the Parent nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien upon any of its property or receivables whether now owned or hereafter acquired, except for (i) Liens permitted pursuant to Section 8.01 of the Credit Agreement and (ii) Liens created pursuant to the Credit Agreement or any credit facility effecting a refinancing of the Debt incurred pursuant to the Credit Agreement; provided that any such credit facility expressly excludes all Transferred Receivables from any such Lien and the terms and conditions of any such credit facility are not otherwise inconsistent with the terms and conditions of this Agreement or any other Related Document (but in any event which terms and conditions are consistent with the provisions of the

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Credit Agreement relating to the transactions contemplated by this Agreement and the other Related Documents).
(c)    Modifications of Receivables or Contracts. No Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.
(d)    Sale Characterization. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer and with respect to the Transfer of each Contributed Receivable originated or acquired by it, as a contribution to the capital of Buyer.
(e)    Capital Structure and Business. Except as permitted in Section 4.02(g), no Originator shall (and each Originator shall not suffer or permit any of its Subsidiaries to):
(i)    make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect,
(ii)    make any material change in its capital structure as described on Schedule 4.01(h) (including the issuance or recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock), except that changes in such Originator’s capital structure shall be permitted so long as such changes, individually and in the aggregate, do not constitute a Change of Control;
(iii)    amend its certificate or articles of incorporation, charter, bylaws, or other organizational documents in any manner which may adversely affect the Secured Parties; or
(iv)    engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Second Omnibus Amendment Effective Date or any business substantially related or incidental thereto or any business substantially related or incidental to manufacturing, contract assembly, operational, logistics, distribution, business process services, supply chain management services and related sales and services.
(f)    Actions Affecting Rights. No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

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(g)    ERISA. No Originator shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA or cause or permit to occur an ERISA Event.
(h)    Change to Credit and Collection Policies. No Originator shall fail to comply in any material respect with, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer.
(i)    Adverse Tax Consequences. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.
(j)    No Proceedings. From and after the Effective Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.
(k)    Mergers, Acquisitions, Sales, etc. Other than as permitted pursuant to the Credit Agreement or the Funding Agreement, neither the Parent nor any of its Subsidiaries shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person; provided that, for the avoidance of doubt, nothing contained herein is intended to restrict the ability of the Parent or any of its Subsidiaries to create or acquire a Subsidiary so long as such action is permitted under the Credit Agreement or the Funding Agreement, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, or permit any Subsidiary to do any of the foregoing, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary. In connection with any merger or consolidation that is permitted pursuant to the Credit Agreement, each Originator will (i) provide written notice thereof to Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that Buyer or the Administrative Agent deems reasonably necessary or desirable under the UCC or PPSA to maintain the perfection and priority of Buyer’s ownership interest in the Transferred Receivables.
(l)    Modification to the Credit Agreement. The Parent covenants and agrees to provide the Administrative Agent copies of each material amendment, modification or waiver to any provision of the Credit Agreement promptly after the execution thereof. If any such amendment amends the financial tests set forth in Annex Z or increases the thresholds for events of the type described in Section 8.01(b) or (f), then the Transaction Parties hereby agree to amend this Agreement to conform to such amendments at the request of the Administrative Agent.

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(m)    Commingling. No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox, any Collection Account or any Concentration Account other than, prior to the Canadian Collection Account Deadline, funds representing collections of Excluded Receivables deposited into Originator Collection Accounts; provided that after the Facility Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, no Originator shall instruct such Obligor to remit Collections of any Transferred Receivables to any Person or account other than to the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account. If any funds not constituting collections of Transferred Receivables are nonetheless impermissibly deposited into any Lockbox, any Collection Account or any Concentration Account and such Originator so notifies Buyer, Buyer shall notify the Servicer to promptly remit any such amounts to the applicable Originator. Notwithstanding anything to the contrary contained herein, this clause (m) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(n)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Each Originator shall not use, and each Originator shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, proceeds of the Sale Price of any Transferred Receivables (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
Section 4.04.     Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or Buyer of any breach of representation, warranty or covenant described in Sections 4.01(g), 4.01(l), 4.01(v), 4.01(w), 4.01(x), 4.02(l), 4.03(a), 4.03(b), 4.03(c), 4.03(d) or 4.03(m) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the Administrative Agent and the other parties hereto. The Originator that breached such representation, warranty or covenant shall, if requested by notice from Buyer or the Administrative Agent, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash remitted to the relevant Concentration Account, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) in the case of the Parent, make a capital contribution in cash to Buyer by remitting the amount of such capital contribution to the relevant Concentration Account, in each case, in an amount, or having a Billed Amount (the “Rejected Amount”) equal to the Dollar Equivalent of the Outstanding Balance thereof. Each Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into the relevant Concentration Account. Notwithstanding any other provision herein to the contrary, to the extent an Originator makes a determination that the most efficient method of collecting a Receivable would be to offset amounts owed by such Originator to such Obligor against amounts owed by such Obligor under such Receivable, such Originator may request Buyer to sell such Receivable to Originator for a price equal to the Dollar Equivalent

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of the Outstanding Balance thereof. Any such sale shall be in Buyer’s sole discretion and shall only be effective once the purchase price has been deposited into the relevant Concentration Account.
Section 4.05.     Supplemental Disclosure. On the request of Buyer (in the event that such information is not otherwise delivered by a Transaction Party to Buyer pursuant to this Agreement), such Transaction Party will (or may, as it shall elect) supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Related Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided that such supplement to any such Schedule or representation shall not be deemed an amendment thereof except if and to the extent that the information disclosed in such supplement updates (A) Schedule 4.01(b), (B) Schedule 4.01(j), (C) Schedule 4.01(m) to include any new Plans maintained or contributed to in accordance with this Agreement, but includes no additional exceptions or other changes to said schedule or (D) Schedule 4.01(t) to include any accounts.
ARTICLE V
INDEMNIFICATION
Section 5.01.     Indemnities by the Originators. Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees (including the Secured Parties and the Administrative Agent), or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document and any actions or failures to act in connection therewith, including any and all associated reasonable legal costs and expenses, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:
(i)    reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other

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information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;
(ii)    the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;
(iii)    the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;
(iv)    any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);
(v)    any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;
(vi)    the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person;
(vii)    any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC or PPSA of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Transfer hereunder to the extent that such filing is necessary to maintain the perfection and priority of Buyer in such Receivable, whether at the time of any such Transfer or at any subsequent time;
(viii)    any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Transferred Receivables or Collections with respect thereto or in respect of any Transferred Receivable or Contract therefor;

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(ix)    any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;
(x)    any failure of (w) any Collection Account Bank to comply with the terms of the applicable Collection Account Agreement, (x) the Accrual Account Bank to comply with the terms of the Accrual Account Agreement, (y) any Concentration Account Bank to comply with the terms of the applicable Concentration Account Agreement or (z) the Borrower Account Bank to comply with the terms of the Borrower Account Agreement;
(xi)    any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral;
(xii)    any failure to convert Collections denominated in Canadian Dollars to Dollars in accordance with Annex X and the other Related Documents; or
(xiii)    any tax imposed under the Income Tax Act (Canada) arising with respect to the acquisition, holding and disposition by the Buyer of the Receivables from Synnex Canada, including for greater certainty, any tax arising as a result of any actions taken by the Buyer (through an agent or otherwise) to collect or enforce payment of the Receivables originated by Synnex Canada.
Section 5.02.     Indemnities by the Servicer.
(a)    Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:
(i)    reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

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(ii)    the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;
(iii)    the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer; or
(iv)    the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.
(b)    Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02 shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.
ARTICLE VI
MISCELLANEOUS
Section 6.01.     Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth in Schedule 6.01 attached hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Without limiting the generality of the foregoing, all notices to be provided to Buyer hereunder shall be delivered to both Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to

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be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.
Section 6.02.     No Waiver; Remedies. Buyer’s failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver. Buyer shall not waive any of the provisions set forth in Section 4.01(x) or Section 4.02(n) if such waiver would adversely affect the Ratings. Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Transferred Receivables shall not be required.
Section 6.03.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator or the Servicer without the prior express written consent of Buyer shall be void. Each Originator and the Servicer acknowledges that Buyer may collaterally assign (and has collaterally assigned) all of its rights granted hereunder to the Administrative Agent (for the benefit of the Secured Parties) under the Funding Agreement, including the benefit of any indemnities under Article V, and the Administrative Agent shall have all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. Each Originator and the Servicer acknowledges and agrees that until the Termination Date under the Funding Agreement, (i) no consent or approval by Buyer hereunder nor any delivery of a Servicer Termination Notice hereunder shall be effective without the written consent and approval of the Administrative Agent, (ii) each determination specified to be made by Buyer hereunder may be made by the Administrative Agent, and (iii) the Administrative Agent may enforce directly, without joinder of Buyer, all of Buyer’s rights set forth in this Agreement, including, without limitation, Sections 4.02(b), 4.02(c), 4.04, 6.13, 7.03(f), 7.03(h), 7.03(i), 7.03(j), 7.03(k), 8.01 and 9.02. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and Buyer with respect to the transactions

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contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.
Section 6.04.     Termination; Survival of Obligations.
(a)    This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.
(b)    Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in Sections 4.04, 5.01, 6.12, 6.14 and 6.15, whether due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the rights and remedies set forth in Section 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 6.03, 6.12 and 6.14 shall be continuing and shall survive any termination of this Agreement.
Section 6.05.     Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.
Section 6.06.     Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided that prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.
Section 6.07.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION,

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VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

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RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 6.08.     Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic means) in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.
Section 6.09.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 6.10.     Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 6.11.     No Setoff. Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, all of which rights are hereby expressly waived by such Originator.
Section 6.12.     Confidentiality.
(a)    Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator, the Servicer and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or a Buyer Indemnified Person.
(b)    Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator or the Servicer shall consult with Buyer prior to the issuance of such news release or public announcement. Any Originator or the Servicer may, however, disclose the general terms of the transactions contemplated by this

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Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
(c)    Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators and the Servicer otherwise consent in writing, Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators, the Servicer and their respective Affiliates and each of their respective businesses obtained by Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator or the Servicer, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Affected Party and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)), (2) any regulatory authority, (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) any other party to the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable Originator or Servicer, (8) any nationally recognized statistical rating organization rating a Conduit Lender’s Commercial Paper, any dealer or placement agent of or depositary for the Conduit Lender’s Commercial Paper, any Administrator, any Program Support Provider, any credit/financing provider to any Conduit Lender or any of such Person’s counsel or accountants in relation to this Agreement or any other Related Document if they agree to hold the information confidential or (9) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Buyer or Affected Party on a nonconfidential basis from a source other than the Parent or any Subsidiary thereof.
Section 6.13.     Further Assurances.
(a)    Each Originator shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such

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Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC or PPSA with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes Buyer to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator’s receipt thereof and promptly delivered to Buyer.
(b)    If any Originator fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Originator upon demand of Buyer.
Section 6.14.     Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all Rating Agency fees and all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses incurred by Buyer (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.
Section 6.15.     Nonrecourse Obligations. Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be without recourse to Buyer except to the extent that funds from Advances or Collections are available to Buyer pursuant to the terms of the Funding Agreement for such payment (collectively, the “Buyer Available Amounts”). In the event that amounts payable to the Originators pursuant to this Agreement exceed Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as Buyer has Buyer Available Amounts.

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ARTICLE VII
SERVICER PROVISIONS
Section 7.01.     Appointment of the Servicer. Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents, to enforce Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.01 or 9.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (c) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.
Section 7.02.     Duties and Responsibilities of the Servicer.
(a)    Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies and industry practice for the servicing of accounts receivable similar to such Transferred Receivables.
(b)    In addition to the foregoing, in order to ensure that Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:
(i)    preparation and delivery on behalf of Buyer of all Borrowing Requests, Repayment Notices, Borrowing Base Certificates, Monthly Reports, Weekly Reports and Daily Reports required to be delivered under the Funding Agreement;
(ii)    calculation and monitoring of the Borrowing Base and the components thereof, and determination of whether the Receivables included in the calculation of the Net Receivables Balance are in fact Eligible Receivables;
(iii)    converting Dollars and/or Canadian Dollars as required or permitted under this Agreement, the Funding Agreement and the other Related Documents; and
(iv)    establishment, maintenance and administration of the Lockboxes and the Accounts in accordance with Article VI of the Funding Agreement.

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Section 7.03.     Collections on Receivables.
(a)    In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.
(b)    If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to Buyer.
(c)    Authorization of the Servicer. Buyer hereby authorizes the Servicer to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. Buyer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, Buyer shall have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that Buyer deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make Buyer or any Affected Party a party to any Litigation without Buyer’s or such Affected Party’s express prior written consent.
(d)    Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date. Such Servicing Fees shall be payable from available funds in accordance with Section 2.07 and 2.08 of the Funding Agreement. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder

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(including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.
Section 7.04.     Covenants of the Servicer. The Servicer covenants and agrees that from and after the Effective Date and until the Termination Date:
(a)    Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Related Documents. The Servicer shall comply with all federal, state, provincial and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except, in each case, where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.
(b)    Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clause (iii) could not reasonably be expected to have a Material Adverse Effect.
(c)    Collections Received by Servicer. The Servicer shall deposit or cause to be deposited promptly into the relevant Lockbox, Collection Account or Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.
(d)    ERISA. The Servicer shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien under Section 430(k) of the IRC or Section 303(k) or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Servicer of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).
(e)    Compliance with Credit and Collection Policies. The Servicer shall comply with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, except that the Servicer may (i) reduce the Outstanding Balance of a Transferred Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due

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Receivable so long as, after giving effect to any such action, no Transferred Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action. The Servicer shall not without the prior written consent of Buyer amend, modify or waive any term or provision of the Credit and Collection Policies.
(f)    Ownership of Transferred Receivables; Servicing Records. The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of Buyer and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Secured Parties; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Transferred Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Transferred Receivables, (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to any such Transferred Receivable and (c) any other reductions in the Outstanding Balance of such Transferred Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date each Daily Report, Weekly Report or Monthly Report is due, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to Buyer, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the assignment of the Transferred Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement. Upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event, the Servicer shall deliver and turn over such books and records to Buyer or its representatives at any time on demand. The Servicer shall permit any representative of Buyer to inspect such books and records and shall provide photocopies thereof to Buyer as more specifically set forth in Section 7.04(i).
(g)    Payment and Performance of Charges and other Obligations.
(i)    Subject to Section 7.04(g)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any amount thereof shall become past due.
(ii)    The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(g)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has

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not advised the Servicer in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.
(h)    Access. The Servicer agrees to provide Buyer and Buyer’s employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to Buyer in Section 4.02(b).
(i)    Communication with Accountants. The Servicer authorizes Buyer to communicate directly with its independent certified public accountants, and authorizes and, shall upon Buyer’s request, instruct those accountants to disclose and make available to Buyer, its officers, employees, agents and representatives any and all financial statements and other supporting financial documents, schedules and information relating to the Servicer (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Servicer. The Servicer agrees to render to Buyer, at the Servicer’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing, it being understood that the Servicer shall be required to comply with a request under this Section 7.03(i) only to the extent such request is reasonably related to the transactions contemplated by the Related Documents and to the Transferred Receivables.
(j)    Collection of Transferred Receivables. In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the applicable Originator may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to Buyer, for deposit into the Agent Account, an amount equal to the Dollar Equivalent of the Outstanding Balance of any such Transferred Receivable. If (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) Buyer in good faith believes that an Incipient Termination Event or a Termination Event is imminent, then Buyer may, without prior notice to any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of (1) the Collections, the Collection Accounts and the Concentration Accounts in accordance with the terms of the applicable Collection Account Agreement or Concentration Account Agreement, as applicable, and (2) the Borrower Account in accordance with the Borrower Account Agreement (in which case the Servicer shall be required to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the relevant Concentration Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent and direct that payments of all amounts due or to become due to Buyer thereunder be made directly to Buyer or any servicer, collection agent or Account designated by Buyer and Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

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(k)    Performance of Borrower Assigned Agreements. The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by Buyer in order to accomplish the foregoing, and (ii) upon the request of and as directed by Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.
(l)    License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of Buyer) a limited license to use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to Buyer (and to the Administrative Agent on behalf of the Secured Parties as assignee of Buyer) for purposes of the license granted herein. Except upon the occurrence and during the continuation of a Termination Event, Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license without giving the Servicer prior written notice.
(m)    Deposit of Collections. The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and (ii) deposit or cause to be deposited promptly into the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Secured Parties)). The Servicer shall not make or permit to be made deposits into any Lockbox, any Collection Account or any Concentration Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, the Servicer shall ensure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 are paid or deposited into any Lockbox, any Collection Account or any Concentration Account. The Servicer shall (and shall cause each of its Affiliates to) endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited into the relevant Collection Account or the relevant Concentration Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Servicer shall (and shall cause each of its Affiliates to) deposit or cause to be deposited into the relevant Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower

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Collateral received by it in any Lockbox or any Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. The Servicer shall direct all Obligors of Transferred Receivables originated by Synnex Canada to remit all payments with respect to such Receivables for deposit in the relevant Concentration Account prior to the Canadian Originator Account Deadline. Notwithstanding anything to the contrary contained herein, this clause (m) shall not apply to Synnex Canada or any Originator Collection Account prior to the Synnex Canada Effective Date.
(n)    Commingling. The Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox, any Collection Account or any Concentration Account except as otherwise permitted by Section 4.03(m). If any funds not constituting Collections of Transferred Receivables are nonetheless impermissibly deposited into any Lockbox, any Collection Account or any Concentration Account and the Servicer so notifies Buyer, Buyer shall promptly remit any such amounts to the applicable Originator. So long as any Transferred Receivables of an Obligor remain unpaid, the Servicer shall not instruct such Obligor to remit Collections of any Receivables other than Excluded Receivables to any Person or account other than to the relevant Lockbox, the relevant Collection Account or the relevant Concentration Account.
(o)    Separate Identity. The Servicer shall comply with Section 4.02(i) to the same extent as if it were an Originator.
(p)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Servicer that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Servicer, by the Servicer and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities.
Section 7.05.     Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Administrative Agent and the Managing Agents the financial statements, notices, reports, and other information at the times, to the Persons and in the manner set forth in Annex 7.05.
ARTICLE VIII
EVENTS OF SERVICER TERMINATION
Section 8.01.     Events of Servicer Termination. If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):
(a)    the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for one (1) Business Day or more; (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 7.05 or any other report related to the Transferred Receivables as required by the other Related Documents and the same

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shall remain unremedied for two (2) Business Days or more; or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for five (5) days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof; or
(b)    (i) the Servicer shall fail to make any payment with respect to any of its Debts which is in an aggregate principal amount exceeding the Dollar Equivalent of $75,000,000 when due, and the same shall remain unremedied for any applicable grace period with respect thereto; or (ii) a default or breach shall occur and be continuing under any agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound (other than a Related Document), and such default or breach shall remain unremedied after any applicable grace period with respect thereto and which involves a Debt which is in an aggregate principal amount exceeding the Dollar Equivalent of $75,000,000; or
(c)    a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (iii) ordering the winding‑up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed or discharged; provided that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (c), or (y) any of the events described in Section 8.01(d) shall have occurred; or
(d)    the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or
(e)    the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or
(f)    a final judgment or judgments for the payment of money in excess of the Dollar Equivalent of $75,000,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Parent which acts as a Sub-Servicer and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution

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thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or
(g)    (i) any information contained in any Borrowing Base Certificate, Monthly Report, Weekly Report or Daily Report is untrue or incorrect in any respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04; or
(h)    Buyer shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or
(i)    a Termination Event shall have occurred or this Agreement shall have been terminated; or
(j)    a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that Buyer or the Administrative Agent, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or
(k)    the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of Buyer; or
(l)    a Change of Control shall have occurred; or
(m)    a default or breach of any of the tests set forth in Annex Z shall have occurred;
then, and in any such event, Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

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ARTICLE IX
SUCCESSOR SERVICER PROVISIONS
Section 9.01.     Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.
Section 9.02.     Appointment of the Successor Servicer. In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to Buyer an instrument in form and substance acceptable to Buyer and the Administrative Agent.
Section 9.03.     Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:
(a)    The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to Buyer and the Administrative Agent and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Agent Account under the Funding Agreement and (ii) copies of all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

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(b)    The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.
(c)    In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall timely deliver to the Administrative Agent or its designee, at a place designated by the Administrative Agent or such designee, all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.
Section 9.04.     Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.
Section 9.05.     Power of Attorney. On the 2016 Effective Date, the Servicer shall execute and deliver a power of attorney in substantially in the form attached hereto as Exhibit 9.05 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible. The powers conferred under the Power of Attorney are solely to protect the interests of Buyer and its assigns (including the Administrative Agent and the Secured Parties) in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Administrative Agent or the Successor Servicer to exercise any such powers. The Administrative Agent covenants and agrees not to use the Power of Attorney except following a Termination Event and prior to the occurrence of the Termination Date.
Section 9.06.     No Proceedings. Each Originator and Servicer agrees that, from and after the Closing Date and until the date one year plus one day following the Termination Date, it will not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement. This Section 9.06 shall survive the termination of this Agreement.
Section 9.07.     Interest Act (Canada) Disclosure. For the purposes of disclosure pursuant to the Interest Act (Canada) and not for any other purpose, whenever interest, a discount rate or a rate at which a fee is to be calculated hereunder is to be paid or calculated hereunder on the basis of a period other than a calendar year, the yearly rate of interest, discount rate or fee to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the period in respect of which the calculation is being made.

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Section 9.08.     Judgment Currency. If, for the purposes of obtaining or enforcing judgment against Synnex Canada in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. In this Section “rate of exchange” means the rate at which the Buyer is able, on the relevant date, to purchase the Currency Due with the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between such Business Day and the date of receipt by Buyer of the amount due, Synnex Canada will, on the date of receipt by Buyer, pay Buyer such additional amount, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Buyer on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by it is the amount then due under this Agreement or any other Related Document in the Currency Due. If the amount of the Currency Due which Buyer is so able to purchase is less than the amount of the Currency Due originally due to it, Synnex Canada shall indemnify and save Buyer harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, and shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Buyer from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.
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IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.
SYNNEX CORPORATION,
individually and as an Originator
By:
    Name:
    Title:

SIT FUNDING CORPORATION,
as Buyer
By:
    Name:
    Title:

SYNNEX CORPORATION,
as Servicer
By:
    Name:
    Title:

HYVE SOLUTIONS CORPORATION,
as an Originator
By:
    Name:
    Title:

S-1

Confidential Treatment Requested

SYNNEX CANADA LIMITED/SYNNEX CANADA LIMITÉE, as an Originator
By:
    Name:
    Title:

S-2

Confidential Treatment Requested

EXHIBIT 2.01(a)
Form of
RECEIVABLES ASSIGNMENT
THIS RECEIVABLES ASSIGNMENT (the “Receivables Assignment”) is entered into as of [DATE], by and between [Name of Originator] (the “Originator”) and SIT FUNDING CORPORATION (“Buyer”).
1.    We refer to that certain Third Amended and Restated Receivables Sale and Servicing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) dated as of January 23, 2009, among the Originator, the other Originators party thereto, SYNNEX Corporation and Buyer. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.
2.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or, in the event the Originator is a shareholder of Buyer, sells or contributes, to Buyer, without recourse, except as provided in Section 4.04 of the Sale Agreement, all of the Originator’s right, title and interest in, to and under all of its Receivables other than Excluded Receivables (including all Collections, Records and proceeds with respect to such included Receivables) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.
3.    Subject to the terms and conditions of the Sale Agreement, the Originator hereby covenants and agrees to assign, sell or contribute, as applicable, execute and deliver, or cause to be assigned, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.
4.    Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.
5.    THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.
[NAME OF ORIGINATOR]
By:
Name:
Title:

SIT FUNDING CORPORATION, as Buyer
By:
Name:
Title:

Receivables Sale and Servicing Agreement
Exhibit 2.01(a)-2

Confidential Treatment Requested

EXHIBIT 2.01(c)(ii)
Form of
SUBORDINATED NOTE
[[$/C$]__________]    [______ __, ____]
FOR VALUE RECEIVED, the undersigned, SIT FUNDING CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [___________________], a (the “Subordinated Lender”), or its assigns, at [ADDRESS], or at such other place as the holder of this Subordinated Note (“Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [_____] [CANADIAN] DOLLARS [[$/C$]_____], or, if less, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Sale Agreement referred to below) made to the Borrower, upon the earlier to occur of (i) Final Advance Date and (ii) the Termination Date (in each case, as defined in Annex X to the Sale Agreement referred to below), together with interest thereon from time to time from the Effective Date (as defined in the Sale Agreement referred to below) at the rate shown in The Wall Street Journal as the “Prime Rate” on such date (the “Interest Rate”) on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan to but excluding the date such Subordinated Loan is paid in full.
The date, amount and interest rate of each Subordinated Loan made by the Subordinated Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Subordinated Lender on its books and, prior to any transfer of this Note, endorsed by the Subordinated Lender on the schedule attached hereto or any continuation thereof. The books of the Subordinated Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Subordinated Lender by the Borrower; provided that any failure of the Subordinated Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms set forth herein.
All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009 (as the same may be subsequently amended, restated or otherwise modified, the “Sale Agreement”) by and among the Borrower, the Subordinated Lender, the other Originators thereunder and SYNNEX Corporation. This Note is issued pursuant to the Sale Agreement and is one of the Subordinated Notes referred to therein. All of the terms, covenants and conditions of the Sale Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

The Borrower may at any time and from time to time voluntarily repay, in whole or in part, all Subordinated Loans made hereunder. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided that all repayments of Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.
Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each calendar month. All computations of interest shall be made by the Subordinated Lender on the basis of a 365 day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Effective Date for calculation of the Interest Rate for the period from the Effective Date through the end of the first calendar month following the Effective Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month. Each determination by the Subordinated Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error). The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.
If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.
As set forth below, the indebtedness evidenced by this Subordinated Note is subordinate in right of payment to all Borrower Obligations and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an “Insolvency Proceeding”) whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) (collectively, the “Senior Obligations”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. This Subordinated Note shall not be subject to any defense or any rights of set-off, including on account of any past or present debt. Upon the occurrence and during the continuance of any Termination Event or Incipient Termination Event, the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same. The Subordinated Lender hereby agrees that prior to the date that is one year and one day after all of

Receivables Sale and Servicing Agreement
Exhibit 2.01(c)(ii)-2

Confidential Treatment Requested

the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Subordinated Lender will not take any action to institute any Insolvency Proceeding in respect of the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding.
If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of this Subordinated Note. Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.
In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the “Maximum Lawful Rate”). In the event that a court of competent jurisdiction determines that Subordinated Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided that if at any time thereafter the amount of interest payable to Subordinated Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Subordinated Lender from the making of Subordinated Loans hereunder is equal to the total interest that Subordinated Lender would have received had the amount of interest payable to Subordinated Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Effective Date. Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Subordinated Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Subordinated Lender has received interest hereunder in excess of the Maximum Lawful Rate, Subordinated Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Receivables Sale and Servicing Agreement
Exhibit 2.01(c)(ii)-3

Confidential Treatment Requested

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.
Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.
BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.
SIT FUNDING CORPORATION
By:
Name:
Title:

Receivables Sale and Servicing Agreement
Exhibit 2.01(c)(ii)-4

Confidential Treatment Requested

SCHEDULE OF LOANS TO SUBORDINATED NOTE

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

Receivables Sale and Servicing Agreement
Exhibit 2.01(c)(ii)-5

Confidential Treatment Requested

EXHIBIT 2.03
Form of
ORIGINATOR SUPPORT AGREEMENT
THIS ORIGINATOR SUPPORT AGREEMENT (“Agreement”) is entered into as of [_____ __, ____], by SYNNEX CORPORATION, a Delaware corporation (“Parent”), in favor of SIT FUNDING CORPORATION, a Delaware corporation (“SPE”).
RECITALS
A.    SIT Funding Corporation, as purchaser, has entered into a Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Sale Agreement”), with SYNNEX Corporation, and the persons party thereto as “Originators.” Unless otherwise defined herein, capitalized terms or matters of construction defined or established Annex X to the Sale Agreement shall be applied herein as defined or established therein.
B.    It is a condition precedent to [______] becoming a party to the Sale Agreement as an “Originator” that Parent, as owner, directly or indirectly, of at least 100% of the outstanding Stock having ordinary voting power to elect the board of directors of [_____] and each other Originator, shall have executed and delivered this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPE to make purchases under the Sale Agreement, Parent hereby agrees as follows:
Section 1. Unconditional Undertaking. Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of SPE and the Administrative Agent (for itself and for the benefit of the Secured Parties) to cause the due and punctual performance and observance by the Servicer and each other Originator and their respective successors and assigns (collectively, the “Synnex Entities”) of all of the terms, covenants, conditions, agreements and undertakings on the part of such Synnex Entity to be performed or observed under the Sale Agreement or any document delivered by such Synnex Entity in connection with the Sale Agreement, the Funding Agreement and the Related Documents in accordance with the terms thereof, including the punctual payment when due of all obligations of such Synnex Entity now or hereafter existing under the Sale Agreement whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of attorneys, auditors and accountants) incurred by SPE, the Administrative Agent and their respective assigns in enforcing any rights under this

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

Agreement; provided that the foregoing unconditional undertaking of Parent is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables. Parent agrees that each of its Subsidiaries that becomes an “Originator” under the Sale Agreement shall be deemed to be an “Originator” for purposes of this Agreement. In the event that any Synnex Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under the Sale Agreement or any such other Related Document, then Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of Parent hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that SPE or the Administrative Agent, as applicable, shall have first made any request of or demand upon or given any notice to Parent or to any Synnex Entity or their respective successors or assigns, or have instituted any action or proceeding against Parent or any Synnex Entity or their respective successors or assigns in respect thereof.
Section 2. Obligation Absolute. Parent undertakes that the Guaranteed Obligations will be performed or paid strictly in accordance with the terms of the Sale Agreement or any other Related Document delivered by any Synnex Entity in connection with the Sale Agreement regardless of any law, regulation or order applicable to SPE or the Administrative Agent now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of SPE or the Administrative Agent with respect thereto. The obligations of Parent under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Parent to enforce this Agreement, irrespective of whether any action is brought against any Synnex Entity or whether any Synnex Entity is joined in any such action or actions. The liability of Parent under this Agreement shall be absolute and unconditional irrespective of:
(a)    any lack of validity or enforceability of the Sale Agreement or any other agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Sale Agreement or any other agreement or instrument relating thereto, including, without limitation, any increase in the Guaranteed Obligations resulting from additional purchases or contributions of Receivables (other than Excluded Receivables) or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any Synnex Entity or any of its subsidiaries;

Receivables Sale and Servicing Agreement
Exhibit 2.03-2

Confidential Treatment Requested

(e)    any change, restructuring or termination of the corporate structure or existence of any Synnex Entity or any of its subsidiaries; or
(f)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Synnex Entity or a guarantor.
This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by SPE upon the insolvency, bankruptcy or reorganization of any Synnex Entity or otherwise, all as though payment had not been made.
Section 3. Waivers. Parent hereby waives promptness, diligence, notice of acceptance and, except to the extent required under the Sale Agreement, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that SPE or the Administrative Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Synnex Entity or any other person or entity or any collateral.
Section 4. Subrogation. Parent agrees not to exercise any rights that it may acquire by way of subrogation against any Synnex Entity and its property or any rights of indemnification, contribution and reimbursement from any Synnex Entity and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Guaranteed Obligations have been paid and performed in full and the Termination Date has occurred.
Section 5. Separate Identity from Buyer. Parent shall itself, and shall ensure that each of its Affiliates, at all times comply with the covenants and agreements of the Originators set forth in Section 4.02(i) of the Sale Agreement as if Parent and each of its Affiliates were identified therein. Parent is party to no agreements with SPE or the Administrative Agent other than pursuant to the Related Documents.
Section 6. No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, Parent shall not, directly or indirectly, institute or cause to be instituted against SPE any proceeding of the type referred to in Sections 8.01(c) or 8.01(d) of the Sale Agreement.
Section 7. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by SPE and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8. Addresses for Notices. All notices and other communications hereunder shall be sent in the manner provided in Section 6.01 of the Sale Agreement, which provisions are incorporated herein by this reference as though fully set forth herein.

Receivables Sale and Servicing Agreement
Exhibit 2.03-3

Confidential Treatment Requested

Section 9. No Waiver; Remedies. No failure on the part of SPE or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10. Continuing Agreement; Assignments under Sale Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Guaranteed Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon Parent, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, SPE, the Administrative Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), if SPE assigns all or any of the Transferred Receivables, or any interest therein, the assignees shall thereupon become vested with all the benefits in respect thereof granted to SPE and the Administrative Agent herein or otherwise, including the rights to receive any notices hereunder, to consent to any waivers, amendments or other modifications of this Agreement, and/or to be reimbursed for any expenses in enforcing any rights hereunder.
Section 11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 12. GOVERNING LAW. THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
IN WITNESS WHEREOF, Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
SYNNEX CORPORATION, as Parent
By:
Name:
Title:

Receivables Sale and Servicing Agreement
Exhibit 2.03-4

Confidential Treatment Requested

Receivables Sale and Servicing Agreement
Exhibit 2.03-5

Confidential Treatment Requested

EXHIBIT 9.05
Form of
POWER OF ATTORNEY
IN FAVOR OF THE ADMINISTRATIVE AGENT
This Power of Attorney is executed and delivered by SYNNEX CORPORATION, as Servicer (“Grantor”) in favor of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (the “Administrative Agent”) or such successor entity as the Administrative Agent may designate herein (the Administrative Agent or such successor entity, the “Attorney”) pursuant to that certain Third Amended and Restated Receivables Sale and Servicing Agreement dated as of January 23, 2009 (as the same may from time to time be amended, restated, supplement or otherwise modified, the “Sale Agreement”), by and among Grantor, as Servicer, the persons party thereto as “Originators”, and SIT Funding Corporation, as Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Transferred Receivables under the Sale Agreement have been indefeasibly paid in full and/or written-off as uncollectible and Attorney has provided its written consent thereto.
Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Sale Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, to do the following: (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Transferred Receivable or other Borrower Collateral; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action, or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to the Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Transferred Receivable or other Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Transferred Receivables or other Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (f) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Transferred Receivables and the Administrative Agent’s interests therein, all as fully and effectively as it might do. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this ___ day of [_____], 20[__].

Grantor
ATTEST:

By: (SEAL)
Title:
[Notarization in appropriate form for the state of execution is required.]

Receivables Sale and Servicing Agreement
Exhibit 9.05(b)-2

Confidential Treatment Requested

Schedule 4.01(b) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation

Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; FEIN

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

Schedule 4.01(d) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation

Litigation

Receivables Sale and Servicing Agreement
Annex 7.05-2

Confidential Treatment Requested

Schedule 4.01(h) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation

Ventures, Subsidiaries and Affiliates; Outstanding Stock and Debt Subsidiaries of Originators

Receivables Sale and Servicing Agreement
Annex 7.05-3

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Schedule 4.01(i) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation

Tax Matters

Receivables Sale and Servicing Agreement
Annex 7.05-4

Confidential Treatment Requested

Schedule 4.01(j) to the to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation
Intellectual Property

Receivables Sale and Servicing Agreement
Annex 7.05-5

Confidential Treatment Requested

Schedule 4.01(m) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation
ERISA

Receivables Sale and Servicing Agreement
Annex 7.05-6

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Schedule 4.01(t) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation
Accounts

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

Schedule 4.02(g) to the Third Amended and Restated
Receivables Sale and Servicing Agreement
by and among
Each of the Entities Party Hereto From Time to Time as Originators,
SIT Funding Corporation
and
SYNNEX Corporation
Corporate, Legal and Trade Names

Schedule 6.01

Notice Information

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

ANNEX 7.05
REPORTING REQUIREMENTS OF THE SERVICER
The Servicer shall furnish, or cause to be furnished, to Buyer (with copies to each Managing Agent and the Administrative Agent):
(a)    Annual Audited Financials. As soon as available, and in any event within ninety (90) days after the end of each fiscal year, a copy of (1) the audited consolidated financial statements for such year for each of the Servicer and its Subsidiaries, certified, as to the audited financial statements, without qualification in a manner satisfactory to Buyer and the Administrative Agent by any of (i) Deloitte & Touche USA LLP, (ii) Ernst & Young LLP, (iii) KPMG LLP or (iv) PricewaterhouseCoopers LLP (or any of their respective successors) or other nationally recognized independent public accountants acceptable to Buyer and the Administrative Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein) and (2) the unaudited consolidating financial statements for the Servicer and its Subsidiaries.
(b)    Quarterly Financials. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of such fiscal year), financial information regarding the Servicer and its Subsidiaries, certified by the Chief Financial Officer of the Servicer, consisting of consolidated unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes. Such financial information shall be accompanied by the certification of the Chief Financial Officer of the Servicer that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Servicer and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such quarter and for the period then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event. In addition, the Servicer shall furnish, or cause to be furnished, to the Administrative Agent and the Managing Agents, within forty-five (45) days after the end of each fiscal quarter, (1) a statement in reasonable detail showing the calculations used in determining compliance with each financial test described in Annex Z of the Sale Agreement and (2) a management discussion and analysis that includes a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year, as set forth in the quarterly filings made by the Servicer with the Securities and Exchange Commission.
(c)    Intentionally Omitted.
(d)    Operating Plan. As soon as available, but not later than sixty (60) days after the end of each fiscal year, an annual operating plan for such fiscal year for the Servicer, which will (i) include a statement of the material assumptions on which such plan is based, (ii) include quarterly balance sheets and quarterly projections for such year and (iii) integrate sales, gross

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

profits, operating expenses, operating profit, cash flow projections and Borrowing Base projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, capital expenditures and facilities.
(e)    Management Letters. Within 10 Business Days after receipt thereof by the Servicer, copies of all management letters, exception reports or similar letters or reports received by the Buyer from its independent certified public accountants.
(f)    Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Servicer has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Servicer proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:
(i)    any Incipient Termination Event or Termination Event;
(ii)    any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware;
(iii)    the occurrence of any event that would have a material adverse effect on the aggregate value of the Transferred Receivables or on the assignments and Liens granted by the Originators pursuant to the Sale Agreement;
(iv)    the occurrence of any event of the type described in Sections 4.02(h)(i), (ii) or (iii) of the Sale Agreement involving any Obligor obligated under Transferred Receivables with the Dollar Equivalent of an aggregate Outstanding Balance at such time of $2,000,000 or more;
(v)    the commencement of a case or proceeding by or against Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor seeking a decree or order in respect of Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor (A) under any Debtor Relief Law or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor or for any substantial part of its respective assets, or (C) ordering the winding up or liquidation of the affairs of Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor;
(vi)    the receipt of notice that (A) Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is being placed under regulatory supervision, (B) any material license, permit, charter, registration or approval necessary for the conduct of the business of Buyer, the Parent, the

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Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is to be, or may be, suspended or revoked, or (C) the Buyer, the Parent, the Servicer, any Originator, any other Subsidiary of the Servicer or any Obligor is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect; or
(vii)    any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.
(g)    SEC Filings and Press Releases. Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which the Parent shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and copies of all management letters delivered to the Parent or any of its Subsidiaries by its accountants.
(h)    ERISA Notices. Promptly after the filing or receiving thereof, copies of all material reports and notices that Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates files under ERISA with the Internal Revenue Services or the PBGC or the U.S. Department of Labor or that Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates receives from any of the foregoing or from any Multiemployer Plan to which Buyer, any Originator, the Servicer or any of its other Subsidiaries or ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any accumulated funding deficiency under ERISA, any “Reportable Event” under ERISA, or any assessment of withdrawal liability under ERISA or any other event or condition which could, in the aggregate, result in the imposition of liability on Buyer, any Originator, the Servicer or any of its other Subsidiaries in excess of the Dollar Equivalent of $1,500,000.
(i)    Litigation. Promptly upon learning thereof, written notice of any Litigation affecting Buyer, the Transferred Receivables or the Borrower Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of the Dollar Equivalent of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan of Buyer or any ERISA Affiliate of Buyer, the fiduciaries of such Plan (in their capacity as a fiduciary of any such Plan) or the assets of such Plan or against Buyer or any ERISA Affiliate of Buyer in connection with any such Plan, (iv) alleges criminal misconduct by the Servicer or (v) would, if determined adversely, have a Material Adverse Effect.
(j)    Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of Buyer, any Originator, the Servicer or any of its other Subsidiaries as any Managing Agent or Administrative Agent shall, from time to time, reasonably request.
(k)    Miscellaneous Certifications. As soon as available, and in any event within 90 days after the end of each fiscal year, a bringdown certificate by Servicer, and if requested, an opinion or opinions of counsel, in each case in form and substance reasonably satisfactory to Buyer, the Managing Agents and the Administrative Agent, reaffirming as of the date of such opinion the

Receivables Sale and Servicing Agreement
Annex 7.05-3

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opinions of counsel with respect to the Servicer delivered to Buyer, the Managing Agents and the Administrative Agent on the Closing Date.

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ANNEX X
DEFINITIONS
[Attached]

Receivables Sale and Servicing Agreement

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ANNEX Y
[Reserved]

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

ANNEX Z
FINANCIAL TESTS

(a)    Consolidated Leverage Ratio. The Parent shall not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent, commencing with the fiscal quarter ending November 30, 2013, to be greater than 3.75:1.0.
(b)    Consolidated Fixed Charge Coverage Ratio. The Parent shall not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than (i) 1.20:1.0 for any fiscal quarter ending during the period from the Second Amendment Effective Date through and including May 31, 2016, and (ii) 1.25:1.0, for any fiscal quarter ending thereafter.

Capitalized terms used in this Annex Z and not otherwise defined below shall have the meanings ascribed to such terms in the Credit Agreement attached hereto as Schedule 1. Each of the financial tests set forth in this Annex Z shall be calculated in accordance with the Credit Agreement attached hereto as Schedule 1.

Receivables Sale and Servicing Agreement

Confidential Treatment Requested

SCHEDULE 1 to ANNEX Z
CREDIT AGREEMENT
[Attached]

Receivables Sale and Servicing Agreement

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SCHEDULE 3

ANNEX X

to

THIRD AMENDED AND RESTATED RECEIVABLES SALE AND SERVICING AGREEMENT
dated as of

January 23, 2009

and

FOURTH AMENDED AND RESTATED RECEIVABLES FUNDING AND ADMINISTRATION AGREEMENT

dated as of

November 12, 2010

Definitions and Interpretation

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Section 1.Definitions and Conventions. Capitalized terms used in the Sale Agreement (as defined below) and the Funding Agreement (as defined below) shall have (unless otherwise provided elsewhere therein) the following respective meanings:
“2016 Effective Date” means November 3, 2016.
“Accordion Advanced Amount” means, with respect to any Lender and its related Advances, the portion, if any, of such Advances being funded or maintained by such Lender under the Accordion Commitment for its Lender Group.
“Accordion Commitment” means, with respect to any Lender Group, the aggregate amount of any increase in such Lender Group’s Commitment pursuant to Section 2.02(c) of the Funding Agreement consented to by the applicable Managing Agent on behalf of the Lenders in such Lender Group.
“Accordion Confirmation” shall have the meaning assigned to it in Section 2.02(c)(viii) of the Funding Agreement.
“Accordion Facility Limit” means the aggregate of the amount of any increase to the Facility Limit pursuant to Section 2.02(c) of the Funding Agreement consented to by the Managing Agents of the Increasing Lender Groups less any reductions thereof pursuant to Section 2.02(a) of the Funding Agreement; provided, that the Accordion Facility Limit shall in no event exceed $120,000,000 without the prior written consent of all Managing Agents.
“Accordion Pro Rata Share” means, for each Lender Group, such Lender Group’s Accordion Commitment divided by the aggregate Accordion Commitments of all Lender Groups.
“Account” shall mean any of the Concentration Accounts, the Collection Accounts, the Borrower Account or the Accrual Account.
“Account Agreement” shall mean any of the Borrower Account Agreement, the Concentration Account Agreements, the Collection Account Agreements or the Accrual Account Agreement.
“Accounting Changes” shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred with by such Person’s certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.
“Accrual Account” shall mean the “Accrual Account” set forth on Schedule 4.01(q) to the Funding Agreement, established by the Borrower pursuant to Section 6.01(e) of the Funding

[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Agreement and maintained by the Borrower at the Accrual Account Bank, which account shall be subject to an Accrual Account Agreement.
“Accrual Account Agreement” shall mean any agreement among the Borrower, the Administrative Agent and the Accrual Account Bank with respect to the Accrual Account that provides, among other things, that (a) all items of payment deposited in the Accrual Account are held by the Accrual Account Bank as custodian for the Administrative Agent and (b) the Accrual Account Bank has no rights of setoff or recoupment or any other claim against the Accrual Account, other than for payment of its service fees and other charges directly related to the administration of the Accrual Account and for returned checks or other items of payment, and is otherwise in form and substance acceptable to the Administrative Agent.
“Accrual Account Bank” shall mean the bank or other financial institution at which the Accrual Account is maintained, which shall initially be Bank of America.
“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Funding Agreement.
“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) of the Funding Agreement.
“Administrative Agent” shall have the meaning set forth in the preamble of the Funding Agreement.
“Administrative Services Agreement” shall mean that certain Ancillary Services and Lease Agreement dated as of December 10, 1997, between the Borrower and the Parent.
“Administrators” shall mean the Liberty Street Administrator, the Gotham Administrator, the MAFC Administrator and any other Person that becomes a party to this Agreement as an “Administrator”.
“Advance” shall have the meaning assigned to it in Section 2.01(a) of the Funding Agreement.
“Advance Date” shall mean each day on which any Advance is made.
“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale Agreement or the Funding Agreement.
“Affected Party” shall mean each of the following Persons: each Lender, the Administrative Agent, each Managing Agent, each Administrator, each Program Support Provider, each Affiliate of the foregoing Persons, and any participant with the rights of a Lender under Section 12.02(c) of the Funding Agreement and their respective successors, transferees and permitted assigns.
“Affiliate” shall mean, with respect to (a) Borrower, the Parent or any of its Subsidiaries, or any Obligor, each Person that, directly or indirectly, owns or controls, whether

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, or (b) with respect to each Person, including those Persons to which clause (a) is applicable, (i) each Person that controls, is controlled by or is under common control with such Person, or (ii) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Agent Account” shall mean account number 310035147, Reference: SIT Funding Corp., established at the Agent Bank in the name of Gotham Funding Corporation.
“Agent Bank” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.
“Agent-Related Persons” means, with respect to any Managing Agent or the Administrative Agent, such Person together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.
“Aggregate Commitment” means, at any time, the aggregate commitment of all Lenders to make Advances, which aggregate commitment shall be Six Hundred Million Dollars ($600,000,000), as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.
“Agreed-Upon Procedures” means (a) with respect to the audit performed on or prior to the Effective Date, the procedures agreed to between the Administrative Agent and the Servicer as of the Effective Date, and (b) with respect to any audit performed on or after the 2016 Effective Date, the procedures agreed to from time to time between the Administrative Agent and the Servicer, with the consent of the Requisite Lenders.
“Alternate Rate” means, for any Interest Period for any Portion of Advances, an interest rate per annum equal to (I) solely with respect to any Lender in the Wells Lender Group or the BANA Lender Group, the LMIR Rate in effect on each day during such Interest Period, or (II) with respect to any Lender in any other Lender Group, the Applicable Margin above the LIBOR Rate for such Interest Period; provided that in the case of:

(a)	any Interest Period which commences on a date prior to the Administrative Agent receiving at least three (3) Business Days’ notice thereof, or

(b)	any Interest Period relating to a Portion of Advances which is less than $1,000,000, the “Alternate Rate” applicable to Advances made by Lender Groups, other than the Wells Lender Group and the BANA Lender Group, for each day in such Interest Period shall be an interest rate per annum equal to the Base Rate in effect on such day.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Servicer, and each Originator or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” shall mean any applicable law relating to money laundering or terrorism, including Executive Order 13224, the regulations promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.
“Appendices” shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.
“Applicable Margin” shall have the meaning assigned to it in the Fee Letter.
“Approved Rating Agency” shall have the meaning assigned to it in Section 2.11 of the Funding Agreement.
“Assignment Agreement” shall mean an assignment agreement in the form of Exhibit 12.02 to the Funding Agreement.
“Assignment and Acceptance Agreements” shall mean collectively the “BofA/BNS Assignment and Acceptance Agreement”, the “BofA/PNC Assignment and Acceptance Agreement” and the “SMBC/BNS Assignment and Acceptance Agreement”, each as defined in the Recitals to the Funding Agreement.
“AUP Provider” means Protiviti, Inc. or a firm of nationally recognized independent public accountants to be mutually agreed upon between the Administrative Agent and the Servicer, with the consent of the Requisite Lenders.
“Authorized Officer” shall mean, with respect to any corporation or limited liability company, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the General Counsel, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Sale Agreement, the Funding Agreement and the other Related Documents.
“Available Amounts” shall have the meaning assigned to it in Section 12.15 of the Funding Agreement.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“BANA Committed Lender” shall mean Bank of America, N.A. and each other Lender party hereto from time to time as a “BANA Committed Lender”.
“BANA Lender Group” shall mean Bank of America, N.A., as Managing Agent, and the BANA Committed Lenders.
“Bank” shall mean any of the Concentration Account Banks, the Collection Account Banks, the Accrual Account Bank or the Borrower Account Bank.
“Bank of America” shall mean Bank of America, N.A.
“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate for such day, plus 0.50%, (b) the then-current U.S. prime rate as published in the Wall Street Journal and (c) the overnight LIBOR Rate quoted on such day plus 1.00%. If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.
“Billed Amount” shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.
“Billing Date” shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated.
“BK Obligor” means an Obligor that is (i) unable to make payment of its obligations when due, (ii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iii) the subject of a comparable receivership or insolvency proceeding, unless, in the case of a bankruptcy proceeding in clause (ii) or (iii), the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (x) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (y) in the case of any Receivable originated post-petition, (A) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (B) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms.
“BNS Committed Lender” shall mean The Bank of Nova Scotia and each other Lender party hereto from time to time as a “BNS Committed Lender”.
“BNS Discretionary Lender” shall mean Liberty Street Funding LLC and each Conduit Assignee thereof.
“BNS Lender Group” shall mean the Liberty Street Administrator, The Bank of Nova Scotia, as Managing Agent, the BNS Committed Lenders and the BNS Discretionary Lenders.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Borrower” shall have the meaning assigned to it in the preamble to the Funding Agreement.
“Borrower Account” shall mean the “Borrower Account” set forth on Schedule 4.01(q) to the Funding Agreement, maintained by the Borrower at the Borrower Account Bank, which account shall be subject to a Borrower Account Agreement.
“Borrower Account Agreement” shall mean any agreement among the Borrower, the Administrative Agent, and the Borrower Account Bank with respect to the Borrower Account that provides, among other things, that (a) all items of payment deposited in the Borrower Account are held by the Borrower Account Bank as custodian for the Administrative Agent and (b) the Borrower Account Bank has no rights of setoff or recoupment or any other claim against the Borrower Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of the Borrower Account and for returned checks or other items of payment, and is otherwise in form and substance acceptable to the Administrative Agent.
“Borrower Account Bank” shall mean the bank or other financial institution at which the Borrower Account is maintained, which shall initially be Bank of America.
“Borrower Account Collateral” shall have the meaning assigned to it in Section 7.01(c) of the Funding Agreement.
“Borrower Assigned Agreements” shall have the meaning assigned to it in Section 7.01(b) of the Funding Agreement.
“Borrower Collateral” shall have the meaning assigned to it in Section 7.01 of the Funding Agreement.
“Borrower Collection Account” shall mean any “Collection Account” and related Lockboxes (if any) set forth on Schedule 4.01(q) to the Funding Agreement, established by the Borrower pursuant to Section 6.01(a) of the Funding Agreement and maintained by the Borrower at a Collection Account Bank, which account shall be subject to a Collection Account Agreement.
“Borrower Obligations” shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Funding Agreement, any other Related Document and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Outstanding Principal Amount, interest, fees, amounts payable in respect of Funding Excess, Successor Servicing Fees and Expenses, Additional Amounts, Additional Costs, Indemnified Amounts, and including the “Borrower Obligations” under, and as defined in, the Existing Receivables Purchase Agreement. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges,

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

expenses, attorneys’ fees and any other sum chargeable to the Borrower under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Secured Party or any assignee of any Secured Party as a preference, fraudulent transfer or otherwise.
“Borrowing” shall mean the Advances of the Lenders.
“Borrowing Base” shall mean, as of any date of determination, the amount equal to the lesser of:

(a)	the Facility Limit,
and

(b)	an amount equal to the positive difference, if any, of:

(i)	the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance, minus

(ii)
the sum of (W) the Interest Reserve, (X) the Servicing Fee Reserve, (Y) on and after the Synnex Canada Effective Date, the FX Reserve and (Z) such other reserves as the Administrative Agent may determine from time to time based upon its reasonable credit judgment;

in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).
“Borrowing Base Certificate” shall have the meaning assigned to it in Section 5.02(b) of the Funding Agreement.
“Borrowing Request” shall have the meaning assigned to it in Section 2.03(a) of the Funding Agreement.
“Breakage Costs” shall have the meaning assigned to it in Section 2.10 of the Funding Agreement.
“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Pennsylvania

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Confidential Treatment Requested

or, with respect to any remittances to be made by any Bank to or from any Account, in the jurisdiction in which such Account maintained by such Bank is located.
“Buyer” shall have the meaning assigned to it in the preamble to the Sale Agreement.
“Buyer Available Amounts” shall have the meaning assigned to it in Section 6.15 of the Sale Agreement.
“Buyer Indemnified Person” shall have the meaning assigned to it in Section 5.01 of the Sale Agreement.
“Canadian Dollars” shall mean lawful currency of Canada.
“Canadian Insolvency Statutes” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Assignment and Preferences Act (Ontario), the Fraudulent Conveyances Act (Ontario) and the oppression provisions of the Business Corporations Act (Ontario).
“Canadian Originator Account Deadline” shall mean the date that is one year after the Synnex Canada Effective Date.
“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.
“Change of Control” means:
(a)an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Voting Equity Interests of the Parent representing forty percent (40%) or more of the combined voting power of all Voting Equity Interests of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)Hyve, Synnex Canada or any other Originator (other than the Parent) shall cease to be, directly or indirectly, wholly-owned Subsidiaries of the Parent.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Charge-Off” shall mean the extent to which any Transferred Receivable is subject to any Dilution Factor described in clause (a) of the definition thereof.
“Charges” shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Borrower Collateral or any other property of the Borrower or any Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower or any Originator.
“Class A Obligor”, “Class B Obligor”, “Class C Obligor” and “Class D Obligor”, respectively, shall mean, as of any date of determination, an Obligor having a short-term rating or unsecured long-term debt rating or both a short-term rating and an unsecured long-term rating from either of Moody’s or S&P in accordance with the definition of “Class of Obligor” as determined in the following manner:

Class of Obligor	Short-Term Rating	Long-Term Rating of Obligor
Class A Obligor	A-1/P-1	A/A2 or higher
Class B Obligor	A-2/P-2	A- or BBB+/A3 or Baa1 (but lower than A/A2)
Class C Obligor	A-3/P-3	BBB or BBB-/Baa2 or Baa3 (but lower than BBB+/Baa1)
Class D Obligor	Lower than A-3/P-3 or Not Rated	Lower than BBB-/Baa3 or Not Rated

“Class of Obligor” for any Obligor shall be determined by the Administrative Agent as follows: (i) the short term rating issued by S&P for such Obligor shall be used to determine the “Class of Obligor”; provided that if such short-term rating is unavailable, the long-term unsecured rating issued by S&P for the Obligor shall be used, (ii) concomitantly with clause (i), the short-term rating issued by Moody’s for such Obligor shall be used to determine the “Class of Obligor”; provided that if such short-term rating is unavailable, the long-term unsecured rating issued by Moody’s for the Obligor shall be used, and (iii) only if there is a difference between the “Class of Obligor” indicated in clauses (i) and (ii), determined concomitantly, then the Obligor shall be deemed a member of the lower of the determined “Class of Obligor”.
“Closing Date” shall mean November 12, 2010.
“Collection Account” shall mean each of the Borrower Collection Accounts and the Originator Collection Accounts.
“Collection Account Agreement” shall mean any agreement among the Borrower or an Originator, as applicable, the Administrative Agent and the applicable Collection Account Bank with respect to the relevant Collection Account that provides, among other things, that (a) all items of payment deposited in such Collection Account are held by the applicable Collection Account

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Confidential Treatment Requested

Bank as custodian for the Administrative Agent and (b) the applicable Collection Account Bank has no rights of setoff or recoupment or any other claim against such Collection Account, other than for payment of its service fees and other charges directly related to the administration of such Collection Account and for returned checks or other items of payment and is otherwise in form and substance acceptable to the Administrative Agent.
“Collection Account Bank” shall mean any bank or other financial institution at which a Collection Account or any related Lockboxes are maintained.
“Collections” shall mean, with respect to any Transferred Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect to such Transferred Receivable which has been written off as uncollectible).
“Commercial Paper” means the promissory notes issued or to be issued by a Conduit Lender (or its related commercial paper issuer if such Conduit Lender does not itself issue commercial paper) in the commercial paper market.
“Commitment” shall mean as to any Committed Lender, the aggregate commitment of such Committed Lender to make Advances as set forth in Schedule 1.01 to the Funding Agreement or in the most recent Assignment Agreement executed by such Lender, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement and shall include any Accordion Commitment then in effect.
“Committed Lenders” shall mean, (a) for the BNS Lender Group, the BNS Committed Lenders, (b) for the MUFG Lender Group, the MUFG Committed Lenders, (c) for the SMBC Lender Group, the SMBC Committed Lenders, (d) for the BANA Lender Group, the BANA Committed Lenders, (e) for the Wells Lender Group, the Wells Committed Lenders, and (f) any other Person that shall become a party to the Funding Agreement in the capacity as a “Committed Lender”, and, in each case, their respective successors and permitted assigns.
“Concentration Account” shall mean any “Concentration Account” and related Lockboxes (if any) set forth on Schedule 4.01(q) to the Funding Agreement, established by the Borrower pursuant to Section 6.01(a) of the Funding Agreement (as such schedule may be updated from time to time to add a new “Concentration Account” with the consent of the Borrower and the Administrative Agent) and maintained by the Borrower at a Concentration Account Bank, which account shall be subject to a Concentration Account Agreement.
“Concentration Account Agreement” shall mean any agreement among the Borrower, the Administrative Agent and the applicable Concentration Account Bank with respect to the relevant Concentration Account that provides, among other things, that (a) all items of payment deposited in such Concentration Account are held by the applicable Concentration Account Bank as custodian for the Administrative Agent and (b) the applicable Concentration Account Bank has no rights of setoff or recoupment or any other claim against such Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Concentration Account and for returned checks or other items of payment and is otherwise in form and substance acceptable to the Administrative Agent.
“Concentration Account Bank” shall mean the bank or other financial institution at which a Concentration Account or any related Lockboxes are maintained.
“Concentration Percentage” shall mean, as of any date of determination, for the Obligors compromising each Class of Obligor in the table below, on an individual basis, a percentage not to exceed the corresponding “Individual Obligor Percentage”, subject to adjustment for any Special Obligors as approved by the Administrative Agent with the consent of the Requisite Lenders.

Class of Obligor	Individual Obligor Percentage

Class A	20.00%
Class B	10.00%
Class C	6.67%
Class D	3.25%

“Conduit Assignee” means, with respect to any Conduit Lender, any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by the same Administrator as such Conduit Lender (or an Affiliate of such Administrator consented to by the Borrower) and designated by such Administrator from time to time to accept an assignment from such Conduit Lender of all or a portion of its interest under the Funding Agreement.
“Conduit Investment Termination Date” shall mean, with respect to any Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease to fund Advances hereunder.
“Conduit Lender” shall mean Liberty Street Funding LLC, Manhattan Asset Funding Company LLC, Gotham Funding Corporation, any other Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any Conduit Assignee of any of the foregoing.
“Conduit Trustee” means, with respect to any Conduit Lender, a security trustee or collateral agent for the benefit of the holders of the Commercial Paper of such Conduit Lender appointed pursuant to such Conduit Lender’s program documents.
“Contract” shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.
“Contributed Receivables” shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.
“CP Rate” shall mean, for any Interest Period for any Portion of Advances funded by a particular Conduit Lender, the per annum rate equivalent to the weighted average cost (as

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Confidential Treatment Requested

determined by the related Administrator and including incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper, including dealer fees and placement agent commissions) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Lender or its Administrator to fund or maintain such Portion of Advances (and which may be also allocated in part to the funding of other assets of such Conduit Lender); provided that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Advances for such Interest Period, such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.
“Credit Agreement” shall mean that certain Credit Agreement, dated as of November 27, 2013, among Parent, the subsidiaries of Parent identified therein from time to time, Bank of America, National Association, as agent, and the financial institutions from time to time party thereto as lenders and as in effect on the 2016 Effective Date together with all amendments, restatements, supplements or modifications thereto that are in effect on the 2016 Effective Date or adopted from time to time thereafter to the extent not prohibited under the Related Documents, and any refinancings, replacements or refundings thereof that (a) are agreed to by the Requisite Lenders or (b) (i) have terms and conditions no less favorable (as determined by the Administrative Agent, in the exercise of its reasonable credit judgment) to the Administrative Agent or any Lender than the terms and conditions of the existing Credit Agreement and (ii) with respect to which an intercreditor agreement having terms and conditions acceptable to the Administrative Agent and the Lenders is in full force and effect.
“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Originators in effect on the Closing Date and attached as Exhibit A to the Funding Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the prior written consent of the Requisite Lenders.
“Credit Card Sales” means any payment obligation resulting from purchases by an Obligor of merchandise, goods or services from any Originator using a website maintained by or on behalf of such Originator using a credit or debit card and settling within five Business Days of purchase.
“Credit Parties” means the Transaction Parties and the Borrower.
“Daily Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.
“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred more than 90 days, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds,

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Confidential Treatment Requested

debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) all “Indebtedness” as such term is defined in the Credit Agreement, (1) all “Loans” and other obligations of the Parent and its Subsidiaries under the Credit Agreement (which shall only be Debt of the Parent, its Subsidiaries and any Person who guarantees such Debt), and (m) the Borrower Obligations.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including the Bankruptcy Code, the Canadian Insolvency Statutes and all amendments thereto, as are in effect from time to time.
“Default Rate” means, for any period, the applicable Base Rate for such period plus the Applicable Margin, plus 0.50% per annum.
“Default Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the sum of (without duplication) (i) the Dollar Equivalent of the aggregate Billed Amount of all Transferred Receivables (other than Specified Excluded Receivables) which became Defaulted Receivables during the Settlement Period immediately preceding such date and (ii) with respect to any Obligor that, during the Settlement Period immediately preceding such date, became (A) a debtor in a voluntary or involuntary bankruptcy proceeding, or (B) the subject of a comparable receivership or insolvency proceeding, the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables (other than Specified Excluded Receivables) owing by such Obligor that were owing by such Obligor before such Obligor became (x) a debtor in a voluntary or involuntary bankruptcy proceeding, or (y) the subject of a comparable receivership or insolvency, to
(b)    the Dollar Equivalent of the aggregate Outstanding Balance of all Transferred Receivables (other than Specified Excluded Receivables) originated during the Settlement Period

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Confidential Treatment Requested

which ended four (4) months prior to the last day of the Settlement Period immediately preceding such date.
“Default Trigger Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the Dollar Equivalent of the aggregate Billed Amount of all Defaulted Receivables (other than Specified Excluded Receivables) as of the last day of the three Settlement Periods immediately preceding such date, to
(b)    the Dollar Equivalent of the aggregate Outstanding Balance of all Transferred Receivables (other than Specified Excluded Receivables) originated during the fifth, sixth and seventh Settlement Periods immediately preceding such date.
“Defaulted Receivable” shall mean any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid from 121 to 150 days after its Billing Date, (b) with respect to which the Obligor thereunder is a BK Obligor or (c) that otherwise has been or should be written off in accordance with the Credit and Collection Policies.
“Delinquency Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the Dollar Equivalent of the aggregate Billed Amount of all Transferred Receivables (other than Specified Excluded Receivables) with respect to which any payment, or part thereof, remains unpaid from 91 to 120 days after its Billing Date, to
(b)    the Dollar Equivalent of the aggregate Outstanding Balance of all Transferred Receivables (other than Specified Excluded Receivables) as of the last day of the most recently ended Settlement Period.
“Delinquency Trigger Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the Dollar Equivalent of the aggregate Billed Amount of Transferred Receivables (other than Specified Excluded Receivables) as of the last day of the three (3) most recently ended Settlement Periods with respect to which any payment, or part thereof, remains unpaid from 91 to 120 days after its Billing Date, to
(b)    the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables (other than Specified Excluded Receivables) as of the last day of the three (3) most recently ended Settlement Periods.

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Confidential Treatment Requested

“Dilution Factors” shall mean, with respect to any Transferred Receivable, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Originator to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying Contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Originator which reduces the amount payable by the Obligor on the related Receivable, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof); provided that the Dilution Factors shall not be deemed to include any write-offs of Defaulted Receivables.
“Dilution Horizon Factor” shall mean, as of any date of determination, (x) the Dollar Equivalent of the Billed Amount of Transferred Receivables originated during the two most recent Settlement Periods preceding such date divided by (y) the Net Receivables Balance as of the end of the Settlement Period immediately preceding such date.
“Dilution Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the Dollar Equivalent of the aggregate Dilution Factors for all Transferred Receivables (other than Specified Excluded Receivables) during the Settlement Period immediately preceding such date, to
(b)    the Dollar Equivalent of the aggregate Billed Amount of all Transferred Receivables (other than Specified Excluded Receivables) originated during the second Settlement Period immediately preceding such date.
“Dilution Reserve Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:
DRR=[(2.25 x ADR) + (HDR- ADR) x (HDR÷ADR)] x DHF
where

DRR =	the Dilution Reserve Ratio;

ADR =	the Dollar Equivalent of the aggregate Dilution Factors for the twelve most recent calendar Settlement Periods divided by the Dollar Equivalent of the aggregate Billed Amount of Transferred

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Receivables (other than Specified Excluded Receivables) for such twelve most recent calendar Settlement Periods;

HDR=	the highest Dilution Ratio occurring during the twelve most recent Settlement Periods preceding such date; and

DHF=	the Dilution Horizon Factor.
“Dilution Trigger Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) of:
(a)    the Dollar Equivalent of the aggregate Dilution Factors for all Transferred Receivables (other than Specified Excluded Receivables) for the three Settlement Periods immediately preceding such date, to
(b)    the Dollar Equivalent of the aggregate Billed Amount for all Transferred Receivables (other than Specified Excluded Receivables) originated during the second, third and fourth Settlement Periods immediately preceding such date.
“Discretionary Lenders” shall mean the BNS Discretionary Lenders, the SMBC Discretionary Lenders, the MUFG Discretionary Lenders and each other Person that shall become a party to the Funding Agreement in the capacity as a “Discretionary Lender”, and, in each case, their respective successors and permitted assigns.
“Dollar Equivalent” means, as of any date on which a determination of a specified amount is to be made, (a) such specified amount, if such specified amount is denominated in Dollars and (b) the Dollar equivalent of such specified amount determined by reference to the Spot Rate determined as of the most recent determination date pursuant to Section 2(e) of this Annex X, if such specified amount is denominated in Canadian Dollars.
“Dollars” or “$” shall mean lawful currency of the United States of America.
“Dynamic Advance Rate” shall mean, as of any date of determination, a percentage equal to 100% minus the greater of (i) the Minimum Reserve Ratio and (ii) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio as of such date.
“Effective Date” shall have the meaning assigned to it in Section 3.01 of the Funding Agreement.
“Election Notice” shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.
“Eligible Foreign Obligor” shall mean a Foreign Obligor whose jurisdiction of organization has a sovereign debt rating of no less than A-1 by S&P and P-1 by Moody’s.

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Confidential Treatment Requested

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:
(a)    (i) that is due and payable within 120 days after its Billing Date and (ii) with respect to which no payment or part thereof remains unpaid for more than 90 days after its Billing Date; provided further, for purposes of clarification, that any Transferred Receivable shall be deemed an Eligible Receivable within the first 120 days after its Billing Date subject to the remaining qualifications hereunder;
(b)    that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 50% of the Dollar Equivalent of the aggregate Outstanding Balance of all Receivables owing by such Obligor are more than 90 days after its Billing Date;
(c)    that was originated by an Originator with respect to which no event has occurred which materially and adversely impairs (i) the ability of such Originator to originate Receivables (other than Excluded Receivables) of a credit quality which are at least of the credit quality of the Receivables as of the 2016 Effective Date (other than Excluded Receivables), or (ii) the financial condition or operations of such Originator;
(d)    that is denominated and payable in (i) prior to the Synnex Canada Effective Date, Dollars in the United States of America or (ii) on and after the Synnex Canada Effective Date, (x) Dollars in the United States of America or (y) Canadian Dollars in any Province in Canada (other than Quebec) and, in the case of clause (i) or (ii) above, is not represented by a note or other negotiable instrument or by chattel paper;
(e)    that is not subject to any right of rescission, dispute, offset (including as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim being considered an Ineligible Receivable by virtue of this clause (e)), whether arising out of transactions concerning the Contract therefor or otherwise;
(f)    with respect to which the Obligor thereunder is not a BK Obligor;
(g)    that is not an Unapproved Receivable;
(h)    that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services, consigned goods or “sale or return” goods and does not arise from a transaction for which any additional performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

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Confidential Treatment Requested

(i)    as to which the representations and warranties set forth in Sections 4.01(v)(ii) through (iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor;
(j)    that is not the liability of an Obligor that has any claim of a material nature against or affecting the Originator thereof or the property of such Originator which gives rise to a right of set-off against such Receivable (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable); provided that claims which arise in the ordinary course of business and are properly reflected in contra accounts on the books and records of the Originators, the Borrower and the Servicer shall not cause an otherwise Eligible Receivable to become ineligible under this clause (j) but shall instead cause a reduction in the Outstanding Balance of such Eligible Receivables for all computational purposes under the Related Documents;
(k)    that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;
(l)    that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms (and which, for the avoidance of doubt, is not in any way a limited obligation of the related Obligor (e.g., limited to collections received by such Obligor from its own accounts receivable));
(m)    that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);
(n)    that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that, in each case, could reasonably be expected to have a material adverse effect on the collectability, value or payment terms of such Receivable;
(o)    with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder; unless, in the case of a bankruptcy proceeding, the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (A) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (B) in the case of any Receivable originated post-petition, (1) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (2) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms, (iii)

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Confidential Treatment Requested

seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;
(p)    (i) that is an “account” within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which the each of the Originators, the Parent and the Borrower are organized and in which chief executive offices of each of the Originators, the Parent and the Borrower are located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);
(q)    that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made pursuant to Article VI of the Funding Agreement;
(r)    with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation or assignment of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect (provided that a Receivable shall be an Eligible Receivable under this clause (r) if the only required approval which has not been obtained is the approval by the U.S. government of the assignment of the related Receivable in the case of Receivables the Obligor of which is the U.S. government);
(s)    that is created through the provision of merchandise, goods or services by the Originator thereof in the ordinary course of its business;
(t)    that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;
(u)    that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;
(v)    as to which the Borrower has a first priority perfected ownership interest and in which the Administrative Agent has a first priority perfected security interest, in each case not subject to any Lien, right, claim, security interest or other interest of any other Person (other than, in the case of the Borrower, the Lien of the Administrative Agent for the benefit of the Secured Parties);
(w)    to the extent such Transferred Receivable represents sales tax or a vendor pass-through payment, such portion of such Receivable shall not be an Eligible Receivable;
(x)    that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

(y)    with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise;
(z)    with respect to which, if such Receivable is a Financing Receivable, either (i) the Obligor under such Financing Receivable has entered into an intercreditor agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (as successor to The Bank of Nova Scotia), the Parent and Borrower, in form and substance satisfactory to the Administrative Agent or (ii) the Obligor thereunder is obligated to pay such Receivable in full without any setoff, counterclaim or other deduction against (or otherwise with respect to) the applicable purchaser of the related goods or services (or such purchaser’s performance under the financing arrangement between such Obligor and such purchaser), such Obligor does not have an “inbound” flooring arrangement with the Parent pursuant to which such Obligor at any time obtained a lien on the related goods and the Administrative Agent has specifically approved in writing the form of the financing arrangement under which such Receivable was generated;
(aa)    that is not a Receivable of an Obligor with respect to which the Parent (or any Affiliate thereof) performs servicing duties as agent for such Obligor with respect to such Obligor’s own accounts receivable, if any portion of the Dollar Equivalent of the Outstanding Balance of such Receivable causes the Dollar Equivalent of the aggregate Outstanding Balance of all such Receivables in the Borrower Collateral to exceed 5% of the Net Receivables Balance;
(bb)    that is not a Receivable the Obligor of which is Iron Bow Technologies, LLC, except as expressly permitted in writing by all Lenders;
(cc)    that do not arise under partially performed or unperformed Contracts for services or the delivery of goods or merchandise; and
(dd)    that complies with such other criteria and requirements as the Administrative Agent in its reasonable credit judgment may from time to time specify to the Borrower or the applicable Originator thereof upon not less than ten Business Days prior written notice.
“Eligible U.S. Government Receivable” means an Eligible Receivable the Obligor of which is the U.S. government with respect to which the Obligor has not obtained the approval of the U.S. government to the assignment thereof.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.
“ERISA Affiliate” shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b) or (c) of the IRC (and Sections 414(m) or (o) of the IRC for purpose of provisions relating to Section 412 of the IRC).
“ERISA Event” shall mean, with respect to any Credit Party or any ERISA Affiliate of such Credit Party, the occurrence of one or more of the following events: (a) any Reportable Event with respect to a Title IV Plan unless the 30-day requirement with respect thereto has been waived pursuant to the regulations under Section 4043 of ERISA; (b) the withdrawal of any Credit Party or any ERISA Affiliate of such Credit Party from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate of such Credit Party from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or any ERISA Affiliate of such Credit Party to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the insolvency of a Multiemployer Plan under Section 4245 of ERISA; or (i) the receipt of notice from the IRS of the failure of a Qualified Plan to be tax qualified or tax exempt.
“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.
“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
“Event of Servicer Termination” shall have the meaning assigned to it in Section 8.01 of the Sale Agreement.
“Excluded Obligor” shall mean any Obligor (a) that is an Affiliate of any Originator, the Parent or the Borrower (other than a Permitted Affiliate Obligor), or (b) that is designated as an Excluded Obligor by the Administrative Agent in its reasonable discretion upon ten (10) Business

21
Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Days’ prior written notice from the Administrative Agent to the Borrower, the Lenders, the Servicer and the Parent.
“Excluded Receivable” shall mean (i) any Receivable owing by the Obligor of an Originator (the “Reseller”) arising directly as a result of a separate, but corresponding, Receivable originated by such Reseller and where the Obligor of such Reseller (the “End User”) with respect to such corresponding Receivable (x) has been instructed to make payment of all amounts owing in respect of such Receivable owed by the End User to the Reseller, directly to the Originator or the Borrower (which may be in the name of the Reseller) and (y) is not relieved of its obligation with respect to such Receivable unless and until payment of all amounts owing to the Reseller with respect thereto is made directly to the Originator or the Borrower in accordance with the terms of the sales contract or purchase order and other documents between the Originator and the Reseller, (ii) any Receivable owing by an Affiliate of any Originator, the Parent or the Borrower (other than a Permitted Affiliate Obligor), (iii) any Receivable the Obligor of which is [*] or any of its Subsidiaries and Affiliates, including, without limitation, [*], (iv) any Quebec Receivable, (v) prior to the Synnex Canada Effective Date, any Receivable owing to Synnex Canada, or (vi) Credit Card Sales, to the extent characterized as Receivables.
“Existing Receivables Purchase Agreement” shall have the meaning assigned to it in the preamble of the Funding Agreement.
“Existing Transfer Agreement” shall have the meaning assigned to it in the preamble of the Sale Agreement.
“Explicit Rating” shall have the meaning assigned to it in the Fee Letter.
“Facility Fee” shall have the meaning assigned to it in the Fee Letter.
“Facility Limit” means at any time, Six Hundred Million Dollars ($600,000,000), as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement and shall include any Accordion Facility Limit then in effect.
“Facility Limit Increase Date” shall have the meaning assigned to it in Section 2.02(c)(i) of the Funding Agreement.
“Facility Limit Increase Request” shall have the meaning assigned to it in Section 2.02(c)(i) of the Funding Agreement.
“Facility Limit Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Funding Agreement.
“Facility Termination Date” shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Funding Agreement, (b) the Final Advance Date, and (c) the date of termination of the Aggregate Commitment specified in a Facility Termination Notice.
“Facility Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Funding Agreement.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the applicable Managing Agent on such day on such transactions as determined by it.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
“Fee Letter” shall mean that certain second amended and restated fee letter, dated as of the 2016 Effective Date, between the Parent, the Borrower, the Administrative Agent, the Managing Agents, the Lenders and the other parties thereto.
“Fees” shall mean any and all fees payable to the Administrative Agent or any Lender pursuant to the Funding Agreement or any other Related Document, including the Facility Fee and the Program Fee.
“Final Advance Date” shall mean November 1, 2019, as such date may be extended with the consent of the Borrower, the Lenders and the Administrative Agent.
“Financing Receivable” shall mean a Receivable which evidences the obligation of an Obligor to pay the purchase price of merchandise, goods or services which are neither purchased nor deemed purchased by such Obligor but which were financed by such Obligor pursuant to a floorplan financing arrangement.
“Foreign Obligor” shall mean (a) prior to the Synnex Canada Effective Date, an Obligor who is organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) and (b) on and after the Synnex Canada Effective Date, an Obligor who is organized under the laws of any jurisdiction outside of (i) the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) or (ii) any Province of Canada (other than Quebec).
“Fourth Omnibus Amendment Effective Date” shall mean November 6, 2014.
“Funding Agreement” shall mean that certain Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of the Closing Date, by and among the Borrower, the Lenders, the Managing Agents, the Administrators and the Administrative Agent.
“Funding Availability” shall mean, as of any date of determination, the amount, if any, by which the Borrowing Base exceeds the Outstanding Principal Amount, in each case as of the end of the immediately preceding day.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Funding Excess” shall mean, as of any date of determination, the extent to which the Outstanding Principal Amount exceeds the Borrowing Base, in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).
“FX Percentage” shall mean, as of any date of determination, the greater of (a) 3.0% and (b) the product of (i) the absolute value of the highest negative variation (expressed as a percentage) of the Spot Rate during the three calendar months immediately preceding such date, multiplied by (ii) 1.5.
“FX Reserve” shall mean, as of any date of determination, the product of (a) a fraction, the numerator of which is the Dollar Equivalent of the aggregate Outstanding Balance of Eligible Receivables denominated in Canadian Dollars as of such date, and the denominator of which is the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, multiplied by (b) the Net Receivables Balance as of such date, multiplied by (c) the FX Percentage on such date.
“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.
“General Trial Balance” shall mean, with respect to any Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the Dollar Equivalent of the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Borrower and the Administrative Agent.
“Gotham Administrator” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, or an Affiliate thereof, as administrator for the MUFG Discretionary Lender.
“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
“Hyve” means Hyve Solutions Corporation, a corporation organized under the laws of California.
“Incipient Servicer Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.
“Incipient Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.
“Increased Capital Rate of Return Reduction Event” shall have the meaning assigned to it in Section 2.09(a) of the Funding Agreement.
“Increasing Lender Group” shall have the meaning assigned to it in Section 2.02(c)(iii) of the Funding Agreement.
“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).
“Indemnified Person” shall have the meaning assigned to it in Section 10.01(a) of the Funding Agreement.
“Indemnified Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Funding Agreement.
“Individual Obligor Percentage” shall have the meaning assigned to it in the definition of “Concentration Percentage”.
“Ineligible Receivable” shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an “Eligible Receivable” set forth in the definition thereof.
“Intercreditor Agreement” shall mean each of (i) that certain Fourth Amended and Restated Intercreditor Agreement dated as of November 27, 2013, entered into by and among Parent, the Originators from time to time party thereto, Borrower, Bank of America, and MUFG, as Administrative Agent, (ii) that certain Third Amended and Restated Intercreditor Agreement dated as of January 23, 2009 entered into by Parent, the Originators from time to time party thereto, Borrower, Bank of America, MUFG (as assignee of BNS, as assignee of Bank of America), as Administrative Agent, IBM Canada Limited and IBM Credit LLC, and (iii) each other intercreditor

25
Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

agreement entered into from time to time by Parent, Borrower, MUFG, as Administrative Agent, and other creditors, in each case, as amended, modified, amended, restated, supplemented or replaced in accordance with the terms thereof.
“Interest Period” means (a) with respect to any Portion of Advances funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial funding of such Portion of Advances and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Interest Period for such Portion of Advances and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Advances not funded by the issuance of Commercial Paper, (i) initially the period commencing on (and including) the date of the initial funding of such Portion of Advances and ending on (but excluding) the next following Settlement Date, and (ii) thereafter, each period commencing on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date; provided that:

(a)
any Interest Period with respect to any Portion of Advances (other than any Portion of Advances accruing Yield at the CP Rate) that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that if Yield in respect of such Interest Period is computed by reference to the LIBOR Rate, and such Interest Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Interest Period shall end on the next preceding Business Day;

(b)
in the case of any Interest Period for any portion of Advance that commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on such Facility Termination Date and the duration of each Interest Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by such Managing Agent; and

(c)
any Interest Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of the applicable Managing Agent any time, in which case the Portion of Advances allocated to such terminated Interest Period shall be allocated to a new Interest Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and shall accrue Yield at the Alternate Rate.

“Interest Reserve” shall mean, as of any date of determination, an amount equal to the product of (i) 1.5, (ii) the Base Rate, (iii) the Outstanding Principal Amount and (iv) a fraction, the numerator of which is the higher of (a) 30 and (b) the Receivables Collection Turnover as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.
“Investments” shall mean, with respect to any Borrower Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.
“IRC” shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.
“IRS” shall mean the Internal Revenue Service.
“Lender” shall have the meaning assigned to it in the preamble of the Funding Agreement.
“Lender Group” shall mean each of the following groups:
(a)    the BNS Lender Group;
(b)    the MUFG Lender Group;
(c)    the SMBC Lender Group;
(d)    the BANA Lender Group;
(e)    the Wells Lender Group; and
(f)    for each additional Lender Group party to the Funding Agreement after the 2016 Effective Date, the applicable Conduit Lender (if any) and its Administrator, the applicable Managing Agent and the related Committed Lenders from time to time party hereto.
“Liberty Street Administrator” shall mean The Bank of Nova Scotia or an Affiliate thereof, as administrator for the BNS Discretionary Lender.
“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.
“LIBOR Rate” means, for any Interest Period, a rate per annum determined by the applicable Managing Agent pursuant to the following formula:
Where,
“LIBOR Base Rate” means, for such Interest Period:

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

(i)    the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or other Person which takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such Interest Period, or
(ii)    in the event the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Managing Agent to be the offered rate on such other page or other service that displays an average London interbank offered rate administered by ICE Benchmark Administration Limited (or other Person which takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such Interest Period, or
(iii)    in the event the rates referenced in the preceding subsections (i) and (ii) are not available, the rate per annum determined by the applicable Managing Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Portion of Advances to be funded by reference to the LIBOR Rate and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of such Interest Period.
If the calculation of the LIBOR Rate results in a LIBOR Rate of less than zero (0), the LIBOR Rate shall be deemed to be zero (0) for all purposes hereunder.
“LIBOR Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the LIBOR Rate or the LMIR Rate, as applicable.
“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).
“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“LMIR Rate” means for any day during any Interest Period, the one month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a LIBOR Business Day, then the immediately preceding LIBOR Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. If the calculation of the LMIR Rate results in a LMIR Rate of less than zero (0), the LMIR Rate shall be deemed to be zero (0) for all purposes hereunder.
“Lockbox” shall mean one or more lockboxes or post office boxes into which Collections are deposited by check or money order, each as set forth on Schedule 4.01(q) to the Funding Agreement, and references to any Lockbox shall be understood to be references to any lockboxes associated with the relevant Collection Account or Concentration Account, as applicable, and governed by the relevant Collection Account Agreement or Concentration Account Agreement, as applicable.
“Loss Reserve Ratio” shall mean, subject to Section 2(f), as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:
where

LRR =	the Loss Reserve Ratio;

LHF =
a Loss Horizon Factor equal to (x) the Dollar Equivalent of aggregate Billed Amount of Transferred Receivables originated during the four (4) most recent Settlement Periods preceding such date divided by (y) the Net Receivables Balance as of the end of the Settlement Period immediately preceding such date; and

ARR =
as of any date of determination, the highest quotient occurring during the twelve most recent Settlement Periods of (i) the Dollar Equivalent of the aggregate Billed Amount of all Transferred Receivables (other than Specified Excluded Receivables) which became Defaulted Receivables during the three most recent calendar Settlement Periods immediately preceding such date divided by (ii) the Dollar Equivalent of the aggregate Outstanding Balance of all Transferred Receivables (other than Specified Excluded Receivables) originated during the fifth through seventh calendar Settlement Periods immediately preceding such date.

“MAFC Administrator” shall mean SMBC Nikko Securities America, Inc. or an Affiliate thereof, as administrator for the SMBC Discretionary Lender.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Managing Agent” means, with respect to any Lender Group, the Person acting as Managing Agent for such Lender Group and designated as such on the signature pages hereto or in any Assignment Agreement under the Funding Agreement, and each of its successors and assigns.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations, or financial or other condition of (i) the Originators considered as a whole, (ii) the Borrower, (iii) the Servicer or (iv) the Parent and its Subsidiaries considered as a whole, (b) the ability of any Originator, the Borrower, the Parent or the Servicer to perform any of their respective obligations under the Related Documents in accordance with the terms thereof, (c) the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Managing Agents, the Lenders or the Administrative Agent under any Related Document, (d) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (e) the Transferred Receivables (or collectability thereof), the Contracts therefor, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens.
“Maturity Date” shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.
“Minimum Reserve Ratio” shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:
where

MRR =	the Minimum Reserve Ratio;

ADR =	the average of the Dilution Ratios occurring during the twelve most recent calendar Settlement Periods preceding such date;

DHF =	the Dilution Horizon Factor; and

CF =	a concentration factor equal to 20.0%.
“Monthly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
“MUFG Committed Lender” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and each other Lender party hereto from time to time as a “MUFG Committed Lender”.

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Confidential Treatment Requested

“MUFG Discretionary Lender” shall mean Gotham Funding Corporation and each Conduit Assignee thereof.
“MUFG Lender Group” shall mean the Gotham Administrator, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent, the MUFG Committed Lenders and the MUFG Discretionary Lenders.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which any Credit Party or any ERISA Affiliate of such Credit Party is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
“Net Receivables Balance” means, as of any date of determination, the amount equal to:

(a)	the Dollar Equivalent of the Outstanding Balance of Eligible Receivables, minus

(b)	the sum of:
(i)    the aggregate amount by which the Dollar Equivalent of the aggregate Outstanding Balance of Eligible Receivables of each Obligor as of such date exceeds the product of (A) the Concentration Percentage for such Obligor on such date multiplied by (B) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, plus
(ii)    the aggregate amount by which the Dollar Equivalent of the aggregate Outstanding Balance of Eligible Receivables of all Eligible Foreign Obligors as of such date exceeds the product of (A) 5.0% multiplied by (B) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, plus
(iii)    the aggregate amount by which the Dollar Equivalent of the aggregate Outstanding Balance of Eligible U.S. Government Receivables as of such date exceeds the product of (A) 5.0% multiplied by (B) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, plus
(iv)    the aggregate amount by which the Dollar Equivalent of the aggregate Outstanding Balance of Permitted Affiliate Receivables as of such date exceeds the product of (A) 4.0% multiplied by (B) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, plus
(v)    on and after the Synnex Canada Effective Date, the aggregate amount by which the Dollar Equivalent of the aggregate Outstanding Balance of

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Confidential Treatment Requested

Eligible Receivables the Obligors of which are organized under the laws of Canada and denominated in Canadian Dollars as of such date exceeds the product of (A) 25.0% multiplied by (B) the Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables as of such date, in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).
“Net Worth” means as of any date of determination, the excess, if any, of (a) the Dollar Equivalent of the aggregate Outstanding Balance of the Transferred Receivables as of such date, over (b) the sum of (i) the Outstanding Principal Amount as of such date, plus (ii) the Dollar Equivalent of the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on such date of determination).
“Non-Accordion Facility Limit” means the Facility Limit without giving effect to any increases pursuant to Section 2.02(c) of the Funding Agreement, but giving effect to any increases pursuant to Section 2.02(e) of the Funding Agreement.
“Non-Consenting Lender” shall have the meaning assigned to it in Section 12.07(c) of the Funding Agreement.
“Non-Funding Lender” shall have the meaning assigned to it in Section 2.03(e) of the Funding Agreement.
“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.
“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.
“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
“Originator” shall have the meaning assigned to it in the preamble to the Sale Agreement.
“Originator Collection Account” shall mean any “Collection Account” and related Lockboxes (if any) set forth on Schedule 4.01(q) to the Funding Agreement, established by any

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Confidential Treatment Requested

Originator and maintained by such Originator at a Collection Account Bank, which account shall be subject to a Collection Account Agreement.
“Originator Support Agreement” shall mean an agreement substantially in the form of Exhibit 2.03 to the Sale Agreement made by Parent in favor of the Borrower.
“Other Lender” shall have the meaning assigned to it in Section 2.03(e) of the Funding Agreement.
“Outstanding Balance” shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Borrower or the Servicer that reduce such Billed Amount; provided that if the Administrative Agent or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.
“Outstanding Principal Amount” shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date and not required to be returned as preference payments or otherwise; provided that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender pursuant to the Funding Agreement on or before such date, minus (y) the aggregate amounts disbursed to such Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date and not required to be returned as preference payments or otherwise.
“Parent” shall have the meaning assigned to it in the preamble to the Sale Agreement.
“Parent Group” shall mean the Parent and each of its Affiliates other than the Borrower.
“Participant Register” shall have the meaning assigned to it in Section 12.02(i) of the Funding Agreement.
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Pension Plan” shall mean a Plan described in Section 3(2) of ERISA.
“Permitted Affiliate Obligor” shall mean the Obligor of a Permitted Affiliate Receivable. For the avoidance of doubt, there are no Permitted Affiliate Obligors as of the 2016 Effective Date.
“Permitted Affiliate Receivable” shall mean any Receivable (x) the Obligor of which is an Affiliate of any Originator (other than an Affiliate that is a Subsidiary of an Originator) which was originated in the ordinary course of the applicable Originator’s business on an arm’s length

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

basis on terms comparable to those any other Receivable generated by the applicable Originator with respect to a third party Obligor and is payable in cash (and not an intercompany credit or offset of any nature) and (y) that has been approved in writing by each of the Managing Agents in their sole discretion. For the avoidance of doubt, there are no Permitted Affiliate Receivables as of the 2016 Effective Date.
“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Borrower or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Borrower or the Servicer is a party; (h) any judgment Lien not constituting a Termination Event under Section 8.01(g) of the Funding Agreement; (i) Liens existing on the Closing Date and listed on Schedule 5.03(b) of the Funding Agreement; (j) presently existing or hereinafter created Liens in favor of the Buyer, the Borrower, the Lenders or the Administrative Agent under the Funding Agreement and the Related Documents; and (k) prior to the Synnex Canada Effective Date, (i) Liens arising under the Synnex Canada ABL Facility and (ii) Liens on any Originator Collection Accounts as of the 2016 Effective Date.
“Permitted Investments” shall mean any of the following:
(a)    obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;
(b)    repurchase agreements on obligations of the type specified in clause (a) of this definition; provided that the short-term debt obligations of the party agreeing to repurchase are rated at least “A-1” or the equivalent by S&P and “P-1” or the equivalent by Moody’s;
(c)    federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided that the short-term obligations of such depository institution or trust company are rated at least “A-1” or the equivalent by S&P and “P-1” or the equivalent by Moody’s;
(d)    commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 180 days that on the date of acquisition are rated at least “A-1” or the equivalent by S&P and “P-1” or the equivalent by Moody’s; and

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Confidential Treatment Requested

(e)    securities of money market funds rated at least “A-1” or the equivalent by S&P and “P-1” or the equivalent by Moody’s.
“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.
“Plan” shall mean, at any time during the preceding five years, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or any ERISA Affiliate of such Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party or any ERISA Affiliate of such Credit Party.
“Portion of Advances” shall have the meaning assigned to it in Section 2.06 of the Funding Agreement.
“Power of Attorney” shall have the meaning assigned to it in Section 9.05 of the Sale Agreement or Section 9.03 of the Funding Agreement, as applicable.
“PPSA” means the Personal Property Security Act (Ontario) or other personal property security legislation of the applicable Canadian province or provinces or territory or territories, as all such legislation now exists or may from time to time hereafter be amended, modified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
“Program Fee” shall have the meaning assigned to it in the Fee Letter.
“Program Support Agreement” means and includes, with respect to any Conduit Lender, any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender), the issuance of one or more surety bonds for which the Conduit Lender (or such related issuer) is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Lender (or such related issuer) to any Program Support Provider of the Borrower Obligation outstanding to such Conduit Lender (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the Conduit Lender (or such related issuer) in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Conduit Lender (or any related commercial paper issuer that finances the Conduit Lender) or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Lender’s (or such related issuer’s) commercial paper program.

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Confidential Treatment Requested

“Projections” shall mean the Parent’s forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements consistent with the historical financial statements of the Parent, together with appropriate supporting details and a statement of underlying assumptions.
“Pro Rata Share” shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (i) the Commitment (excluding any Accordion Commitment) of that Lender by (ii) the Aggregate Commitment (excluding any Accordion Commitment), as such percentage may be adjusted by assignments permitted pursuant to Section 12.02 of the Funding Agreement; provided that if all of the Commitments are terminated pursuant to the terms of the Funding Agreement, then “Pro Rata Share” shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (x) the sum of such Lender’s Advances (excluding any Accordion Advanced Amount), by (y) the aggregate Outstanding Principal Amount (excluding any Accordion Advanced Amount).
“Qualified Plan” shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.
“Quebec Receivable” means a Receivable (x) originated under a Contract governed by the laws of the Province of Quebec; (y) the Obligor of which is organized under the laws of the Province of Quebec; or (z) payable in the Province of Quebec.
“Rate Type” means the LIBOR Rate, the LMIR Rate, the Base Rate or the CP Rate.
“Rating Agency” shall mean Moody’s or S&P.
“Ratings” means for any Conduit Lender or any other Lender which requires such a “Rating” in connection with the Funding Agreement, the ratings by the Rating Agencies of such Person of the indebtedness for borrowed money of such Person.
“Ratings Cure” shall have the meaning assigned to it in Section 2.11 of the Funding Agreement.
“Ratios” shall mean, collectively, the Default Ratio, the Default Trigger Ratio, the Delinquency Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Dilution Trigger Ratio, the Loss Reserve Ratio and the Receivables Collection Turnover.
“Receivable” shall mean, with respect to any Obligor:
(a)    indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the provision of merchandise, goods or services by an Originator, or other Person approved by the Administrative Agent and the Lenders in their sole discretion, to such Obligor (or in the case of a Financing Receivable, to a third party), including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

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Confidential Treatment Requested

(b)    all Liens and property subject thereto from time to time, if any, securing or purporting to secure any such indebtedness of such Obligor, whether pursuant to the related Contract or otherwise, together with all financing statements and other filings authorized by such Obligor relating thereto;
(c)    all guaranties, indemnities and warranties, insurance policies, financing statements, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness, whether pursuant to the related Contract or otherwise;
(d)    any Returned Goods and documentation of title evidencing the shipment or storage of any goods relating to any sale giving rise to such Receivable;
(e)    all Collections with respect to any of the foregoing;
(f)    all Records with respect to any of the foregoing; and
(g)    all proceeds with respect to any of the foregoing.
“Receivables Assignment” shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.
“Receivables Collection Turnover” shall mean, subject to Section 2(f), as of any date of determination, the amount (expressed in days) equal to:
(a)    a fraction, (i) the numerator of which is equal to the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables (other than Specified Excluded Receivables) on the first day of the Settlement Period immediately preceding such date and (ii) the denominator of which is equal to the Dollar Equivalent of aggregate Collections received during such Settlement Period with respect to all Transferred Receivables (other than Specified Excluded Receivables), multiplied by
(b)    the number of days per period contained in such Settlement Period.
“Receivables Collection Turnover Trigger” shall mean, as of any date of determination, the amount (expressed in days) equal to:
(a)    a fraction, (i) the numerator of which is equal to the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables (other than Specified Excluded Receivables) on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to the Dollar Equivalent of aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables (other than Specified Excluded Receivables), multiplied by

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

(b)    the average number of days per period contained in such three (3) Settlement Periods.
“Records” shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder and the Borrower Collateral.
“Register” shall have the meaning assigned to it in Section 12.02(i) of the Funding Agreement.
“Regulatory Change” shall mean any change after the Closing Date in any federal, state or foreign law, regulation (including Regulation D of the Federal Reserve Board), pronouncement by the Financial Accounting Standards Board or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority, the Financial Accounting Standards Board, or any central bank or comparable agency, charged with the interpretation or administration thereof, including an Accounting Based Consolidation Event, that, in each case, is applicable to any Affected Party; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Rejected Amount” shall have the meaning assigned to it in Section 4.04 of the Sale Agreement.
“Related Committed Lenders” shall mean, with respect to any Discretionary Lender, the Committed Lenders in such Discretionary Lender’s Lender Group.
“Related Documents” shall mean each Account Agreement, the Sale Agreement, the Funding Agreement, the Revolving Notes, each Receivables Assignment, the Subordinated Notes, each Originator Support Agreement, the Fee Letter and all other agreements, instruments, documents and certificates delivered in connection therewith and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Sale Agreement, the Funding Agreement or the transactions contemplated thereby. Any reference in the Sale Agreement, the Funding Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Repayment Notice” shall have the meaning assigned to it in Section 2.03(h) of the Funding Agreement.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA.
“Reporting Date” means the date each Monthly Report, Weekly Report or Daily Report, as applicable, is required to be delivered pursuant to Annex 5.02(a) to the Funding Agreement.
“Required Capital Amount” means, at any time of determination, an amount equal to (a) the Loss Reserve Ratio times 1.25 times the Net Receivables Balance plus (b) the Dollar Equivalent of the Outstanding Balance of all Transferred Receivables (other than Charge-Offs) on which any amount is unpaid more than 90 days past its Maturity Date plus (c) the sum of the amount by which the Dollar Equivalent of the aggregate Outstanding Balance of Eligible Receivables for each of the three largest Obligors exceeds the product of (A) the Concentration Percentage for such Obligor at such time multiplied by (B) the Dollar Equivalent of the Outstanding Balance of all Eligible Receivables at such time.
“Requisite Lenders” shall mean, collectively, three or more Committed Lenders having in the aggregate more than fifty-one percent (51%) of the Aggregate Commitment, or (b) if the Commitments have been terminated, three or more Committed Lenders having in the aggregate more than fifty-one percent (51%) aggregate Outstanding Principal Amount; provided that if at any time there are two or fewer Committed Lenders party to the Funding Agreement, “Requisite Lenders” shall mean each such Committed Lender.
“Retiree Welfare Plan” shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or at the sole expense of the participant or the beneficiary of the participant.
“Returned Goods” shall mean, with respect to any Receivable, all right, title and interest of any Originator, the Borrower, the Administrative Agent or the Lenders, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise, the sale of which gave rise to such Receivable.
“Revolving Note” shall have the meaning assigned to it in Section 2.01(a)(ii) of the Funding Agreement.
“Rule 17g-5” shall mean Rule 17g-5 under the Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale” shall mean, with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the Borrower in accordance with the terms of the Sale Agreement.
“Sale Agreement” shall mean that certain Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of January 23, 2009, by and among each Originator, the Servicer and the Borrower, as the Buyer thereunder.
“Sale Price” shall mean, with respect to any Sale of any Sold Receivable, a price calculated by the Borrower and approved from time to time by the Administrative Agent equal to:
(a)    the Outstanding Balance of such Sold Receivable, minus
(b)    a discount reflecting the expected costs to be incurred by the Borrower in financing the purchase of such Sold Receivable until the Outstanding Balance of such Sold Receivable is paid in full, minus
(c)    a discount reflecting the portion of such Sold Receivable that is reasonably expected by such Originator on the Transfer Date to become a Defaulted Receivable by reason of clause (b) of the definition thereof, minus
(d)    a discount reflecting the portion of such Sold Receivable that is reasonably expected by such Originator on the Transfer Date to be reduced on account of Dilution Factors, minus
(e)    amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of such Sold Receivable;
provided that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) the Borrower, with respect to the calculations required in clauses (b) and (e) above.
“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions, including, on the Fourth Omnibus Amendment Effective Date, Cuba, Iran, North Korea, Sudan and Syria.
“Sanctioned Person” shall mean, at any time (i) a Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (ii) any Person controlled by any such Person.
“Sanctions” shall mean any international economic sanction or trade embargo administered or enforced by the United States government, including, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union (not to include those protecting against the effects of

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

extraterritorial sanctions by other nations), Her Majesty’s Treasury or other relevant sanctions authority of OECD member countries.
“Second Omnibus Amendment Effective Date” shall mean November 27, 2013.
“Secured Parties” means the Lenders, the Administrative Agent, each Managing Agent, each Administrator and each of the Program Support Providers; provided that a Program Support Provider shall only be a Secured Party hereunder if such Program Support Provider is both a Lender hereunder and a regulated banking institution.
“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.
“Securities Exchange Act” shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.
“Servicer” shall have the meaning assigned to it in the preamble to the Sale Agreement.
“Servicer Termination Notice” shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Funding Agreement has been terminated.
“Servicing Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables on such day.
“Servicing Fee Rate” shall mean 1.00%.
“Servicing Fee Reserve” shall mean, as of any date of determination, an amount equal to the product of (i) the Servicing Fee Rate, (ii) the Dollar Equivalent of the aggregate Outstanding Balance of Transferred Receivables and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Receivables Collection Turnover as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.
“Servicing Records” shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.
“Settlement Date” shall mean (i) the fourteenth day of each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day), and (ii) from and after the occurrence of a Termination Event, any other day designated as such by the Administrative Agent in its sole discretion.
“Settlement Period” shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.
“SMBC Committed Lender” shall mean Sumitomo Mitsui Banking Corporation and each other Lender party hereto from time to time as an “SMBC Committed Lender”.
“SMBC Discretionary Lender” shall mean Manhattan Asset Funding Company LLC and each Conduit Assignee thereof.
“SMBC Lender Group” shall mean the MAFC Administrator, SMBC Nikko Securities America, Inc., as Managing Agent, the SMBC Committed Lenders and the SMBC Discretionary Lenders.
“Sold Receivable” shall have the meaning assigned to it in Section 2.01(b) of the Sale Agreement.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Obligor” shall mean one or more Class A Obligors, Class B Obligors, Class C Obligors or Class D Obligors whose “Individual Obligor Percentage” of Eligible Receivables (as specified in the definition of “Concentration Percentage”) is adjusted as permitted under the Funding Agreement to a percentage greater than such “Individual Obligor Percentage” of Eligible Receivables, which adjustment has been approved in writing as a Special Obligor by notice substantially in the form of Annex Z to the Funding Agreement, following a request by the Parent to the Administrative Agent. Any Lender may revoke Special Obligor status at any time. As of the 2016 Effective Date, and until such status is revoked by any Lender, (i) [*] shall be a Special Obligor with an “Individual Obligor Percentage” of 20.00% so long as [*] long-term unsecured rating is equal to or greater than A by S&P and Baa2 by Moody’s; and (ii) [*] shall be a Special Obligor with an “Individual Obligor Percentage” of 7.00%.

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[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Specified Excluded Receivable” shall include (i) any Receivable the Obligor of which is an Excluded Obligor of the type described in clause (a) of the definition of “Excluded Obligor” and (ii) any Transferred Receivable which is not an “Eligible Receivable” because it is not due and payable within 120 days after its Billing Date (i.e., a “long term receivable”).
“Spot Rate” means on any day, for the purpose of determining the Dollar Equivalent of Canadian Dollars, the rate at which Canadian Dollars may be exchanged into Dollars, as set forth at approximately 11:00 a.m. London time, on such day on the Reuters World Currency Page for Canadian Dollars.  In the event that such rate does not appear on any Reuters World Currency Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about 11:00 a.m. London time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Stock” shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).
“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.
“Subordinated Loan” shall have the meaning given such term in Section 2.01(c) of the Sale Agreement.
“Subordinated Note” shall have the meaning given such term in Section 2.01(c) of the Sale Agreement.
“Sub-Servicer” shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.
“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Sale Agreement relating to the servicing, administration or collection of the Transferred Receivables.
“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.
“Successor Servicer” shall have the meaning assigned to it in Section 9.02 of the Sale Agreement.
“Successor Servicing Fees and Expenses” shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Borrower, the Managing Agent and the Administrative Agent.
“Synnex Canada” shall mean SYNNEX Canada Limited/SYNNEX Canada Limitée, a corporation amalgamated under the laws of the Province of Ontario, Canada.
“Synnex Canada ABL Facility” shall mean that certain Credit Agreement, dated as of May 17, 2012, by and among Synnex Canada, as borrower, the lenders party thereto, Wells Fargo Capital Finance Corporation Canada, as arranger and agent, and certain other parties thereto, and each of the related transaction documents executed in connection therewith.
“Synnex Canada Effective Date” shall mean the date following the satisfaction of the conditions precedent set forth in Section 3.02 of the Sale Agreement, which is designated by the Servicer as the “Synnex Canada Effective Date” in a written notice to the Administrative Agent, provided in its sole discretion.
“Termination Date” shall mean the date on which (a) the Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Obligations under the Funding Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Facility Limit has been irrevocably reduced to zero in accordance with the provisions of Section 2.02(b) of the Funding Agreement.
“Termination Event” shall have the meaning assigned to it in Section 8.01 of the Funding Agreement.
“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Credit Party or any ERISA Affiliate of such Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Transaction Parties” means the Originators, the Servicer and, if the Parent is not the Servicer, the Parent.
“Transfer” shall mean any Sale or contribution (or purported Sale or contribution) of Transferred Receivables by any Originator to the Borrower pursuant to the terms of the Sale Agreement.
“Transfer Date” shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

“Transferred Receivable” shall mean any Sold Receivable or Contributed Receivable; provided that any Receivable repurchased by an Originator thereof pursuant to Section 4.04 of the Sale Agreement shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Borrower.
“Treaty” shall have the meaning assigned to it in Section 4.01(y) of the Funding Agreement.
“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.
“Unapproved Receivable” shall mean any receivable (a)(i) with respect to which the Originator’s customer relationship with the Obligor thereof arises as a result of the acquisition by such Originator of another Person, or (ii) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and the Lenders and then only for the period prior to any such approval; or (b) that constitutes a Quebec Receivable.
“Underfunding” shall mean, with respect to any Title IV Plan, the excess, if any, of (a) the present value of all benefits under the Title IV Plan (based on the assumptions used to fund the Title IV Plan pursuant to Section 412 of the IRC) as of the most recent valuation date over (b) the fair market value of the assets of such Title IV Plan as of such valuation date.
“Unrelated Amounts” shall have the meaning assigned to it in Section 7.03 of the Sale Agreement.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder
“Voting Equity Interests” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Weekly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.
“Welfare Plan” means a Plan described in Section 3(i) of ERISA.
“Wells Committed Lender” shall mean Wells Fargo Bank, National Association, and each other Lender party hereto from time to time as a “Wells Committed Lender”.
“Wells Lender Group” shall mean Wells Fargo Bank, National Association, as Managing Agent, and the Wells Committed Lenders.
“Yield” means:

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

(i)    for any Portion of Advances during any Interest Period to the extent a Conduit Lender funds such Portion of Advances through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer),
(ii)    for any Portion of Advances funded by a Committed Lender and for any Portion of Advances to the extent a Conduit Lender will not be funding such Portion of Advances through the issuance of Commercial Paper (directly or indirectly through a related commercial paper issuer), where

AR	= the Alternate Rate for such Portion of Advances for such Interest Period,

CPR
=    the CP Rate for such Conduit Lender for such Portion of Advances for such Interest Period (as determined by the applicable Administrator on or prior to the fifth (5th) Business Day of the calendar month next following such Interest Period),

D	= the actual number of days during the applicable Interest Period, and

I	= the weighted average of such Portion of Advances outstanding during such Interest Period;
provided that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; provided further that at all times after the declaration or automatic occurrence of any Termination Event, Yield for all Portion of Advances shall be payable at the Default Rate; provided further that notwithstanding the forgoing, all computations of Yield based on the Base Rate shall be based on a year of 365 or 366 days, as applicable.
Section 2.    Other Terms and Rules of Construction.
(a)    Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.
(b)    Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.
(c)    Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to any amount on any date of determination means such amount as of the close of business on such date of determination. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.
(d)    Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Closing Date shall be established by the Administrative Agent on or prior to the Closing Date and the underlying calculations for periods immediately preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Administrative Agent on or prior to the Closing Date in accordance with the form of Monthly Report. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.
(e)    Conversion of Currencies.
(ii)    If on any Reporting Date it is necessary for funds in Canadian Dollars to be converted into Dollars in order to determine the Dollar Equivalent of any amount (including the Outstanding Balance of any Receivable) in the Monthly Report, Weekly Report or Daily Report, as applicable, the Borrower shall use the applicable Spot Rate determined as of the last day of the calendar month immediately preceding such Reporting Date (or such other date agreed upon by the Requisite Lenders).  On each Reporting Date,

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

Confidential Treatment Requested

the Borrower shall (and shall cause the Servicer to) include the applicable Spot Rate in the Monthly Report, Weekly Report or Daily Report, as applicable.
(iii)    If on any date a payment is due and payable under the Funding Agreement it is necessary for funds in Canadian Dollars to be converted into Dollars in order to make any payment required to be made pursuant to Section 2.7 or Section 2.8 of the Funding Agreement, the Borrower shall (and shall cause the Servicer to) solicit offer quotations from at least two (2) foreign exchange dealers reasonably acceptable to the Administrative Agent for effecting such exchange and shall select the quotation which provides for the best exchange rate.  The Borrower (or the Servicer on its behalf) shall effect such exchange (or, with respect to amounts in any Account, the Borrower shall instruct the Servicer to effect such exchange) as soon thereafter as is reasonably practicable, but in no event later than the date on which such payment is due and payable.
(f)    Future Adjustments. At any time the results of any annual audit report provided under Section 7.05(g) of the Funding Agreement indicate that one or more adjustments or revisions to the Related Documents would be appropriate in the reasonable judgment of the Administrative Agent (in consultation with the Lenders), the Borrower agrees to consult in good faith with the Administrative Agent regarding entering into an amendment to the Related Documents in accordance with Section 12.07 of the Funding Agreement or any other applicable amendment restrictions set forth the Related Documents to effectuate such adjustments or revisions.

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Annex X
[*] Indicates that certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.